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Pursuant to Rule 424(b)(5)
Registration No. 333-57103-01

PROSPECTUS SUPPLEMENT
(To Prospectus dated September 25, 1998)

$100,000,000

Mack-Cali Realty, L.P.

4.60% Notes due 2013

        The notes will bear interest at 4.60% per year. Interest on the notes is payable on June 15 and December 15 of each year, beginning on December 15, 2003. The notes will mature on June 15, 2013. We may redeem some or all of the notes at any time prior to maturity. The redemption prices are discussed under the caption "Description of the Notes—Optional Redemption" in this prospectus supplement.

        The notes will be senior obligations of our company and will rank equally with all of our other unsecured senior indebtedness.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Senior Note	Total
Public Offering Price	99.714%	$99,714,000
Underwriting Discount	0.650%	$650,000
Proceeds to Mack-Cali Realty, L.P. (before expenses)	99.064%	$99,064,000

The underwriters expect to deliver the notes to purchasers on or about June 12, 2003.

Joint Bookrunning Managers

Banc of America Securities LLC Citigroup JPMorgan

Banc One Capital Markets, Inc.
Bear, Stearns & Co. Inc.
Commerzbank Securities
Scotia Capital
Wachovia Securities
Wells Fargo Brokerage Services, LLC

June 5, 2003

        You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of this prospectus supplement.

i

        This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference, contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the federal securities laws. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate to, without limitation, our future economic performance, our plans and objectives for future operations and projections of revenue and other financial items. You can identify forward-looking statements by the use of words such as "may," "will," "should," "expect," "anticipate," "estimate," "continue" or comparable terminology. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions at the time made, we can give no assurance that our expectations will be achieved. Forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. We caution you not to place undue reliance on these forward-looking statements. Among the risks, trends and uncertainties we face are changes in the general economic conditions, including those affecting industries in which our principal tenants compete; any failure of the general economy to recover timely from the current economic downturn; the extent of any tenant bankruptcies; our ability to lease or re-lease space at current or anticipated rents; changes in the supply of and demand for office, office/flex and industrial/warehouse properties; changes in interest rate levels; changes in operating costs; our ability to obtain adequate insurance, including coverage for terrorist acts; the availability of financing; and other risks associated with the development and acquisition of properties, including risks that the development may not be completed on schedule, that our tenants will not take occupancy or pay rent, or that development or operating costs may be greater than anticipated. For further information on factors which could impact us and the statements contained in this prospectus supplement and the accompanying prospectus, please refer to our filings with the Securities and Exchange Commission including our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and Annual Reports on Form 10-K. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

        Except as the context may otherwise require, all references to the "Operating Partnership," "we," "us," "our" and similar expressions in this prospectus supplement and the accompanying prospectus refer to Mack-Cali Realty, L.P. and its subsidiaries, and their respective predecessors.

AVAILABLE INFORMATION

        Mack-Cali Realty, L.P. and Mack-Cali Realty Corporation have filed a joint registration statement with the Securities and Exchange Commission covering the notes offered by this prospectus supplement. As permitted by the rules and regulations of the SEC, this prospectus supplement and the accompanying prospectus omit certain information, exhibits and undertakings contained in the registration statement. For further information pertaining to the notes offered by this prospectus supplement, reference is made to the registration statement, including the exhibits filed as a part thereof.

        We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room located at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for further information on the operation of the public reference room. You also can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 or obtain copies of these documents from the SEC's website at http://www.sec.gov.

ii

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is considered to be part of this prospectus supplement, and information that we file later with the SEC automatically will update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended:

(1)
Our Annual Report on Form 10-K (File No. 333-57103-01) for the fiscal year ended December 31, 2002;

(2)
Our Quarterly Report on Form 10-Q (File No. 333-57103-01) for the quarter ended March 31, 2003; and

(3)
Our Current Report on Form 8-K (File No. 333-57103-01) dated March 14, 2003.

        You may request a copy of these filings (including exhibits to such filings that we have specifically incorporated by reference in such filings), at no cost, by writing or telephoning our executive offices at the following address: Mack-Cali Realty, L.P., Investor Relations Department, 11 Commerce Drive, Cranford, New Jersey 07016-3510, (908) 272-8000.

        The documents which Mack-Cali Realty Corporation files with the SEC are not incorporated by reference into this prospectus supplement, except to the extent any such document is explicitly incorporated by reference into one of our filings.

iii

MACK-CALI REALTY, L.P.

        We are a limited partnership whose general partner is Mack-Cali Realty Corporation. We hold or control, directly or indirectly, substantially all of Mack-Cali Realty Corporation's portfolio and conduct substantially all of its operations. As of May 30, 2003, Mack-Cali Realty Corporation owned approximately 80.5% of our outstanding partnership interests, assuming conversion of all of our convertible preferred limited partnership interests into common limited partnership interests. Mack-Cali Realty Corporation, a self-administered and self-managed real estate investment trust, or REIT, is our sole general partner and manages our business.

        We own and operate a portfolio comprised predominately of Class A office and office/flex properties, as well as commercial real estate leasing, management, acquisition, development and construction businesses. As of May 30, 2003, we owned or had interests in 263 properties, plus developable land, aggregating approximately 28.9 million square feet. Included in our portfolio are (1) 149 office buildings and 95 office/flex buildings, totaling approximately 26.6 million square feet; (2) six industrial/warehouse properties aggregating approximately 387,400 square feet; (3) two stand-alone retail properties totaling 17,300 square feet and three land leases; (4) five office buildings and one office/flex building aggregating 1.8 million square feet; (5) one stand-alone retail property aggregating approximately 100,740 square feet; and (6) one hotel. The properties listed in (4) through (6) above are owned by unconsolidated joint ventures in which we have investment interests.

        We believe that our properties have excellent locations and access and that we effectively maintain and professionally manage them. As a result, we believe that our properties attract high quality tenants and achieve among the highest rental, occupancy and tenant retention rates within their markets. As of March 31, 2003, our properties were approximately 92.4% leased to approximately 2,100 tenants. Our properties currently are located in eight states, primarily in the Northeast, plus the District of Columbia.

        We are a Delaware limited partnership formed in 1994. Mack-Cali Realty Corporation was incorporated in Maryland in 1994. The executive offices of both us and Mack-Cali Realty Corporation are located at 11 Commerce Drive, Cranford, New Jersey 07016, and our and Mack-Cali Realty Corporation's telephone number is (908) 272-8000.

CAPITALIZATION

        The following table sets forth our capitalization as of March 31, 2003 on a historical basis and as adjusted to give effect to: (1) this offering and (2) the application of the net proceeds of this offering as described under "Use of Proceeds" below. You should read the information included in the table in conjunction with our consolidated financial statements and related notes included in our Quarterly Report on Form 10-Q on file with the SEC for the quarter ended March 31, 2003 and incorporated by reference in this prospectus supplement.

	As of March 31, 2003
	Historical (unaudited)	As Adjusted
	(dollars in thousands)
Debt:
Senior unsecured notes	$1,072,596	$1,172,310
Revolving credit facility	110,375	71,873
Mortgages and loans payable	573,021	510,759

Total Debt	1,755,992	1,754,942

Partners' Capital:
General Partner, 10,000 preferred units outstanding	24,836	24,836
Limited partners, 215,894 preferred units outstanding.	221,445	221,445
General Partner, 57,592,309 common units outstanding	1,451,067	1,451,067
Limited partners, 7,811,830 common units outstanding	207,710	207,710

Total Partners' Capital	1,905,058	1,905,058

Total Capitalization	$3,661,050	$3,660,000

USE OF PROCEEDS

        We estimate that we will receive net proceeds of approximately $99.1 million from the sale of the notes offered by this prospectus supplement, after deducting underwriting discounts and commissions. We intend to use such net proceeds to repay $62.8 million of mortgage debt at a discount of $1.7 million and to reduce outstanding borrowings under our unsecured revolving credit facility. The mortgage debt had a balance of $62.3 million at March 31, 2003. Our $600 million unsecured revolving credit facility, of which approximately $95.4 million was outstanding as of June 5, 2003, matures in September 2005 and currently bears interest at 70 basis points over the London Inter-Bank Offered Rate. Affiliates of certain of the underwriters of this offering are lenders on the $600 million credit facility and, upon application of a portion of the net proceeds from the offering of the notes, each will receive its proportionate share of the amount of the credit facility to be repaid. Until we use the net proceeds from the sale of the notes offered by this prospectus supplement, we may invest these net proceeds in interest-bearing accounts and/or short-term, investment-grade, interest-bearing securities such as investments in commercial paper, government securities or money market funds that invest in government securities.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges for the periods shown:

Period	Ratio of Earnings to Fixed Charges
Three months ended March 31, 2003	2.1x
Year ended December 31, 2002	2.2x
Year ended December 31, 2001	2.2x
Year ended December 31, 2000	2.1x
Year ended December 31, 1999	2.3x
Year ended December 31, 1998	2.6x

        We computed our ratio of earnings to fixed charges by dividing earnings before fixed charges by fixed charges. For this purpose, earnings consist of pre-tax income from continuing operations, plus fixed charges excluding capitalized interest. Fixed charges consist of interest costs, both expensed and capitalized, amortization of deferred financing costs, and the interest portion of ground rents on land leases.

DESCRIPTION OF THE NOTES

        The following description of the terms of the notes offered hereby supplements, and to the extent inconsistent, replaces the description of the general terms and provisions of the debt securities set forth in the accompanying prospectus under the caption "Description of Debt Securities." You can find the definition of certain terms used in this description under the subheading "Certain Definitions." In this description, the words "we," "our," "ours" and "us" refer only to Mack-Cali Realty, L.P. and not to any of its subsidiaries.

        We will issue the notes under an indenture dated as of March 16, 1999, as supplemented by supplemental indenture no. 7 to be dated as of June 12, 2003 (together, the "Indenture") between us and Wilmington Trust Company, as trustee. The terms of the notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended.

        The following description summarizes selected provisions of the Indenture. It does not restate the Indenture in its entirety. We urge you to read the Indenture, because it, and not this description, defines your rights as holders of the notes. We have filed copies of the Indenture as an exhibit to the registration statement, which includes the accompanying prospectus, copies of which are available for inspection at our offices.

Brief Description of the Notes

        These notes will:

  •
  be our direct, senior unsecured obligations;

  •
  rank equally with each other and with all of our other unsecured and unsubordinated indebtedness;

  •
  be effectively subordinated to our mortgages and our other secured indebtedness and to indebtedness and other liabilities of our subsidiaries;

  •
  entitle you to realize value from encumbered or indirectly held properties only after satisfaction of secured indebtedness and other liabilities;

  •
  not be subject to any sinking fund provision; and

  •
  be issued in denominations of $1,000 and integral multiples of $1,000.

        As of March 31, 2003, we had approximately $1.8 billion of indebtedness, of which approximately $573 million was indebtedness of our subsidiaries and was secured by mortgages on 24 of our properties.

        Except as described in this prospectus supplement under the heading "Description of the Notes—Certain Covenants—Limitations on Incurrence of Indebtedness" or in the accompanying prospectus under the heading "Description of Debt Securities—Merger, Consolidation or Sale," the Indenture does not contain any provisions that would limit our ability to incur indebtedness or that would afford you protection in the event of:

  •
  a highly leveraged or similar transaction involving us or any of our affiliates;

  •
  a change of control; or

  •
  a reorganization, restructuring, merger or similar transaction involving us or Mack-Cali Realty Corporation that may adversely affect you.

        However, certain restrictions on the ownership and transfer of Mack-Cali Realty Corporation's shares of common stock designed to preserve its status as a real estate investment trust may act to prevent or hinder a change of control. We do not presently intend to engage in a transaction which would result in us being highly leveraged or that would result in a change of control.

Further Issuances

        We may from time to time, without the consent of existing note holders, create and issue further notes having the same terms and conditions as the notes offered by this prospectus supplement in all respects, except for issue date, issue price and the first payment of interest thereon. Additional notes issued in this manner will be consolidated with and will form a single series with the previously outstanding notes.

Principal, Maturity and Interest

        We will issue the notes in an aggregate principal amount of $100,000,000. The notes will mature on June 15, 2013. Interest on the notes will accrue at the rate of 4.60% per year and will be payable semi-annually in arrears on June 15 and December 15, commencing on December 15, 2003. We will make each interest payment to the holders of record of the notes on the close of business on June 1 and December 1, whether or not a Business Day. "Business Day" means any day other than a Saturday or Sunday that is neither a legal holiday nor a day on which banks in The City of New York or the State of Delaware are authorized or required to close.

        Interest on the notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

        We will make all payments on the notes at the office or agency of Wilmington Trust Company, the paying agent, in the City of Wilmington, Delaware, initially located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, provided that we may pay interest by check mailed to your address or by wire transfer of funds to you at an account maintained within the United States.

Optional Redemption

        We may redeem on any one or more occasions some or all of the notes before they mature. The redemption price will equal the sum of (1) an amount equal to 100% of the principal amount of the notes being redeemed and (2) a make-whole premium plus accrued and unpaid interest up to but not including the redemption date.

        We will calculate the make-whole premium as the amount of:

  1.
  the aggregate present value as of the redemption date of each dollar of principal of such notes being redeemed and the amount of interest (exclusive of interest accrued to the redemption date) that would have been payable in respect of such dollar if such redemption had not been made, determined by discounting, on a semi-annual basis, such principal and interest at the Reinvestment Rate (determined on the third Business Day preceding the date such notice of redemption is given) from the respective dates on which such principal and interest would have been payable if such redemption had not been made, in excess of

  2.
  the aggregate principal amount of such notes being redeemed.

        "Reinvestment Rate" means 0.25% (twenty-five one hundredths of one percent) plus the arithmetic mean of the yields under the respective headings "This Week" and "Last Week" published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available prior to the date of determining the make-whole premium (or if such statistical release is no longer published, any such other reasonably comparable index which shall be designated by us) under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the then remaining maturity of such notes. If no maturity exactly corresponds to such maturity, the Reinvestment Rate will be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the yields for the two published maturities most closely corresponding to such maturity.

        We will give you notice of any optional redemption at your address, as shown in the security register, at least 30 but not more than 60 days before the redemption date. The notice of redemption will specify, among other items, the redemption price and the principal amount of the notes held by such holder to be redeemed.

        If we redeem less than all of the notes at any time, we will notify the trustee at least 45 days prior to the redemption date (or such shorter period as is satisfactory to the trustee) of the aggregate principal amount of notes to be redeemed and their redemption date. The trustee will select the notes to be redeemed in such manner as it shall deem fair and appropriate.

        On and after the redemption date, the notes or portions of them called for redemption will cease accruing interest unless we fail to give notice as provided in the Indenture or default in the payment of the redemption price.

Certain Covenants

        Limitations on Incurrence of Indebtedness.    We will not, and will not permit any of our Subsidiaries to, incur any Indebtedness, other than Intercompany Indebtedness, if, immediately after giving effect to the incurrence of such additional Indebtedness and the application of the proceeds thereof, the aggregate principal amount of all of our outstanding Indebtedness and that of our Subsidiaries on a consolidated basis determined in accordance with generally accepted accounting principles is greater than 60% of the sum of (without duplication):

  1.
  the Total Assets of us and our Subsidiaries as of the end of the calendar quarter covered in our Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC (or, if such filing is not permitted under the Securities Exchange Act, with the trustee) prior to the incurrence of such additional Indebtedness; and

  2.
  the purchase price of any assets included in the definition of Total Assets acquired, and the amount of any securities offering proceeds received (to the extent that such proceeds were not used to acquire items included in the definition of Total Assets or used to reduce indebtedness), by us or any of our Subsidiaries since the end of such calendar quarter, including those proceeds obtained in connection with the incurrence of such additional Indebtedness.

        In addition to the preceding limitation on the incurrence of Indebtedness, we will not, and will not permit any of our Subsidiaries to, incur any Indebtedness secured by any Encumbrance upon any of our property or any of our Subsidiaries' property, whether owned at the date of the Indenture or thereafter acquired, if, immediately after giving effect to the incurrence of such additional Indebtedness secured by an Encumbrance and the application of the proceeds thereof, the aggregate principal amount of all of our outstanding Indebtedness and that of our Subsidiaries on a consolidated basis which is secured by any Encumbrance on our property or any of our Subsidiaries' property is greater than 40% of the sum of (without duplication):

  1.
  the Total Assets of us and our Subsidiaries as of the end of the calendar quarter covered in our Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC (or, if such filing is not permitted under the Securities Exchange Act, with the trustee) prior to the incurrence of such additional Indebtedness; and

  2.
  the purchase price of any assets included in the definition of Total Assets acquired, and the amount of any securities offering proceeds received (to the extent that such proceeds were not used to acquire items included in the definition of Total Assets or used to reduce Indebtedness), by us or any of our Subsidiaries since the end of such calendar quarter, including those proceeds obtained in connection with the incurrence of such additional Indebtedness.

        We and our Subsidiaries will at all times maintain Total Unencumbered Assets of not less than 150% of the aggregate outstanding principal amount of our Unsecured Indebtedness and that of our Subsidiaries on a consolidated basis.

        In addition to the preceding limitations on the incurrence of Indebtedness, we will not, and will not permit any Subsidiary to, incur any Indebtedness if the ratio of Consolidated Income Available for Debt Service to the Annual Service Charge for the four consecutive fiscal quarters most recently ended prior to the date on which such additional Indebtedness is to be incurred shall have been less than 1.5:1 on a pro forma basis after giving effect thereto and to the application of the proceeds therefrom, and calculated on the assumption that:

  1.
  such Indebtedness and any other Indebtedness incurred by us and our Subsidiaries since the first day of such four-quarter period and the application of the proceeds therefrom, including to refinance other Indebtedness, had occurred at the beginning of such period;

  2.
  the repayment or retirement of any other Indebtedness by us and our Subsidiaries since the first day of such four-quarter period had been repaid or retired at the beginning of such period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during such period);

  3.
  in the case of Acquired Indebtedness or Indebtedness incurred in connection with any acquisition since the first day of such four-quarter period, the related acquisition had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition being included in such pro forma calculation; and

  4.
  in the case of any acquisition or disposition by us or our Subsidiaries of any asset or group of assets since the first day of such four-quarter period, whether by merger, stock purchase or sale, or asset purchase or sale, such acquisition or disposition or any related repayment of Indebtedness had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation.

        Provision of Financial Information.    So long as any notes are outstanding and whether or not required by the SEC, we will furnish to the trustee within 15 days of the time periods specified in the SEC's rules and regulations:

  1.
  all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if we were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by our certified independent accountants; and

  2.
  all current reports that would be required to be filed with the SEC on Form 8-K if we were required to file such reports.

        If we are not subject to Sections 13 and 15(d) of the Securities Exchange Act, we will furnish to the holders of the notes, without cost to such holders, a copy of the information and reports referred to in clauses (1) and (2) above within 15 days of the time periods specified in the SEC's rules and regulations.

        In addition, whether or not required by the SEC, we will file a copy of the information and reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept such a filing, in which case we will supply copies of such documents upon written request and payment of the reasonable cost of duplication and delivery by any prospective holder of the notes).

        Waiver of Certain Covenants.    We may omit to comply with any term, provision or condition of the preceding covenants, and with any other term, provision or condition with respect to the notes (except any such term, provision or condition which could not be amended without the consent of all holders of notes), if before or after the time for such compliance the holders of at least a majority in principal amount of all the outstanding notes, by act of such holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition. Except to the extent so expressly waived, and until such waiver becomes effective, our obligations and the duties of the trustee in respect of any such term, provision or condition will remain in full force and effect.

Certain Definitions

        Set forth below are certain defined terms used in this prospectus supplement and the Indenture. We refer you to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used in this prospectus supplement or the accompanying prospectus for which no definition is provided.

        "Acquired Indebtedness" means Indebtedness of a Person (1) existing at the time such Person becomes a Subsidiary or (2) assumed in connection with the acquisition of assets from such Person, in each case, other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or such acquisition. Acquired Indebtedness shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Subsidiary.

        "Annual Service Charge" for any period means the aggregate interest expense for such period in respect of, and the amortization during such period of any original issue discount of, our Indebtedness and that of our Subsidiaries.

        "Consolidated Income Available for Debt Service" for any period means Earnings from Operations of us and our Subsidiaries plus amounts which have been deducted, and minus amounts which have been added, for the following (without duplication):

  1.
  interest on our Indebtedness and that of our Subsidiaries;

  2.
  provision for taxes of us and our Subsidiaries based on income;

  3.
  amortization of debt discount and deferred financing costs;

  4.
  provisions for gains and losses on properties and depreciation and amortization;

  5.
  increases in deferred taxes and other non-cash items;

  6.
  depreciation and amortization with respect to interests in joint venture and partially owned entity investments;

  7.
  the effect of any charge resulting from a change in accounting principles in determining Earnings from Operations for such period; and

  8.
  amortization of deferred charges.

        "Earnings from Operations" for any period means net income excluding:

  1.
  provisions for gains and losses on sales of investments or joint ventures;

  2.
  extraordinary and non-recurring items; and

  3.
  property valuation losses

as reflected in our consolidated financial statements and those of our Subsidiaries for such period determined in accordance with generally accepted accounting principles.

        "Encumbrance" means any mortgage, lien, charge, pledge or security interest of any kind.

        "Indebtedness" of us or any Subsidiary means any of our indebtedness or that of any Subsidiary, whether or not contingent, in respect of:

  1.
  borrowed money evidenced by bonds, notes, debentures or similar instruments whether or not such indebtedness is secured by any Encumbrance existing on property owned by us or any Subsidiary;

  2.
  indebtedness for borrowed money of a Person other than us or a Subsidiary which is secured by any Encumbrance existing on property owned by us or any Subsidiary, to the extent of the lesser of:

  (a)
  the amount of indebtedness so secured; and

  (b)
  the fair market value of the property subject to such Encumbrance;

  3.
  the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property or services, except any such balance that constitutes an accrued expense or trade payable; or

  4.
  any lease of property by us or any Subsidiary as lessee which is reflected on our consolidated balance sheet as a capitalized lease in accordance with generally accepted accounting principles;

and also includes, to the extent not otherwise included, any obligation by us or any Subsidiary to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), Indebtedness of another Person (other than us or any of our Subsidiaries; it being understood that Indebtedness will be deemed to be incurred by us or any Subsidiary whenever we or such Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof. Indebtedness of a Subsidiary of ours existing prior to the time it became a Subsidiary of ours will be deemed to be incurred upon such Subsidiary's becoming a Subsidiary of ours; and Indebtedness of a Person existing prior to a merger or consolidation of such Person with us or any Subsidiary of ours in which such Person is the successor to our or such Subsidiary will be deemed to be incurred upon the consummation of such merger or consolidation; provided, however, the term Indebtedness will not include any such indebtedness that had been the subject of an "in substance" defeasance in accordance with generally accepted accounting principles).

        "Intercompany Indebtedness"    means indebtedness to which the only parties are us, Mack-Cali Realty Corporation and any Subsidiary (but only so long as such indebtedness is held solely by any of us, Mack-Cali Realty Corporation and any Subsidiary) that is subordinate in right of payment to the notes.

        "Subsidiary"    means, with respect to any Person, any corporation or other entity of which a majority of the voting power of the voting equity securities or the outstanding equity interests of which are owned, directly or indirectly, by such Person. For the purposes of this definition, "voting equity securities" means equity securities having voting power for the election of directors, whether at all times or only so long as no senior class of security has such voting power by reason of any contingency.

        "Total Assets"    as of any date means the sum of:

    1.
    the Undepreciated Real Estate Assets; and

    2.
    all of our other assets and those of our Subsidiaries determined in accordance with generally accepted accounting principles (but excluding accounts receivable and intangibles).

        "Total Unencumbered Assets"    means the sum of:

    1.
    those Undepreciated Real Estate Assets not subject to an Encumbrance for borrowed money; and

    2.
    all of our other assets and those of our Subsidiaries not subject to an Encumbrance for borrowed money, determined in accordance with generally accepted accounting principles (but excluding accounts receivable and intangibles).

        "Undepreciated Real Estate Assets"    as of any date means the cost (original cost plus capital improvements) of our real estate assets and those of our Subsidiaries on such date, before depreciation and amortization, determined on a consolidated basis in accordance with generally accepted accounting principles.

        "Unsecured Indebtedness"    means Indebtedness which is not secured by any Encumbrance upon any of our properties or any Subsidiary's property.

        See "Description of Debt Securities—Certain Covenants" in the accompanying prospectus for a description of additional covenants applicable to us.

Events of Default

        Each of the following is an Event of Default under the Indenture:

  1.
  our default for 30 days in the payment when due of interest on any of the notes;

  2.
  our default in payment when due of the principal of or make-whole premium, if any, on any of the notes;

  3.
  our failure for 60 days after written notice (as provided in the Indenture) to perform or cure a breach of any of our covenants or warranties set forth in the Indenture;

  4.
  our default under any bond, debenture, note, mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness (other than non-recourse indebtedness) for money borrowed by us (or by any Subsidiary, the repayment of which we have guaranteed or for which we are directly responsible or liable as obligor or guarantor), having an aggregate principal amount outstanding of at least $10 million, whether such recourse indebtedness or guarantee now exists or is created after the date of the Indenture, if that default results in the acceleration of such indebtedness prior to its express maturity without such indebtedness being discharged or such acceleration being rescinded within a period of 10 days after written notice to us (as provided in the Indenture); and

  5.
  certain events of bankruptcy or insolvency with respect to us or any Significant Subsidiary. The term "Significant Subsidiary" has the meaning ascribed to such term in Regulation S-X promulgated under the Securities Act of 1933, as amended.

        If an Event of Default specified in clause (5) above, relating to us or any Significant Subsidiary, occurs, the principal amount of and the make-whole premium on all outstanding notes will become due and payable without any declaration or other act on the part of the trustee or of the holders.

Discharge, Defeasance and Covenant Defeasance

        The provisions of Article 14 of the Indenture relating to defeasance and covenant defeasance under "Description of Debt Securities—Discharge, Defeasance and Covenant Defeasance" in the accompanying prospectus will apply to the notes. Each of the covenants described under "Description of the Notes—Certain Covenants" in this prospectus supplement and "Description of Debt Securities—Certain Covenants" in the accompanying prospectus will be subject to covenant defeasance.

Book-Entry System

        The provisions described under "Description of Debt Securities—Book-Entry System" in the accompanying prospectus will apply to the notes.

        The Depository Trust Company has provided us with the following information: DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the United States Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also records the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in its participants' accounts. This procedure eliminates the need to exchange certificates. Direct participants of DTC include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

        DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC"). DTCC, in turn, is wholly-owned by a number of its direct participants and by The New York Stock Exchange, Inc., The American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. DTC's book-entry system is also used by other organizations such as securities brokers and dealers, banks and trust companies that work through a direct participant. The rules that apply to DTC and its participants are on file with the SEC.

Governing Law

        The Indenture will be governed by, and construed in accordance with, the laws of the State of New York.

No Personal Liability

        No past, present or future stockholder, partner, officer or director of ours or any of our successors will have any liability for any of our obligations, covenants or agreements contained under the notes or the Indenture. By accepting the notes, you waive and release all such liability. The waiver and release are part of the consideration for the issue of the notes.

CERTAIN UNITED STATES FEDERAL INCOME TAX
CONSIDERATIONS TO HOLDERS OF NOTES

        The following discussion summarizes certain federal income tax considerations relating to the acquisition, ownership and disposition of the notes. The following summary is for general information only, is not exhaustive of all possible tax considerations and is not intended to be and should not be construed as tax advice. For example, this summary addresses only notes held as capital assets by initial holders purchasing notes at the "issue price" (generally, the first price at which a substantial amount of notes is sold to the public (excluding bond houses, brokers or similar persons or organizations acting as underwriters, placement agents or wholesalers)). This summary does not purport to deal with all aspects of taxation that may be relevant to a particular noteholder or persons in special tax situations such as financial institutions, insurance companies, regulated investment companies, dealers in securities or currencies, persons holding the notes as a hedge against currency risk or as a position in a "straddle" for U.S. tax purposes, persons whose functional currency is not the U.S. dollar, tax-exempt organizations or foreign corporations and persons who are not citizens or residents of the United States (except as described under the heading "—Taxation of Non-U.S. Holders of Notes"). It does not give a detailed discussion of any state, local or foreign tax consequences and does not discuss all aspects of federal income taxation that might be relevant to a specific holder in light of its particular investment or tax circumstances.

        This summary supplements the discussion set forth in the section in the accompanying prospectus entitled "Material United States Federal Income Tax Considerations to the Company of its REIT Election," which contains a summary of certain federal income tax considerations to us and Mack-Cali Realty Corporation and its stockholders, and which should be read together with this section.

        As used herein, the term "U.S. Holder" means a holder of notes who (for United States federal income tax purposes) is (1) a citizen or resident of the United States, (2) a corporation, partnership, or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, (3) an estate the income of which is subject to United States federal income taxation regardless of its connection with the conduct of a trade or business within the United States or (4) a trust whose administration is subject to the primary supervision of a United States court and with respect to which one or more United States persons have the authority to control all substantial decisions of the trust. The term "Non-U.S. Holder" means a holder of notes who is not a U.S. Holder.

        The information in this section is based on the Internal Revenue Code of 1986, as amended (the "Code"), current, temporary and proposed Treasury regulations thereunder, the legislative history of the Code, current administrative interpretations and practices of the Internal Revenue Service and court decisions, all as of the date hereof. No assurance can be given that future legislation, Treasury regulations, administrative interpretations and court decisions will not significantly change current law or adversely affect existing interpretations of current law. Any such change could apply retroactively to transactions preceding the date of the change. Thus, no assurance can be provided that the statements set forth herein (which do not bind the Internal Revenue Service or the courts) will not be challenged by the Internal Revenue Service or will be sustained by a court if so challenged.

        You are advised to consult with your own tax advisor regarding the specific tax consequences to you of the acquisition, ownership, sale or other disposition of notes in light of your specific tax and investment situation and the specific federal, state, local and foreign tax laws applicable to you.

Taxation of U.S. Holders of Notes

        Interest on Notes.    If you are a U.S. Holder, interest on the notes will constitute "qualified stated interest" (generally, interest that is unconditionally payable in cash or in property at least annually at a single fixed rate) and will generally be taxable to you as ordinary interest income at the time such payments are accrued or received (in accordance with your regular method of tax accounting). As a result of the enactment of The Jobs and Growth Tax Relief Reconciliation Act of 2003, effective for taxable years beginning after December 31, 2002, federal ordinary income tax rates for individuals have been reduced (with the highest rate being reduced to 35%).

        Original Issue Discount.    In general, a debt instrument will have "original issue discount" to the extent that its "stated redemption price at maturity" (generally, the sum of all payments provided by the debt instrument other than qualified stated interest payments) exceeds its "issue price" (generally, the initial offering price to the public at which price a substantial amount of the debt instruments is sold), unless the amount of such excess is de minimis (generally, less than 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity) in which case the debt instrument is treated as not having any original issue discount. Although the notes are being sold at a slight discount (i.e., 99.714%) from par (and, thus, are being issued with original issue discount), since the amount of such original issue discount should be de minimis, the notes will be treated as not having any original issue discount.

        Market Discount.    If you are a U.S. Holder that purchases a note for an amount that is less than its issue price (or, if you are a subsequent purchaser, its stated redemption price at maturity), you will be treated as having purchased such note at a "market discount," unless such market discount is less than a specified de minimis amount.

        Under the market discount rules, you will be required to treat any partial principal payment on, or any gain realized on the sale, exchange, retirement or other disposition of, a note as ordinary income to the extent of the lesser of (1) the amount of such payment or realized gain or (2) the market discount which has not previously been included in income and is treated as having accrued on such note at the time of such payment or disposition. Market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the note, unless you elect to accrue market discount using the "constant interest rate" method.

        You may also be required to defer, until the maturity of the note or certain earlier dispositions, the deduction of all or a portion of the interest paid or accrued on any indebtedness incurred or maintained by you to purchase or carry a note with market discount; a current deduction is only allowed to the extent the interest expense exceeds an allocable portion of market discount. You may elect to include market discount in income currently as it accrues (on either a ratable or "constant interest rate" basis), in which case the rules described above in this paragraph and the first sentence of the immediately preceding paragraph will not apply. Generally, such currently included market discount is treated as ordinary interest income for United States income tax purposes (although if you are a Non-U.S. Holder, such market discount would be treated as ordinary income, but not as interest). Such an election will apply to all debt instruments acquired by you on or after the first day of the first taxable year to which such election applies and may be revoked only with the consent of the Internal Revenue Service.

        Premium.    If you are a U.S. Holder that purchases a note for an amount that is greater than the sum of all amounts payable on the note after the purchase date other than payments of qualified stated interest, you will be considered to have purchased the note with "amortizable bond premium" equal in amount to such excess. You may elect to amortize such premium using a constant yield method that reflects semi-annual compounding over the remaining term of the note and may offset interest otherwise required to be included by you in respect of the note during any taxable year by the amortized amount of such excess for the taxable year. However, if the note may be optionally redeemed after you acquire it at a price in excess of its stated redemption price at maturity, special rules would apply which could result in a deferral of the amortization of some bond premium until later in the term of the note. Any election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired by you and may be revoked only with the consent of the Internal Revenue Service.

        Sale, Exchange or Retirement of Notes.    If you are a U.S. Holder, upon your sale, exchange, retirement or other disposition of a note, you generally will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange, retirement or other disposition (other than amounts representing accrued and unpaid interest) and your adjusted tax basis in the note. In addition, an unscheduled partial principal payment on a note will be treated as a payment in retirement of a portion of the note, which may result in gain or loss to you. Your adjusted tax basis in a note generally will equal the amount you paid for the note (increased by accrued market discount, if any, if you have included such market discount in income) and decreased by the amount of any payments, other than qualified stated interest payments, received and amortizable bond premium previously deducted from income with respect to such note. Except as described under "Market Discount," such gain or loss will be capital gain or loss if the note is held by you as a capital asset. If you are a U.S. Holder who is an individual, estate or trust, such gain or loss will be long-term capital gain or loss if the notes have been held by you for more than one year (and with any such gain being subject to a maximum 15% tax rate if recognized before 2009 or a maximum 20% tax rate if recognized after 2008). If you are a U.S. Holder that is a corporation, such gain or loss will be long-term capital gain or loss, subject to a maximum 35% tax rate, if the notes have been held by you for more than one year.

Taxation of Non-U.S. Holders of Notes

        Generally, if you are a Non-U.S. Holder, you will not be subject to federal income taxes on payments of premium (if any) or interest on a note so long as (1) you are not a person who is a direct and/or constructive owner of 10% or more of the capital or profits interest in us; (2) you are not a controlled foreign corporation related (within the meaning of Section 864(d)(4) of the Code) to us; (3) you are not a bank receiving interest described in Section 881(c)(3)(A) of the Code; (4) such payments are not "effectively connected" with your conduct of a trade or business within the United States; and (5) the beneficial owner of the note, under penalties of perjury, certifies to us, our payment agent or the withholding agent (the last United States payor in the chain of payment prior to payment to you) (the "Withholding Agent") that the owner is not a U.S. person and the certificate provides the owner's name and address (collectively, the "portfolio interest exemption"). If the applicable requirements are satisfied, the certification described above may be provided by a securities clearing organization, a bank or other financial institution that holds customers' securities in the ordinary course of its trade or business.

        If you are a Non-U.S. Holder and cannot satisfy the requirements of the portfolio interest exemption described above, you will be subject to a 30% withholding tax on interest received on a note unless you provide the Withholding Agent with a properly executed (1) IRS Form W-8BEN (or successor form) claiming an exemption from withholding or eligibility for a reduced rate under the benefit of a tax treaty or (2) IRS Form W-8EC2 (or successor form) stating that interest paid on the note is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States, in which case the interest will be subject to U.S. federal income tax on a net income basis as applicable to U.S. Holders generally, unless an applicable tax treaty provides otherwise.

        If you are a corporate Non-U.S. Holder that receives interest that is effectively connected with a U.S. trade or business, your interest income from the notes also may be subject to the branch profits tax, which is generally imposed on a foreign corporation on the actual or deemed repatriation from the United States of earnings and profits. The branch profits tax may not apply, or may apply at a reduced rate, if you are a "qualified resident" of a country with which the United States has an income tax treaty that reduces or eliminates the applicable branch profits tax rate.

        To claim the benefit of a tax treaty or to claim an exemption from withholding because interest received is effectively connected with a U.S. trade or business, you must provide to the Withholding Agent the appropriate, properly executed Internal Revenue Service form prior to the payment of interest. Also, a Non-U.S. holder who is claiming tax treaty benefits may be required to obtain a U.S. taxpayer identification number and to provide documentary evidence issued by foreign governmental authorities to prove residence in the foreign country. Special procedures are provided in the Treasury regulations for payments through qualified intermediaries.

        Generally, if you are a Non-U.S. Holder, and provided that any gain recognized by you on the notes is not effectively connected with the conduct of a trade or business in the United States, you will not be subject to federal income taxes on any amount of such gain which constitutes gain upon retirement, sale or other disposition of a note. Certain other exceptions may be applicable, and you should consult your tax advisor in this regard.

        If you are engaged in a trade or business in the United States and interest or gain on the note is effectively connected with the conduct of such trade or business, you, although exempt from U.S. federal withholding tax as discussed above, are subject to U.S. federal income tax on such interest and on any gain realized by you on the sale, exchange or other disposition of a note in the same manner as if you were a U.S. Holder. In addition, if you are a foreign corporation, you may be subject to the branch profits tax referred to above for that taxable year, unless you qualify for a lower rate under an applicable income tax treaty.

        If you are an individual Non-U.S. Holder, the notes will not be subject to United States federal estate tax upon your death unless you are a direct and/or constructive owner of 10% or more of the capital or profits interest in us, or, at the time of your death, payments in respect of the notes would have been effectively connected with the conduct by you of a trade or business in the United States.

Backup Withholding and Information Reporting

        U.S. Holders.    In general, information reporting requirements will apply to payments of interest and principal on a note and to payments of the proceeds of the sale of a note, unless an exception applies. Further, the payor will be required to withhold backup withholding tax at the rate of 28% for tax years ending on or before December 31, 2010 and 31% for tax years beginning on or after January 1, 2011 if: (1) the payee fails to furnish a taxpayer identification number, or TIN (which, for an individual, would be such person's social security number), to the payor or to establish an exemption from backup withholding; (2) the Internal Revenue Service notifies the payor that the TIN furnished by the payee is incorrect; (3) there has been a notified payee under-reporting with respect to interest, dividends or original issue discount described in Section 3406(c) of the Code; or (4) there has been a failure of the payee to certify under penalties of perjury that the payee is not subject to backup withholding under the Code. Some holders, including corporations, will be exempt from backup withholding. Any amounts withheld under the backup withholding rules from a payment to a holder will be allowed as a credit against the holder's United States federal income tax and may entitle the holder to refund, provided that the required information is furnished to the Internal Revenue Service.

        Non-U.S. Holders.    Effective for taxable years beginning after December 31, 2000, backup withholding and information reporting will not apply to payments to a Non-U.S. Holder of principal, premium and interest (including original issue discount) on a note if such Non-U.S. Holder provides the required certification to establish an exemption from the withholding of United States federal income tax (e.g., a Form W-8BEN) or otherwise establishes an exemption, provided that (1) we or our paying agent, as the case may be, do not have actual knowledge that the payee is a United States person and (2) certain other conditions are satisfied.

        Similarly, unless the payor has actual knowledge that the payee is a U.S. Holder, backup withholding will not apply to (1) payments of interest (including original issue discount, if any) made outside the United States to certain offshore accounts and (2) payments on the sale, exchange, redemption, retirement or other disposition of a note effected outside the United States. However, information reporting (but not backup withholding) will apply to (1) payments of interest made by a payor outside the United States and (2) payments on the sale, exchange, redemption, retirement or other disposition of a note effected outside the United States if payment is made by a payor that is, for United States federal income tax purposes, (a) a United States person, (b) a controlled foreign corporation, (c) a United States branch of a foreign bank or foreign insurance company, (d) a foreign partnership controlled by United States persons or engaged in a United States trade or business or (e) a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, unless such payor or broker has in its records documentary evidence that the beneficial owner is not a U.S. Holder and certain other conditions are met or the beneficial owner otherwise establishes an exemption.

Changes to REIT Qualification Requirements

        For a general discussion of the taxation of the Company, see the section entitled "Material United States Federal Income Tax Considerations to the Company of Its REIT Election—Taxation of the Company as a REIT" and the applicable subsections set forth in the accompanying prospectus, as supplemented by the discussion below.

        Income Tests.    Effective for taxable years beginning on and after January 1, 2001, if Mack-Cali Realty Corporation fails to satisfy either the 75% gross income test or the 95% gross income test, but it still maintains its qualification as a REIT because it has met its other requirements, it will be subject to a tax equal to the gross income attributable to the greater of either (1) the amount by which 75% of its gross income exceeds the amount of its income qualifying under the 75% gross income test for the taxable year or (2) the amount by which 90% of its gross income exceeds the amount of its income qualifying for the 95% gross income test for the taxable year, multiplied by a fraction intended to reflect its profitability. These relief provisions will generally be available if Mack-Cali Realty Corporation's failure to meet such tests is due to reasonable cause and not due to willful neglect, it attaches a schedule of the sources of its income to its federal income tax return, and any incorrect information on the schedule is not due to fraud with intent to evade tax. For taxable years beginning prior to January 1, 2001, the amount described in clause (2) above was the amount by which 95% (rather than 90%) of Mack-Cali Realty Corporation's gross income (other than income from prohibited transactions) exceeded the amount of its income qualifying for the 95% gross income test for the taxable year.

        Asset Tests.    In general, except for equity investments in a REIT, qualified REIT subsidiary, taxable REIT subsidiary ("TRS") (discussed below) or in other securities that qualify as "real estate assets" (within the meaning of Section 856(c)(5)(B) of the Code), (1) the value of any one issuer's securities owned by Mack-Cali Realty Corporation may not exceed 5% of the value of its total assets, (2) Mack-Cali Realty Corporation may not hold securities possessing more than 10% of the total voting power of the outstanding securities of any one issuer, and (3) Mack-Cali Realty Corporation may not hold securities having a value of more than 10% of the total value of the outstanding securities of any one issuer. The additional limitation in clause (3) above was added to the Code and is effective for taxable years beginning after December 31, 2000. However, for purposes of applying the limitation set forth in clause (3) above, securities which qualify as "straight debt" (within the meaning of Section 856(c)(7) of the Code) are not taken into account. Also added to the Code and effective for taxable years beginning after December 31, 2000 is the limitation that not more than 20% of the value of Mack-Cali Realty Corporation's total assets may be represented by securities of one or more TRSs (the "20% Value Test"). While Mack-Cali Realty Corporation has several TRSs, we believe that not more than 20% of the value of Mack-Cali Realty Corporation's total assets is represented by securities of its TRSs.

        Effective for taxable years beginning after December 31, 2000, Mack-Cali Realty Corporation may own voting stock and other securities in a corporation that is a TRS without regard to the limitations set forth in clauses (1), (2) and (3) above, although it is subject to the 20% Value Test. A TRS of Mack-Cali Realty Corporation is a corporation in which it directly or indirectly owns stock and that elects, together with Mack-Cali Realty Corporation, to be treated as a TRS under Section 856(l) of the Code. In addition, if a TRS of Mack-Cali Realty Corporation owns, directly or indirectly, securities representing 35% or more of the vote or value of a subsidiary corporation, that subsidiary will also be treated as a TRS of Mack-Cali Realty Corporation. A TRS is a corporation subject to federal income tax, and state and local income tax where applicable, as a regular subchapter C corporation.

        Generally, a TRS can perform services which, if performed by Mack-Cali Realty Corporation or one of its non-TRS subsidiaries could disqualify its rents as "rents from real property" (and could cause it to fail to satisfy one or both of the REIT gross income tests). However, several provisions regarding the arrangements between a REIT and its TRS are intended to ensure that a TRS will be subject to an appropriate level of federal income taxation. For example, a TRS is limited in its ability to deduct interest payments made to its REIT. In addition, a REIT will be obligated to pay a 100% penalty tax on some payments that it receives or on certain expenses deducted by the TRS if the economic arrangements between the REIT, the REIT's tenants and the TRS are not comparable to similar arrangements among unrelated parties.

        Annual Distribution Requirements.    Effective for taxable years beginning after December 31, 2000, in order for Mack-Cali Realty Corporation to qualify as a REIT, it is required to distribute dividends, other than capital gain dividends, to its stockholders each year in an amount at least equal to (1) the sum of (A) 90% (for taxable years beginning before January 1, 2001, it was 95%) of its REIT taxable income, computed without regard to the dividends paid deduction and its net capital gain, and (B) 90% (for taxable years beginning before January 1, 2001, it was 95%) of the net income, after tax, from foreclosure property, minus (2) the sum of certain specified items of noncash income. In addition, if Mack-Cali Realty Corporation were to recognize any built-in gain, it would be required to distribute at least 90% (for taxable years beginning before January 1, 2001, it was 95%) of the built-in gain, after tax, recognized on the disposition of the applicable asset.

UNDERWRITING

        Banc of America Securities LLC, Citigroup Global Markets Inc. and J.P. Morgan Securities Inc. are acting as joint bookrunning managers of the offering and representatives of the underwriters named below.

        Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has agreed to purchase, and we have agreed to sell to that underwriter, the principal amount of notes set forth opposite the underwriter's name.

Underwriter	Principal Amount of Notes
Banc of America Securities LLC	$27,400,000
Citigroup Global Markets Inc.	27,300,000
J.P. Morgan Securities Inc.	27,300,000
Banc One Capital Markets, Inc.	3,000,000
Bear, Stearns & Co. Inc.	3,000,000
Commerzbank Capital Markets Corp.	3,000,000
Scotia Capital (USA), Inc.	3,000,000
Wachovia Securities, Inc.	3,000,000
Wells Fargo Brokerage Services, LLC	3,000,000

Total	$100,000,000

        The underwriting agreement provides that the obligations of the underwriters to purchase the notes included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the notes if they purchase any of the notes.

        The underwriters propose to offer some of the notes directly to the public at the public offering price set forth on the cover page of this prospectus supplement and some of the notes to dealers at the public offering price less a concession not to exceed 0.40% of the principal amount of the notes. The underwriters may allow, and dealers may reallow, a concession not to exceed 0.25% of the principal amount of the notes on sales to other dealers. After the initial offering of the notes to the public, the representatives may change the public offering price and concessions.

        The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the notes).

Paid by Mack-Cali Realty, L.P.
Per note	0.650%

        In connection with the offering, Banc of America Securities LLC, Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., on behalf of the underwriters, may purchase and sell notes in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment involves syndicate sales of notes in excess of the principal amount of notes to be purchased by the underwriters in the offering, which creates a syndicate short position. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing transactions consist of certain bids or purchases of notes made for the purpose of preventing or retarding a decline in the market price of the notes while the offering is in progress.

        The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when Banc of America Securities LLC, Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., in covering syndicate short positions or making stabilizing purchases, repurchase notes originally sold by that syndicate member.

        Any of these activities may have the effect of preventing or retarding a decline in the market price of the notes. They may also cause the price of the notes to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

        The notes are a new issue of securities with no established trading market and will not be listed on any national securities exchange. The underwriters have advised us that they intend to make a market for the notes, but they have no obligation to do so and may discontinue market making at any time and for any reason without providing any notice. We cannot give any assurance as to the liquidity of any trading market for the notes.

        We estimate that our total expenses for this offering will be approximately $595,000.

        We expect to deliver the notes against payment for the notes on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which will be the fifth business day following the date of the pricing of the notes. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date of pricing or the next succeeding business day will be required, by virtue of the fact that the notes initially will settle in T+5, to specify alternative settlement arrangements to prevent a failed settlement.

        The underwriters have performed investment banking and advisory services for us from time to time for which they have received customary fees and expenses. The underwriters may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business. Affiliates of certain of the underwriters of this offering are lenders under our unsecured revolving credit facility and will receive a proportionate share of the amounts of that credit facility to be repaid with the proceeds of this offering. For more information, see the section in this prospectus supplement entitled "Use of Proceeds." In addition, two of Mack-Cali Realty Corporation's directors, William L. Mack and Vincent Tese, also currently serve as members of the board of directors of The Bear Stearns Companies, Inc., an affiliate of one of the underwriters.

        Because more than 10% of the net proceeds of this offering, not including underwriting compensation, will be paid to affiliates of members of the National Association of Securities Dealers, Inc. who are participating in this offering, this offering is being conducted in compliance with Rule 2710(c)(8) of the NASD.

        We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

EXPERTS

        The consolidated financial statements and financial statement schedule incorporated in this prospectus supplement by reference to our Annual Report on Form 10-K for the year ended December 31, 2002, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

        Pryor Cashman Sherman & Flynn LLP, New York, New York, will issue an opinion regarding certain legal matters in connection with the notes offered by this prospectus supplement. Seyfarth Shaw, New York, New York, will issue an opinion as to certain legal tax-related matters in connection with the notes offered by this prospectus supplement. Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, will issue an opinion as to certain legal matters for the underwriters.

PROSPECTUS

$2,000,000,000

MACK-CALI REALTY CORPORATION

Preferred Stock and Depositary Shares

MACK-CALI REALTY, L.P.

Debt Securities

        Mack-Cali Realty Corporation (the "Company") may from time to time offer in one or more series (i) shares or fractional shares of its preferred stock, par value $.01 per share (the "Preferred Stock") or (ii) shares of Preferred Stock represented by depositary shares (the "Depositary Shares"). Mack-Cali Realty, L.P. (the "Operating Partnership") may from time to time offer in one or more series unsecured non-convertible debt securities (the "Debt Securities"). The Preferred Stock, Depositary Shares and Debt Securities (collectively, the "Offered Securities") have an aggregate initial public offering price of up to $2,000,000,000 (or its equivalent in another currency based on the exchange rate at the time of sale) in amounts, at prices and on terms to be determined at the time of the offering and may be offered, separately or together, in separate series in amounts, at prices and on terms to be set forth in a supplement to this Prospectus (each a "Prospectus Supplement"). If any Debt Securities issued by the Operating Partnership are rated below investment grade at the time of issuance, such Debt Securities will be fully and unconditionally guaranteed by the Company as to payment of principal, premium, if any, and interest (the "Guarantees").

        The specific terms of the Offered Securities in respect of which this Prospectus is being delivered will be set forth in the applicable Prospectus Supplement and will include, where applicable: (i) in the case of Preferred Stock, the specific title and stated value, any dividend, liquidation, redemption, conversion, voting and other rights and any initial public offering price; (ii) in the case of Depositary Shares, the fractional share of Preferred Stock represented by each such Depositary Share; and (iii) in the case of Debt Securities, the specific title, aggregate principal amount, currency, form (which may be registered or bearer, or certificated or global), authorized denominations, maturity, rate (or manner of calculation thereof) and time of payment of interest, terms for redemption at the option of the holder, terms for sinking fund payments, covenants, applicability of any Guarantees and any initial public offering price. In addition, such specific terms may include limitations on direct or beneficial ownership and restrictions on transfer of the Offered Securities, in each case as may be appropriate to preserve the status of the Company as a real estate investment trust ("REIT") for United States federal income tax purposes. See "Restrictions on Ownership of Capital Stock."

        The applicable Prospectus Supplement will also contain information, where applicable, about certain United States federal income tax considerations relating to, and any listing on a securities exchange of, the Offered Securities covered by such Prospectus Supplement.

        The Offered Securities may be offered directly, through agents designated from time to time by the Company, or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of the Offered Securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in the applicable Prospectus Supplement. See "Plan of Distribution." No Offered Securities may be sold without delivery of the applicable Prospectus Supplement describing the method and terms of the offering of such series of Offered Securities.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

        THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

The date of this Prospectus is September 25, 1998.

AVAILABLE INFORMATION

        The Company is, and upon effectiveness of the registration statement of which this Prospectus is a part (the "Registration Statement"), the Operating Partnership will be, subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith the Company files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission") and the Operating Partnership will file reports with the Commission. The Registration Statement, the exhibits and schedules forming a part thereof and such reports, proxy statements and other information can be inspected and copied at the Commission's public reference section, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the following regional offices of the Commission: Seven World Trade Center, 13th Floor, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can also be obtained at prescribed rates by writing to the public reference section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission's Web site is: http://www.sec.gov. In addition, the Company's common stock, par value $.01 per share (the "Common Stock") is listed on the New York Stock Exchange (the "NYSE"), under the symbol "CLI," and the Pacific Exchange, and similar information concerning the Company can be inspected and copied at the offices of the NYSE, 20 Broad Street, New York, New York 10005, and the Pacific Exchange, 301 Pine Street, San Francisco, California 94104.

        The Company and the Operating Partnership have filed with the Commission the Registration Statement (of which this Prospectus is a part) under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Offered Securities. This Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto. For further information regarding the Company and the Offered Securities, reference is hereby made to the Registration Statement and such exhibits and schedules which may be obtained from the Commission at its principal office in Washington, D.C. upon payment of the fees prescribed by the Commission.

EXPLANATORY NOTE

        The Company conducts substantially all of its operations through, and substantially all of its properties are held directly or indirectly by, the Operating Partnership. Accordingly, information incorporated by reference herein from certain documents filed with the Commission by the Company is applicable to the Operating Partnership. To the extent that information incorporated by reference from such documents is inapplicable to the Operating Partnership, appropriate disclosure is included herein.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The documents listed below have been filed by the Company (File No. 1-13274) under the Exchange Act with the Commission and are incorporated herein by reference:

  a.
  The Company's Annual Report on Form 10-K (File No. 1-13274) for the fiscal year ended December 31, 1997, as amended by Form 10-K/A dated August 5, 1998;

  b.
  The Company's Quarterly Reports on Form 10-Q (File No. 1-13274) for the fiscal quarter ended March 31, 1998, as amended by Form 10-Q/A dated June 9, 1998, and for the fiscal quarter ended June 30, 1998;

  c.
  The Company's Current Reports on Form 8-K and Form 8-K/A (File No. 1-13274), dated September 18, 1997, September 19, 1997, December 11, 1997, January 16, 1998, June 12, 1998 and August 5, 1998;

  d.
  The Company's Proxy Statements relating to the Special Meeting of Shareholders held on December 11, 1997 and the Annual Meeting of Shareholders on May 21, 1998; and

  e.
  The description of the Common Stock and the description of certain provisions of Maryland Law and the Company's Articles of Incorporation and Bylaws, both contained in the Company's Registration Statement on Form 8-A, dated August 9, 1994.

        All documents filed by the Company or the Operating Partnership pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Offered Securities shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing such documents (provided, however, that the information referred to in Item 402(a)(8) of Regulation S-K of the Commission shall not be deemed specifically incorporated by reference herein).

        Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in the applicable Prospectus Supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

        Copies of all documents which are incorporated herein by reference (not including the exhibits to such information, unless such exhibits are specifically incorporated by reference in such information) will be provided without charge to each person, including any beneficial owner of the Offered Securities, to whom this Prospectus is delivered, upon written or oral request. Requests should be made to Barry Lefkowitz, Executive Vice President and Chief Financial Officer of the Company, 11 Commerce Drive, Cranford, New Jersey 07016-3510 (telephone number: (908) 272-8000).

THE COMPANY AND THE OPERATING PARTNERSHIP

        Mack-Cali Realty Corporation (together with its subsidiaries, the "Company") is a fully-integrated real estate investment trust ("REIT") that owns and operates a portfolio comprised primarily of Class A office and office/flex buildings, as well as commercial real estate leasing, management, acquisition, development and construction businesses. As of June 1, 1998, the Company owned and operated 234 properties, aggregating approximately 26.3 million square feet (collectively, the "Properties"). The Properties are comprised of 222 office and office/flex buildings totaling approximately 25.9 million square feet (the "Office Properties" and "Office/Flex Properties," respectively), six industrial/warehouse properties containing an aggregate of approximately 400,000 square feet (the "Industrial/Warehouse Properties"), two multi-family residential properties, two stand-alone retail properties and two land leases. The 222 Office and Office/Flex Properties are comprised of 145 office buildings containing an aggregate of 21.9 million square feet (the "Office Properties") and 77 office/flex buildings containing an aggregate of approximately 4.0 million square feet (the "Office/Flex Properties"). The Company believes that its Properties have excellent locations and access and are well-maintained and professionally managed. As a result, the Company believes that its Properties attract high quality tenants and achieve among the highest rental, occupancy and tenant retention rates within their markets.

        The Properties are located primarily in the Northeast and Southwest, including a predominant presence in New Jersey, New York, Pennsylvania, Texas and Colorado. The Company believes that each of these markets has attractive economic and demographic characteristics. As of June 1, 1998, the Operating Partnership owned and operated 13.8 million square feet of office and office/flex space in New Jersey, a state widely regarded as a major center for corporate and international business and gaming/tourism. The Operating Partnership owned and operated 1.5 million square feet of office space in suburban Philadelphia, Pennsylvania as of June 1, 1998; and 4.4 million square feet of office and office/flex space, 387,000 square feet of industrial/warehouse space and residential and stand-alone retail properties and land leases in New York. As of June 1, 1998, the Operating Partnership also owned and operated 0.4 million square feet of office and office/flex space in Connecticut, 3.0 million square feet of office space in Texas, 0.8 million square feet of office space in Colorado and 0.5 million square feet of office space in Arizona.

        The Company's strategy has been to focus its development and ownership of office properties in sub-markets where it is, or can become, a significant and preferred owner and operator. The Company will continue this strategy by expanding, primarily through acquisitions, initially into sub-markets where it has, or can achieve, similar status. Management believes that the recent trend towards increasing rental and occupancy rates in office buildings in the Company's sub-markets continues to present significant opportunities for growth. The Company may also develop properties in such sub-markets, particularly with a view towards potential utilization of certain vacant land recently acquired or on which the Company holds options. Management believes that its extensive market knowledge provides the Company with a significant competitive advantage which is further enhanced by its strong reputation for and emphasis on delivering highly responsive management services, including direct and continued access to the Company's senior management. The Company performs substantially all construction, leasing, management and tenant improvements on an "in-house" basis and is self-administered and self-managed. As of June 1, 1998, the Company had over 300 employees.

        Cali Associates, the entity to whose business the Company succeeded in 1994, was founded by John J. Cali, Angelo R. Cali and Edward Leshowitz (the "Founders") who have been involved in the development, leasing, management, operation and disposition of commercial and residential properties in Northern and Central New Jersey for over 40 years and have been primarily focusing on office buildings for the past fifteen years. In addition to the Founders, the Company's executive officers generally have been employed by the Company and its predecessor for an average of approximately 10 years. The Company and its predecessor have built approximately four million square feet of office space, more than one million square feet of industrial facilities and over 5,500 residential units.

        The Company has elected to be taxed as a REIT for federal income tax purposes and expects to continue to elect such status. Although the Company believes that it was organized and has been operating in conformity with the requirements for qualification under the Internal Revenue Code of 1986, as amended (the "Code"), no assurance can be given that the Company will continue to qualify as a REIT. Qualification as a REIT involves the application of highly technical and complex Code provisions of which there are only limited judicial or administrative interpretations. If in any taxable year the Company were to fail to qualify as a REIT, the Company would not be allowed a deduction for distributions to stockholders in computing taxable income and would be subject to federal taxation at regular corporate rates. As a result, such a failure would adversely affect the Company's ability to make distributions to its stockholders and could have an adverse affect on the market value and marketability of the Common Stock.

        To ensure that the Company qualifies as a REIT, the transfer of shares of capital stock of the Company, including the Preferred Stock, is subject to certain restrictions, and ownership of capital stock by any single person is limited to 9.8% of the value of such capital stock, subject to certain exceptions. The Company's Articles of Incorporation provide that any purported transfer in violation of the above-described ownership limitations shall be void ab initio.

        Substantially all of the Company's interests in the Properties are held by, and its operations are conducted through, the Operating Partnership, or by entities controlled by the Operating Partnership. As of June 1, 1998, the Company was the beneficial owner of approximately 89.3% of the Operating Partnership and is its sole general partner. As used herein, the term "Units" refers to limited partnership interests in the Operating Partnership.

        The Company, a Maryland corporation, was incorporated in 1994. The Operating Partnership is a Delaware limited partnership formed in 1994. The executive offices of both the Operating Partnership and the Company are located at 11 Commerce Drive, Cranford, New Jersey 07016, and their telephone number is (908) 272-8000. The Company has an internet Web address at "http://www.mack-cali.com."

RATIOS OF EARNINGS TO FIXED CHARGES

        The following tables set forth the Company's ratios of earnings to fixed charges for the periods shown (dollars in thousands):

For the Six Months Ended June 30, 1998	For the Year Ended December 31, 1997	For the Year Ended December 31, 1996	For the Year Ended December 31, 1995	For the Period August 31, 1994 to December 31, 1994
2.28x	1.08x	3.26x	2.69x	3.13x

        The following tables set forth the amounts by which the Company's predecessor's earnings were inadequate to cover fixed charges:

For the Period January 1, 1994 to August 30, 1994	For the Year Ended December 31, 1993
$(110)	$(1,064)

        The following tables set forth the Operating Partnership's ratios of earnings to fixed charges for the periods shown (dollars in thousands):

For the Six Months Ended June 30, 1998	For the Year Ended December 31, 1997	For the Year Ended December 31, 1996	For the Year Ended December 31, 1995	For the Period August 31, 1994 to December 31, 1994
2.71x	1.89x	3.26x	2.69x	3.13x

        The following tables set forth the amounts by which the Operating Partnership's predecessor's earnings were inadequate to cover fixed charges:

For the Period January 1, 1994 to August 30, 1994	For the Year Ended December 31, 1993
$(110)	$(1,064)

        The ratios of earnings to fixed charges were computed by dividing earnings before fixed charges by fixed charges. For this purpose, earnings consist of pre-tax income (loss) from continuing operations, before gain on sale of property and minority interest plus fixed charges excluding capitalized interest, preferred unit distributions and beneficial conversion feature. Fixed charges consist of interest costs, both expensed and capitalized, debt issuance costs and the interest portion of ground rents on land leases. Fixed charges for the Company also include preferred unit distributions and beneficial conversion feature. To date, the Company has not issued any Preferred Stock, therefore, the ratios of earnings to combined fixed charges and preferred stock dividend requirements are the same as the ratios of earnings to fixed charges presented above. For the year ended December 31, 1996, the calculation of the ratio of earnings to fixed charges excludes a gain on sale of rental property of $5,658. The ratio of earnings to fixed charges, including gain on sale of rental property, for the same period was 3.67x.

        The following tables set forth the Operating Partnership's ratios of earnings to combined fixed charges and preferred unit distribution requirement for the periods shown (dollars in thousands):

For the Six Months Ended June 30, 1998	For the Year Ended December 31, 1997	For the Year Ended December 31, 1996	For the Year Ended December 31, 1995	For the Period August 31, 1994 to December 31, 1994
2.28x	1.08x	3.26x	2.69x	3.13x

        The following tables set forth the amounts by which the Operating Partnership's predecessor's earnings were inadequate to cover fixed charges:

For the Period January 1, 1994 to August 30, 1994	For the Year Ended December 31, 1993
$(110)	$(1,064)

        The Operating Partnership's ratios of earnings to combined fixed charges and preferred unit distribution requirement were computed by dividing earnings before fixed charges and preferred unit distributions and beneficial conversion feature by fixed charges and preferred unit distributions and beneficial conversion feature. For this purpose, earnings consist of pre-tax income (loss) from continuing operations before gain on sale of property and preferred unit distributions and beneficial conversion feature plus fixed charges excluding capitalized interest. Fixed charges consist of interest costs, both expensed and capitalized, debt issuance costs and the interest portion of ground rents on land leases. For the year ended December 31, 1996, the calculation of the ratio of earnings to combined fixed charges and preferred unit distribution requirement excludes a gain on sale of rental property of $5,658. The ratio of earnings to combined fixed charges and preferred unit distribution requirement, including gain on sale of rental property, for the same period was 3.67x.

USE OF PROCEEDS

        The Company is required by the terms of the Amended and Restated Agreement of Limited Partnership of the Operating Partnership to invest the net proceeds of any sale of Common Stock or Preferred Stock in the Operating Partnership in exchange for additional Units. The specific amount and intended use of net proceeds from the sale of any Offered Securities in a particular transaction will be set forth in the Prospectus Supplement relating thereto. Unless otherwise described in the applicable Prospectus Supplement, the Company and the Operating Partnership intend to use the net proceeds from the sale of any Offered Securities for general business purposes and for the leasing, management, acquisition, development and construction of office, office/flex, industrial/warehouse, multi-family residential or other properties as suitable opportunities arise, the expansion and improvement of certain properties in the Company's portfolio, and the repayment of indebtedness.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

        The following discussion should be read in conjunction with the Consolidated Financial Statements of Mack-Cali Realty, L.P. and subsidiaries ("Operating Partnership") and the Combining Financial Statements of Mack-Cali Realty, L.P. and Mack-Cali Property Partnerships and the notes thereto.

Six Months Ended June 30, 1998 Compared to Six Months Ended June 30, 1997

        The following comparisons for the six months ended June 30, 1998 ("1998"), as compared to the six months ended June 30, 1997 ("1997") make reference to the following: (i) the effect of the "Same-Store Properties," which represents all properties owned by the Operating Partnership at December 31, 1996, (ii) the effect of the acquisition (the "RM Transaction") of 65 properties (the "RM Properties") from Robert Martin Company, LLC and affiliates ("RM") on January 31, 1997, (iii) the effect of the acquisition (the "Mack Transaction") of 54 office properties (the "Mack Properties") from The Mack Company and Patriot American Office Group ("Mack") on December 11, 1997, and (iv) the effect of the "Acquired Properties," which represents all properties acquired by the Operating Partnership from January 1, 1997 through June 30, 1998, excluding the RM Properties and the Mack Properties. With the exception of certain properties which are wholly-owned, the Operating Partnership owns the properties primarily through individual property partnerships ("Property Partnerships") in which the Operating Partnership has a 99% interest.

        For 1998, the results of operations of the Operating Partnership and the Property Partnerships are included in the Operating Partnership on a consolidated basis. Prior to January 1, 1998, such results of operations were accounted for by the Operating Partnership under the equity method of accounting and reflected in its consolidated financial statements as Equity in Net Income of Unconsolidated Majority-Owned Property Partnerships. Accordingly, to present meaningful comparisons, the following discussion compares such consolidated 1998 results to the 1997 results of the Operating Partnership and Property Partnerships on a combined basis.

        Total revenues increased $115.2 million, or 102.2 percent, for the six months ended June 30, 1998 over the same period in 1997. Base rents increased $105.6 million, or 113.3 percent, of which an increase of $27.9 million or 29.9 percent, was attributable to the Acquired Properties, an increase of $5.6 million, or 6.0 percent, due to the RM Properties, and an increase of $72.1 million, or 77.4 percent, due to the Mack Properties. Escalations and recoveries increased $8.5 million, or 59.1 percent, of which an increase of $3.4 million, or 23.9 percent, was attributable to the Acquired Properties, an increase of $0.5 million, or 2.9 percent, due to the RM Properties, and an increase of $4.7 million, or 32.7 percent, due to the Mack Properties, offset by a decrease of $0.1 million, or 0.4 percent, due to occupancy changes at the Same-Store Properties. Parking and other income increased $1.3 million, or 36.5 percent, of which $0.9 million, or 25.7 percent, was due to the Mack Properties, $0.3 million, or 9.0 percent, attributable to the Acquired Properties, and an increase of $0.3 million or 7.2 percent, due to the Same-Store Properties, offset by a decrease of $0.2 million, or 5.4 percent, due to the RM Properties. Interest income decreased $0.2 million, or 11.0 percent, due primarily to the use of funds held in 1997 to fund the RM Transaction, partially offset by interest received from the Operating Partnership's $20.0 million mortgage note receivable provided in 1998.

        Total expenses for the six months ended June 30, 1998 increased $81.3 million, or 109.0 percent, as compared to the same period in 1997. Real estate taxes increased $10.0 million, or 83.8 percent, for 1998 over 1997, of which an increase of $3.0 million, or 24.7 percent, was attributable to the Acquired Properties, an increase of $0.8 million, or 7.0 percent, due to the RM Properties, an increase of $5.8 million, or 48.6 percent, due to the Mack Properties, and an increase of $0.4 million, or 3.5 percent, attributable to the Same-Store Properties. Additionally, operating services increased $14.5 million, or 105.6 percent, and utilities increased $9.5 million, or 119.4 percent, for 1998 over 1997. The aggregate increase in operating services and utilities of $24.0 million, or 110.6 percent, consists of $0.8 million, or 3.7 percent, attributable to the RM Properties, an increase of $6.4 million, or 29.5 percent, due to the Acquired Properties, and an increase of $17.2 million, or 79.1 percent, due to the Mack Properties, offset by a decrease of $0.4 million, or 1.7 percent, attributable to the Same-Store Properties. General and administrative expense increased $5.7 million, or 81.8 percent, of which $4.1 million, or 59.6 percent, is due primarily to an increase in payroll and related costs as a result of the Operating Partnership's expansion, $1.5 million, or 20.8 percent, due to additional costs related to the Mack Properties, and $0.1 million, or 1.4 percent, attributable to additional costs related to the RM Properties. Depreciation and amortization increased $18.5 million, or 109.7 percent, for 1998 over 1997, of which $5.4 million, or 32.1 percent, related to depreciation on the Acquired Properties, an increase of $1.4 million, or 8.3 percent, attributable to the RM Properties, an increase of $11.3 million, or 67.2 percent, due to the Mack Properties, and an increase of $0.4 million, or 2.1 percent, due to the Same-Store Properties. Interest expense increased $23.1 million, or 134.8 percent, for 1998 over 1997, of which $1.1 million, or 6.5 percent, was attributable to the TIAA Mortgage, $0.5 million, or 3.1 percent, due to assumed mortgages on Acquired Properties, an increase of $11.4 million, or 66.1 percent, due to assumed mortgages from the Mack Properties, and an increase of $10.1 million, or 59.1 percent, due to net additional drawings from the Operating Partnership's credit facilities as a result of Operating Partnership acquisitions and the $200 million Prudential Term Loan obtained in December 1997, as well as changes in LIBOR.

        Net income available to common unitholders increased to $61.5 million in 1998 from $38.1 million in 1997. The increase of $23.4 million was due to the factors discussed above, partially offset by preferred unit distributions of $7.9 million and an extraordinary item of $2.7 million related to the early retirement of debt.

Year Ended December 31, 1997 Compared to Year Ended December 31, 1996 and Year Ended December 31, 1996 Compared to Year Ended December 31, 1995

        The following comparisons for the year ended December 31, 1997 ("1997"), as compared to the year ended December 31, 1996 ("1996"), and for 1996, as compared to the year ended December 31, 1995 ("1995") are based on the Consolidated Financial Statements of the Operating Partnership for such periods, during which the results of operations of the Property Partnerships are accounted for under the equity method and presented as Equity in Net Income of Unconsolidated Majority-Owned Property Partnerships.

        The following comparisons of Equity in Net Income of Unconsolidated Majority-Owned Property Partnerships make reference to the following: (i) the effect of the "Same-Store Properties," which represent all properties owned by the Property Partnerships at December 31, 1995 (for the 1997 versus 1996 comparison), and which represents all properties owned by the Property Partnerships at December 31, 1994 (for the 1996 versus 1995 comparison), (ii) the effect of the acquisition of the RM Properties on January 31, 1997, (iii) the effect of the acquisition of the Mack Properties on December 11, 1997, (iv) the effect of the "Acquired Properties," which represent all properties acquired by the Property Partnerships from January 1, 1996 through December 31, 1997, excluding the RM Properties and the Mack Properties (for the 1997 versus 1996 comparison), and which represent all properties acquired by the Property Partnerships from January 1, 1995 through December 31, 1996 (for the 1996 versus 1995 comparison), and (v) the effect of the "Disposition," which refers to the Property Partnerships' sale of the Essex Road property on March 20, 1996.

Year Ended December 31, 1997 Compared to Year Ended December 31, 1996

        Total revenues increased $10.0 million, or 75.5 percent, for 1997 over 1996. This increase is due primarily to four wholly-owned properties acquired in 1997 ("OP-Acquired Properties").

        Total expenses for 1997 increased $62.8 million, or 591.7 percent, as compared to 1996. Operating services, utilities, and real estate taxes increased $1.6 million, or 645.0 percent, in the aggregate, primarily attributable to the OP-Acquired Properties. General and administrative expense increased $9.5 million, or 167.2 percent, due primarily to an increase in payroll and related costs. Depreciation and amortization expense increased $0.2 million, or 436.5 percent, due to the OP-Acquired Properties. Interest expense increased $5.0 million, or 107.0 percent, due primarily to net additional drawings from the credit facilities as a result of acquisitions of the OP-Acquired Properties and the investments in Property Partnerships' acquisitions. Additionally, non-recurring merger-related charges of $46.5 million were incurred in 1997, as a result of the Mack Transaction.

        Income before Equity in Net Income of Unconsolidated Majority-Owned Property Partnerships, gain on sale of rental property and extraordinary item decreased from income of $2.6 million in 1996 to a loss of $50.2 million in 1997. This decrease of $52.8 million was due to the factors discussed above.

        Equity in Net Income of Unconsolidated Majority-Owned Property Partnerships, which is more fully discussed below, increased $55.2 million for 1997 over 1996, due primarily to property acquisitions by the Property Partnerships. Net Income available to common unitholders decreased $34.5 million for 1997, from $36.6 million in 1996 to $2.1 million in 1997, as a result of the factors discussed above, recognition in 1997 of an extraordinary loss of $7.2 million, income allocable to preferred unitholders of $30.3 million in 1997 (which is comprised of distributions of $0.9 million and the effect of the beneficial conversion feature of $29.4 million), partially offset by the recognition in 1996 of an extraordinary loss of $0.6 million. A more detailed discussion of Equity in Net Income of Unconsolidated Majority-Owned Property Partnerships for 1997 compared to 1996 follows.

        Total revenues of Unconsolidated Majority-Owned Property Partnerships increased $148.1 million, or 158.4 percent, for 1997 over 1996. Base rents increased $128.8 million, or 166.9 percent, of which an increase of $60.9 million, or 78.9 percent, was attributable to the Acquired Properties, an increase of $58.4 million, or 75.6 percent, due to the RM Properties, an increase of $8.0 million, or 10.3 percent, due to the Mack Properties and an increase of $1.8 million, or 2.4 percent, due to occupancy and rental rate changes at the Same-Store Properties, offset by a decrease of $0.3 million, or 0.3 percent, due to the Disposition. Escalations and recoveries increased $16.6 million, or 115.1 percent, of which an increase of $11.1 million, or 76.9 percent, was attributable to the Acquired Properties, an increase of $4.9 million, or 34.1 percent, due to the RM Properties, an increase of $0.5 million, or 3.7 percent, due to the Mack Properties, and an increase of $0.1 million, or 0.4 percent, due to occupancy changes at the Same-Store Properties. Parking and other income increased $2.7 million, or 141.9 percent, of which $4.0 million, or 209.5 percent, was attributable to the RM Properties, offset by a decrease of $0.1 million, or 7.3 percent, due to the Same-Store Properties, and a decrease of $1.2 million, or 60.3 percent, due to Acquired Properties.

        Total expenses of Unconsolidated Majority-Owned Property Partnerships for 1997 increased $87.2 million, or 135.1 percent, as compared to 1996. Real estate taxes increased $16.5 million, or 175.9 percent, for 1997 over 1996, of which an increase of $6.5 million, or 68.8 percent, was attributable to the Acquired Properties, an increase of $9.0 million, or 95.9 percent, due to the RM Properties, an increase of $0.6 million, or 6.6 percent, due to the Mack Properties, and an increase of $0.5 million, or 5.1 percent, attributable to the Same-Store Properties, offset by a decrease of $0.1 million, or 0.5 percent, due to the Disposition. Additionally, operating services increased $17.2 million, or 145.3 percent, and utilities increased $10.1 million, or 123.7 percent, for 1997 over 1996. The aggregate increase in operating services and utilities of $27.3 million, or 136.5 percent, consists of $14.0 million, or 69.8 percent, attributable to the Acquired Properties, an increase of $12.9 million, or 64.6 percent, due to the RM Properties, and an increase of $1.7 million, or 8.3 percent, due to the Mack Properties, offset by a decrease of $1.1 million, or 5.4 percent, attributable to the Same-Store Properties and a decrease of $0.2 million, or 0.8 percent, due to the Disposition. General and administrative expense increased $0.6 million, or 170.1 percent, due primarily to the increased portfolio. Depreciation and amortization increased $21.9 million, or 149.0 percent, for 1997 over 1996, of which $10.1 million, or 69.2 percent, related to depreciation on the Acquired Properties, an increase of $10.0 million, or 67.8 percent, attributable to the RM Properties, an increase of $1.0 million, or 6.6 percent, due to the Mack Properties, and an increase of $0.9 million, or 5.9 percent, due to the Same-Store Properties, offset by a decrease of $0.1 million, or 0.5 percent, due to the Disposition. Interest expense increased $17.2 million, or 99.8 percent, for 1997 over 1996, of which $12.2 million, or 70.9 percent, was attributable to the TIAA Mortgage, $9.1 million, or 66.5 percent, due to the Harborside Mortgages, and an increase of $1.4 million, or 9.9 percent, due to assumed mortgages from the Mack Properties, offset by a decrease of $5.5 million, or 47.5 percent, due to the August 1997 prepayment of the Mortgage Financing.

        Income before gain on sale of rental property and extraordinary item increased to $89.8 million in 1997 from $28.9 million in 1996. The increase of $60.9 million was due to the factors discussed above.

        Net income increased $48.8 million for 1997, from $34.3 million in 1996 to $83.1 million in 1997, primarily as a result of an increase in income before gain on sale of rental property and extraordinary item of $60.9 million, and the recognition in 1996 of an extraordinary loss of $0.3 million, partially offset by a gain on the sale of the Disposition property of $5.7 million in 1996 and the recognition in 1997 of an extraordinary loss of $6.7 million.

Year Ended December 31, 1996 Compared to Year Ended December 31, 1995

        Total revenues increased $2.1 million, or 19.2 percent, for 1996 over 1995. The increase is primarily attributable to increased interest income.

        Total expenses for 1996 increased $5.9 million, or 127.1 percent, as compared to 1995. In the aggregate, operating services and utilities increased $0.2 million, or 243.8 percent. General and administrative expense increased $2.3 million, or 68.6 percent, primarily attributable to an increase in payroll and related costs as a result of expansion. Interest expense increased $3.5 million, or 297.6 percent, primarily due to an increase in the average outstanding borrowings on the Operating Partnership's credit facilities during 1996 over 1995 in connection with an increase in Property Partnerships' acquisitions.

        Income before Equity in Net Income of Unconsolidated Majority-Owned Property Partnerships, gain on sale of rental property and extraordinary item decreased to $2.6 million in 1996 from $6.4 million in 1995. The decrease of $3.8 million was due to the factors discussed above.

        Equity in Net Income of Unconsolidated Majority-Owned Property Partnerships, which is more fully discussed below, increased $23.9 million for 1996 over 1995, due primarily to investments in Property Partnerships' acquisitions. Net income available to common unitholders increased $19.5 million for 1996, from $17.1 million in 1995 to $36.6 million in 1996, as a result of the factors discussed and an increase in Equity in Net Income of Unconsolidated Majority-Owned Property Partnerships of $23.9 million primarily due to increased properties acquired.

        A more detailed discussion of the Equity in Net Income of Unconsolidated Majority-Owned Property Partnerships for 1996 compared to 1995 follows.

        Total revenues of Unconsolidated Majority-Owned Property Partnerships increased $31.5 million, or 50.8 percent, for 1996 over 1995. Base rents increased $26.2 million, or 51.3 percent, of which an increase of $26.5 million, or 51.9 percent, was attributable to the Acquired Properties, and an increase of $0.9 million, or 1.8 percent, as a result of occupancy changes at the Same-Store Properties, offset by a decrease of $1.2 million, or 2.4 percent, as a result of the Disposition. Escalations and recoveries increased $4.9 million, or 51.6 percent, of which an increase of $4.6 million, or 48.8 percent, was attributable to the Acquired Properties, and $0.4 million, or 4.0 percent, as a result of occupancy changes at the Same-Store Properties, offset by a decrease of $0.1 million, or 1.2 percent, due to the Disposition. Parking and other income increased $0.4 million, or 29.5 percent, of which $0.3 million, or 20.6 percent, was attributable to the Same-Store Properties, and $0.2 million, or 13.8 percent, due to the Acquired Properties, offset by a decrease of $0.1 million, or 4.9 percent, due to the Disposition.

        Total expenses of Unconsolidated Majority-Owned Property Partnerships for 1996 increased $13.3 million, or 26.0 percent, as compared to 1995. Real estate taxes increased $3.5 million, or 60.4 percent, for 1996 over 1995, of which $3.6 million, or 60.9 percent, was a result of the Acquired Properties, and $0.1 million, or 2.6 percent, related to the Same-Store Properties, offset by a decrease of $0.2 million, or 3.1 percent, due to the Disposition. Additionally, operating services increased $3.5 million, or 40.6 percent, and utilities increased $1.8 million, or 28.6 percent. The aggregate increase in operating services and utilities of $5.3 million, or 35.5 percent, consists of $5.8 million, or 39.1 percent, attributable to the Acquired Properties, offset by a decrease of $0.4 million, or 3.2 percent, as a result of the Disposition, and $0.1 million, or 0.4 percent, due to the Same-Store Properties. General and administrative expense decreased $0.2 million, or 31.8 percent, primarily attributable to the Disposition. Depreciation and amortization increased $4.1 million, or 38.8 percent, for 1996 over 1995, of which $4.5 million, or 42.3 percent, related to depreciation on the Acquired Properties, offset by decreases of $0.1 million, or 1.1 percent, for the Same-Store Properties, and $0.3 million, or 2.4 percent, as a result of the Disposition. Interest expense increased $0.1 million, or 0.7 percent, primarily due to the assumed Harborside Mortgages by the Property Partnerships.

Liquidity and Capital Resources

        Statement of Cash Flows. During the six months ended June 30, 1998, the Operating Partnership generated $102.6 million in cash flows from operating activities, and together with $1.3 billion in borrowings from the Operating Partnership's credit facilities and additional mortgage financings, $284.5 million in net proceeds from common stock offerings during the period, $20.0 million received from a repayment of a mortgage note receivable, and $5.3 million in proceeds from stock options exercised, $1.4 million from the Operating Partnership's cash reserves, used an aggregate of $1.7 billion to acquire 51 properties and pay for other tenant improvements and building improvements totaling $625.4 million, repay outstanding borrowings on its credit facilities and other mortgage debt of $949.8 million, pay quarterly distributions of $63.2 million, invest $38.1 million in partially-owned entities, provide $20.0 million for a mortgage note receivable, pay financing costs of $7.5 million and repurchase 20,000 common units for $3.2 million.

        During the year ended December 31, 1997, the Operating Partnership generated $66.7 million in cash flows from operating activities, and together with $489.1 million in net proceeds from a 13 million share stock offering in October 1997, $469.2 million in borrowings from the Operating Partnership's credit facilities, $202.5 million from the Operating Partnership's cash reserves, $200.0 million in proceeds from a short-term mortgage loan, $136.1 million from distributions in excess of Equity in Net Income of Unconsolidated Majority-Owned Property Partnerships, $77.8 million from repayment of loans receivable from the Property Partnerships and $7.2 million of proceeds from stock options exercised, used an aggregate of $1.6 billion to provide $1.1 billion in contributions to the Property Partnerships, purchase four properties and pay for other tenant improvements and building improvements totaling $46.1 million, repay outstanding borrowings on its credit facilities and other mortgage debt of $376.9 million, pay quarterly distributions of $74.5 million, provide $11.6 million for a mortgage note receivable, repurchase 152,000 treasury units for $4.7 million, and pay financing costs of $3.1 million.

        Capitalization.    On February 25, 1998, Mack-Cali Realty Corporation ("Corporation") completed an underwritten public offer and sale of 2,500,000 shares of its common stock and used the net proceeds, which totaled approximately $92.2 million (after offering costs) to pay down a portion of its outstanding borrowings under the Operating Partnership's credit facilities and fund the acquisition of Moutainview.

        On March 18, 1998, in connection with the acquisition of Prudential Business Campus, the Corporation completed an offer and sale of 2,705,628 shares of its common stock using the net proceeds of approximately $99.9 million (after offering costs) in the funding of such acquisition.

        On March 26, 1998, in connection with the Pacifica I Acquisition, the Operating Partnership issued 100,175 common units, valued at approximately $3.8 million.

        On March 27, 1998, the Corporation completed an underwritten public offer and sale of 650,407 shares of its common stock and used the net proceeds, which totaled approximately $23.7 million (after offering costs) to pay down a portion of its outstanding borrowings under the Operating Partnership's credit facilities.

        On April 29, 1998, the Corporation completed an underwritten offer and sale of 994,228 shares of its common stock and used the net proceeds, which totaled approximately $34.6 million (after offering costs) primarily to pay down a portion of its outstanding borrowings under the Operating Partnership's credit facilities.

        On April 30, 1998, in connection with the acquisition of a 49.9 percent interest in a joint venture (Convention Plaza), the Operating Partnership issued 218,105 common units, valued at approximately $8.3 million.

        On May 29, 1998, the Corporation completed an underwritten public offer and sale of 984,615 shares of its common stock and used the net proceeds, which totaled approximately $34.1 million (after offering costs) primarily to pay down a portion of its outstanding borrowings under the Operating Partnership's credit facilities.

        On June 8, 1998, in connection with the Pacifica II Acquisition, the Operating Partnership issued 585,263 common units, valued at approximately $20.8 million.

        During the six months ended June 30, 1998, the Operating Partnership also issued 779,241 common units and 17,493 preferred units, valued at approximately $48.1 million, in connection with the achievement of certain performance goals at the Mack Properties, with an equivalent number of contingent common units being redeemed.

        The proceeds of the above offerings of common stock were contributed by the Corporation to the Operating Partnership in exchange for units.

        On August 6, 1998, the Board of Directors of the Corporation authorized a share repurchase program ("Repurchase Program") under which the Corporation was permitted to purchase up to $100.0 million of the Corporation's common stock. Purchases could be made from time to time in open market transactions at prevailing prices or through privately negotiated transactions. Subsequently, through August 12, 1998, the Corporation purchased, for constructive retirement, 215,200 shares of its outstanding common stock for an aggregate cost of approximately $6.6 million. Concurrent with this purchase, the Corporation sold to the Operating Partnership 215,200 common units for approximately $6.6 million.

        On April 17, 1998, the Operating Partnership repaid in full and terminated its $400 million unsecured revolving credit facility, led by Fleet National Bank, and obtained a new unsecured revolving credit facility (the "1998 Unsecured Facility") in the amount of $870.0 million from a group of 25 lender banks, led by The Chase Manhattan Bank and Fleet National Bank. In July 1998, the 1998 Unsecured Facility was expanded to $900.0 million with the addition of two new lender banks into the facility, bringing the total number of participants to 27 banking institutions. The 1998 Unsecured Facility has a three-year term and currently bears interest at 110 basis points over one-month LIBOR, a reduction of 15 basis points from the retired Original Unsecured Facility. Based upon the Operating Partnership's achievement of an investment grade unsecured debt rating, the interest rate will be reduced, on a sliding scale, and a competitive bid option will become available.

        The terms of the 1998 Unsecured Facility include certain restrictions and covenants which limit, among other things, the payment of dividends (as discussed below), the incurrence of additional indebtedness, the incurrence of liens and the disposition of assets, and which require compliance with financial ratios relating to the maximum leverage ratio, the maximum amount of secured indebtedness, the minimum amount of tangible net worth, the minimum amount of debt service coverage, the minimum amount of fixed charge coverage, the maximum amount of unsecured indebtedness, the minimum amount of unencumbered property debt service coverage and certain investment limitations. The dividend restriction referred to above provides that, except to enable the Corporation to continue to qualify as a REIT under the Code, the Corporation will not during any four consecutive fiscal quarters make distributions with respect to common stock or other equity interests in an aggregate amount in excess of 90 percent of funds from operations for such period, subject to certain other adjustments. The 1998 Unsecured Facility also requires a 17.5 basis point fee on the unused balance payable quarterly in arrears.

        The lending group for the 1998 Unsecured Facility consists of: The Chase Manhattan Bank, as administrative agent; Fleet National Bank, as syndication agent; PNC Bank, N.A., as documentation agent; Bankers Trust, Commerzbank, AG, The First National Bank of Chicago, First Union National Bank and NationsBank, as managing agents; Creditanstalt Corporate Finance, Inc., Dresdner Bank, AG, European American Bank, Hypo Bank, Societe Generale and Summit Bank, as co-agents; and Kredietbank, N.V., Key Bank, Mellon Bank, N.A., The Bank of New York, Citizens Bank, Crestar, DG Bank, Tokai Bank, US Trust, Bayerische Landesbank, Erste Bank, Bank Leumi USA, and Bank One, Arizona, NA.

        The new unsecured facility, together with the Operating Partnership's previously-existing $100.0 million revolving credit facility with Prudential Securities Credit Corp., provides the Operating Partnership with a total credit line borrowing capacity of $1.0 billion.

        On April 30, 1998, the Operating Partnership obtained a $150.0 million, interest-only, non-recourse mortgage loan from The Prudential Insurance Company of America ("$150.0 Million Prudential Mortgage Loan"). The loan, which is secured by 12 of the Operating Partnership's properties, has an effective annual interest rate of 7.10 percent and a seven year term. The Operating Partnership, at its option, may convert the mortgage loan to unsecured debt upon achievement by the Operating Partnership of a credit rating of Baa3/BBB- or better. The mortgage loan is prepayable in whole or in part subject to certain provisions, including yield maintenance. The proceeds of the new loan were used, along with funds drawn from one of the Operating Partnership's credit facilities, to retire a $200.0 million term loan with Prudential Securities Credit Corp., as well as approximately $48.2 million of the Mack Mortgages.

        As of June 30, 1998, the Operating Partnership owned 164 unencumbered properties, totaling 16.4 million square feet, representing 60.6 percent of the Operating Partnership's total portfolio on a square footage basis.

        Historically, rental revenue has been the principal source of funds to pay operating expenses, debt service and capital expenditures, excluding non-recurring capital expenditures. Management believes that the Operating Partnership will have access to the capital resources necessary to expand and develop its business. To the extent that the Operating Partnership's cash flow from operating activities is insufficient to finance its non-recurring capital expenditures such as property acquisition costs and other capital expenditures, the Operating Partnership expects to finance such activities through borrowings under its credit facilities and other debt and equity financing.

        The Operating Partnership expects to meet its short-term liquidity requirements generally through its working capital and net cash provided by operating activities, along with the Prudential facility and the 1998 Unsecured Facility. The Operating Partnership is frequently examining potential property acquisitions and, at any one given time, one or more of such acquisitions may be under consideration. Accordingly, the ability to fund property acquisitions is a major part of the Operating Partnership's financing requirements. The Operating Partnership expects to meet its financing requirements through funds generated from operating activities, long-term or short term borrowings (including draws on the Operating Partnership's credit facilities) and the issuance of debt securities or additional equity securities by the Operating Partnership or the Company. In addition, the Operating Partnership anticipates utilizing the Prudential facility and the 1998 Unsecured Facility primarily to fund property acquisition activities.

        The Operating Partnership does not intend to reserve funds to retire the existing TIAA Mortgage, Harborside Mortgages, $150 Million Prudential Mortgage Loan, its various other property mortgages, and borrowings under the revolving credit facilities or other long-term mortgages and loans payable upon maturity. Instead, the Operating Partnership will seek to refinance such debt at maturity or retire such debt through the issuance of additional equity or debt securities by the Operating Partnership or the Corporation. The Operating Partnership anticipates that its available cash and cash equivalents and cash flows from operating activities, together with cash available from borrowings and other sources, will be adequate to meet the Operating Partnership's capital and liquidity needs both in the short and long-term. However, if these sources of funds are insufficient or unavailable, the Operating Partnership's ability to make the expected distribution discussed below may be adversely affected.

        In order for the Corporation to maintain its qualification as a REIT, the Corporation must make annual distributions to its stockholders of at least 95 percent of its REIT taxable income, determined without regard to the dividends paid deduction and by excluding net capital gains. The Corporation currently relies on the distributions it receives from the Operating Partnership to make its distributions to its stockholders. The Operating Partnership intends to continue to make regular quarterly distributions to its unitholders which, based upon current policy, in the aggregate would equal approximately $115.9 million on an annualized basis. However, any such distribution would only be paid out of available cash after meeting both operating requirements, scheduled debt service on mortgages and loans payable and preferred unit distributions.

Funds from Operations

        The Operating Partnership considers funds from operations ("FFO"), after adjustment for straight-lining of rents, one measure of REIT performance. Funds from operations is defined as net income (loss) before distribution to preferred unitholders, computed in accordance with generally accepted accounting principles ("GAAP"), excluding gains (or losses) from debt restructuring, other extraordinary and significant non-recurring items, and sales of property, plus real estate-related depreciation and amortization. Funds from operations should not be considered as an alternative to net income as an indication of the Operating Partnership's performance or to cash flows as a measure of liquidity.

        Funds from operations presented herein is not necessarily comparable to funds from operations presented by other real estate companies due to the fact that not all real estate companies use the same definition. However, the Operating Partnership's funds from operations is comparable to the funds from operations of real estate companies that use the current definition of the National Association of Real Estate Investment Trusts ("NAREIT"), after the adjustment for straight-lining of rents.

        NAREIT's definition of FFO indicates that the calculation should be made before any extraordinary item (determined in accordance with GAAP), and before any deduction of significant non-recurring events that materially distort the comparative measurement of the Operating Partnership's performance.

        Funds from operations of Mack-Cali Realty, L.P. for the six months ended June 30, 1998 and 1997 and the years ended December 31, 1997, 1996 and 1995, as calculated in accordance with the NAREIT'S definition published in March 1995, are summarized in the following table (in thousands):

	1998	1997
			1997	1996	1995
	Six Months Ended June 30,
			Year Ended December 31,
Income before non-recurring merger-related charges, gain on sale of rental property, distribution to preferred unitholders, and extraordinary item	$72,020	$38,132	$82,886	$31,521	$17,146
Add: Real estate-related depreciation and amortization (1)	35,330	16,265	36,599	14,677	10,563
Deduct: Rental income adjustment for straight-lining of rents (1)	(6,345)	(3,944)	(7,733)	(978)	(312)

Funds from operations after adjustment for straight-lining of rents, before distribution to preferred unitholders	$101,005	$50,453	$111,752	$45,220	$27,397
Deduct: Distribution to preferred unitholders	(7,896)	—	(888)	—	—

Funds from operations after adjustment for straight-lining of rents	$93,109	$50,453	$110,864	$45,220	$27,397

Cash flows provided by operating activities	$102,612	$42,628	$66,661	$39,382	$21,056

Cash flows used in investing activities	$(662,199)	$(304,080)	$(975,574)	$(305,891)	$(126,216)

Cash flows provided by financing activities	$573,478	$62,675	$706,368	$470,893	$99,863

Fully-converted weighted average units outstanding (2)	67,809	40,334	43,739	21,171	13,986

Weighted average units outstanding	61,055	40,334	43,356	21,171	13,986

(1)
Includes FFO adjustments related to the Operating Partnership's investments in partially-owned entities in 1998, and Investments in Unconsolidated Majority-Owned Property Partnerships in 1997, 1996 and 1995.

(2)
Assumes conversion of all outstanding preferred units, calculated on a weighted average basis, for common units in the Operating Partnership.

Inflation

        The Operating Partnership's leases with the majority of its tenants provide for recoveries and escalation charges based upon the tenant's proportionate share of, and/or increases in, real estate taxes and certain operating costs, which reduce the Operating Partnership's exposure to increases in operating costs resulting from inflation.

Year 2000

        Many computer systems experience problems handling dates beyond the year 1999. Therefore, some computer hardware and software will need to be modified prior to the year 2000 in order to remain functional. The Operating Partnership is assessing both the internal readiness of its systems as well as the compliance of its vendors for the handling of the year 2000. The Operating Partnership expects to implement successfully the systems and programming changes necessary to address year 2000 issues, and does not believe that the cost of such actions will have a material effect on the Operating Partnership's results of operations or financial condition. There can be no assurance, however, that there will not be a delay in, or increased costs associated with, the implementation of such changes, and the Operating Partnership's inability to implement such changes could have an adverse effect on future results of operations.

POLICIES WITH RESPECT TO CERTAIN ACTIVITIES

        The policies of the Corporation and the Operating Partnership with respect to the following activities have been determined by the Board of Directors of the Corporation and may be amended or revised from time to time at the discretion of the Board of Directors, if it determines in the future that such a change is the best interests of the Corporation and its stockholders. All references to "the Company" in this section of the Prospectus are deemed to include both the Corporation and the Operating Partnership.

Investment Policies

        Investment in Real Estate or Interests in Real Estate.    The investment objectives of the Company are to achieve stable cash flow available for distributions and, over time, to increase cash flow and portfolio value by actively managing the Properties, developing properties and acquiring additional properties that, either as acquired or after value-added activities by the Company (such as improved management and leasing services and renovations), will produce additional cash flows. The policies of the Company are to develop and acquire properties primarily for generation of current income and appreciation of long term value.

        The Company expects to pursue its investment objectives primarily through the direct or indirect ownership of office and office/flex properties, either through direct complete ownership of the properties or through joint ventures. The Company currently contemplates acquiring and developing additional properties in the Northeastern and Southwestern United States, although future investments could be made outside of these areas. The Company does not have any limit on the amount or percentage of its assets invested in any single property or group of related properties.

        The Company may purchase or lease income-producing properties or land for long-term investment and expand, improve or sell the properties, in whole or in part, when circumstances warrant. The Company may also participate with other entities in property ownership through joint ventures or other types of co-ownership. Equity investments by the Company may be subject to existing or future mortgage financing and other indebtedness which may have priority over the equity interests of the Company.

        Investments in Real Estate Mortgages.    While the Company emphasizes equity real estate investments, the Company may invest in mortgages and other real estate interests consistent with the Company's qualification as a REIT. The Company does not currently intend to invest in mortgages or deeds of trust, but may invest in participating or convertible mortgages in connection with other property acquisitions if the Company concludes that it may benefit from the cash flow or any appreciation in the value of the property. Investments in real estate mortgages run the risk that one or more borrowers may default under such mortgages and that the collateral securing such mortgages may not be sufficient to enable the Company to recoup its full investment.

        Securities or Interests in Persons Primarily Engaged in Real Estate Activities and Other Issues.    Subject to the percentage of ownership limitations and gross income tests necessary for the Company to qualify and maintain its status as a REIT, the Company may invest in securities of other entities engaged in real estate activities or securities of other issuers. See "Material United States Federal Income Tax Considerations to the Company of its REIT Election." The Company does not currently intend to invest in the securities of other issuers except in connection with acquisitions of indirect interests in properties (normally general or limited partnership interests in special purpose partnerships owning properties) and in connection with the acquisition of substantially all of the economic interest in a real estate-related operating business.

Dispositions

        The Company does not have a current intention to cause the disposition of any of the Properties, although it reserves the right to do so if, after taking into account the tax consequences of any disposition, including the Company's continued ability to qualify as a REIT, it is determined that such action would be in its best interests.

Financing Policies

        The Company and the Operating Partnership will utilize the most appropriate sources of capital for future acquisitions, development and capital improvements, which may include funds from operating activities, short-term and long-term borrowings (including draws on the Company's revolving credit facilities), sales of investments and issuances of debt securities or additional equity securities. The Company currently intends to maintain a ratio of debt to total market capitalization (total debt of the Company as a percentage of the market value of issued and outstanding shares of Common Stock, including interests redeemable therefor, plus total debt) of approximately 50 percent or less, although the organizational documents of the Company do not limit the amount of indebtedness that the Company may incur.

        In the future, the Company may seek to extend, expand, reduce or renew its existing credit facilities or obtain new credit facilities or lines of credit or may seek to issue unsecured public indebtedness. Future loans, credit facilities, and lines of credit may be used for the purpose of making acquisitions or capital improvements, providing working capital or meeting the distribution requirements for REITs under the Code if the Company has taxable income without receipt of cash sufficient to enable the Company to meet such distributions requirements.

Equity Capital

        The Board of Directors of the Company has the authority, without shareholder approval, to issue authorized additional shares of Common Stock or Preferred Stock or otherwise raise capital, including through the issuance of senior securities, in any manner and on such terms and for such consideration as it deems appropriate, including in exchange for property. Existing shareholders will have no preemptive rights to shares of Common Stock or other shares of capital stock issued in any offering, and any such offering may cause a dilution of a shareholder's investment in the Company. Although it has no current plans to do so, the Company may in the future issue securities in connection with acquisitions or for other business purposes.

Working Capital Reserves

        The Operating Partnership maintains working capital reserves (and when not sufficient, access to borrowings) in amounts that the Board of Directors of the Company determines from time to time to be adequate to meet normal contingencies in connection with the operation of the business and investments of the Operating Partnership.

Annual Reports

        The Company will issue annual reports and other reports to stockholders, as required by United States securities laws, and will include annual financial statements certified by independent public accountants.

Conflict of Interest Policies

        Directors and officers of the Company may be subject to certain conflicts of interests in fulfilling their responsibilities to the Company. The Company has adopted certain policies designed to minimize potential conflicts of interest. Under the Company's Articles of Incorporation and Maryland law, a contract or transaction between the Company and any of its directors or officers or between the Company and any other corporation, firm or other entity in which any of its directors or officers is a director, officer, stockholder, member or partner or has a material financial interest is not void or voidable solely because of such interest if the contract or transaction is approved after disclosure of the interest by the affirmative vote of a majority of the disinterested directors.

Other Policies

        The Company intends to operate in a manner that will not subject it to regulation under the Investment Company Act of 1940. The Company has not in the past and does not presently intend (i) to invest in the securities of other issuers for the purpose of exercising control over such issuer (except to the extent described above in "—Investment Policies"), (ii) to underwrite securities of other issuers or (iii) to trade actively in loans or other investments. The Company has authority to offer shares of Common Stock or other securities and to repurchase or otherwise reacquire shares of Common Stock or any other securities in the open market or otherwise and may engage in such activities in the future. The Company expects to issue shares of Common Stock to holders of Units in the Operating Partnership upon exercise of their redemption rights. The Company may, under certain circumstances, purchase shares of Common Stock in the open market, if such purchases are approved by the Board of Directors. The Board of Directors has no present intention of causing the Company to repurchase any of the shares of Common Stock, and any such action would be taken only in conformity with applicable federal and state laws and the requirements for qualifying as a REIT under the Code and the regulations of the U.S. Department of Treasury under the Code. The Company has not engaged and does not intend to engage in trading, underwriting or agency distribution or sale of securities of other issuers.

        At all times, the Company intends to make investments in such a manner as to be consistent with the requirements of the Code for the Company to qualify as a REIT, unless, because of changing circumstances or changes in the Code (or in the Treasury Regulations), the Board of Directors of the Company determines that it is no longer in the best interests of the Company to qualify as a REIT and such determination is approved by the affirmative vote of holders owning at least a majority of the shares of the Company's capital stock outstanding and entitled to vote thereon.

DESCRIPTION OF DEBT SECURITIES

        The following sets forth certain general terms and provisions of the Indenture under which the Debt Securities are to be issued by the Operating Partnership. The following terms of the Debt Securities constitute all material terms of the Debt Securities that may be determined prior to the initiation of a specific offering of Debt Securities. The particular terms of the Debt Securities with respect to a specific offering of Debt Securities will be set forth in a Prospectus Supplement relating thereto.

        The Debt Securities are to be issued by the Operating Partnership under an Indenture, as amended or supplemented from time to time (the "Indenture"), between the Operating Partnership and a Trustee chosen by the Operating Partnership and qualified to act as such under the Trust Indenture Act of 1939 as amended (the "TIA") (together with any other trustee(s) appointed in a supplemental indenture with respect to a particular series, the "Trustee"). The Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus is a part and will be available for inspection at the corporate trust office of the Trustee, or as described above under "Available Information." The Indenture is subject to, and governed by, the TIA. The Operating Partnership will execute the Indenture if and when the Operating Partnership issues the Debt Securities. The statements made hereunder relating to the Indenture and the Debt Securities to be issued hereunder are summaries of certain provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Indenture and such Debt Securities. The following terms of the Debt Securities constitute all material terms of the Debt Securities that may be determined prior to the initiation of a specific offering of Debt Securities. More specific terms will be set forth in a Prospectus Supplement filed in connection with the issuance of Debt Securities. All section references appearing herein are to sections of the Indenture, and capitalized terms used but not defined herein shall have the respective meanings set forth in the Indenture.

General

        The Debt Securities will be direct, unsecured obligations of the Operating Partnership. Except for any series of Debt Securities which is specifically subordinated to other indebtedness of the Operating Partnership, the Debt Securities will rank equally with all other unsecured and unsubordinated indebtedness of the Operating Partnership. Under the Indenture, the Debt Securities may be issued without limit as to aggregate principal amount, in one or more series, in each case as established from time to time in or pursuant to authority granted by a resolution of the Board of Directors of the Company as sole general partner of the Operating Partnership or as established in one or more indentures supplemental to the Indenture. All Debt Securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the Holders of the Debt Securities of such series, for issuances of additional Debt Securities of such series (Section 301).

        If any Debt Securities are rated below investment grade at the time of issuance, such Debt Securities will be fully and unconditionally guaranteed by the Company as to payment of principal, premium, if any, and interest.

        The Indenture provides that there may be more than one Trustee thereunder, each with respect to one or more series of Debt Securities. Any Trustee under the Indenture may resign or be removed with respect to one or more series of Debt Securities, and a successor Trustee may be appointed to act with respect to such series (Section 608). In the event that two or more persons are acting as Trustee with respect to different series of Debt Securities, each such Trustee shall be a trustee of a trust under the Indenture separate and apart from the trust administered by any other Trustee (Section 609), and, except as otherwise indicated herein, any action described herein to be taken by the Trustee may be taken by each such Trustee with respect to, and only with respect to, the one or more series of Debt Securities for which it is Trustee under the Indenture.

Terms

        Reference is made is to the Prospectus Supplement relating to the series of Debt Securities being offered for the specific terms thereof, including:

  (1)
  the title of such Debt Securities;

  (2)
  the aggregate principal amount of such Debt Securities and any limit on such aggregate principal amount;

  (3)
  the percentage of the principal amount at which such Debt Securities will be issued and, if other than the principal amount thereof the portion of the principal amount thereof, payable upon declaration of acceleration of the maturity thereof;

  (4)
  the date or dates, or the method for determining such date or dates, on which the principal of such Debt Securities will be payable;

  (5)
  the rate or rates (which may be fixed or variable), or the method by which such rate or rates shall be determined, at which such Debt Securities will bear interest, if any;

  (6)
  the date or dates, or the method for determining such date or dates, from which any such interest will accrue, the Interest Payment Dates on which any such interest will be payable, the Regular Record Dates for such Interest Payment Dates, or the method by which such Dates shall be determined, the Person to whom such interest shall be payable, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

  (7)
  the place or places where (i) the principal of (and premium, if any) and interest, if any, on such Debt Securities will be payable and (ii) notices or demands to or upon the Operating Partnership in respect of such Debt Securities and the Indenture may be served;

  (8)
  the period or periods within which, or the date or dates on which, the price or prices at which and the terms and conditions upon which such Debt Securities may be redeemed, as a whole or in part, at the option of the Operating Partnership, if the Operating Partnership is to have such an option;

  (9)
  the obligation, if any, of the Operating Partnership to redeem, repay or repurchase such Debt Securities pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof, and the period or periods within which, or the date or dates on which, the price or prices at which and the terms and conditions upon which such Debt Securities are required to be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

  (10)
  if other than U.S. dollars, the currency or currencies in which such Debt Securities are denominated and/or payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

  (11)
  whether the amount of payments of principal of (and premium, if any) or interest, if any, on such Debt Securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not be, based on a currency, currencies, currency unit or units or composite currency or currencies) and the manner in which such amounts shall be determined;

  (12)
  any additions to, modifications of or deletions from the terms of such Debt Securities with respect to the Events of Default or covenants or other provisions set forth in the Indenture;

  (13)
  whether such Debt Securities will be issued in certificated and/or book-entry form;

  (14)
  whether such Debt Securities will be in registered or bearer form and, if in registered form, the denominations thereof if other than $1,000 and any integral multiple thereof and, if in bearer form, the denominations thereof and terms and conditions relating thereto;

  (15)
  with respect to any series of Debt Securities rated below investment grade at the time of issuance, the Guarantees (the "Guaranteed Securities");

  (16)
  the applicability, if any, of the defeasance and covenant defeasance provisions of Article XIV of the Indenture, or any modification thereof;

  (17)
  if such Debt Securities are to be issued upon the exercise of debt warrants, the time, manner and place for such Debt Securities to be authenticated and delivered;

  (18)
  the terms and conditions, if any, upon which such Debt Securities may be subordinated to other indebtedness of the Operating Partnership;

  (19)
  whether and under what circumstances the Operating Partnership will pay Additional Amounts as contemplated in the Indenture on such Debt Securities in respect of any tax, assessment or governmental charge and, if so, whether the Operating Partnership will have the option to redeem such Debt Securities in lieu of making such payment; and

  (20)
  any other terms of such Debt Securities not inconsistent with the provisions of the Indenture (Section 301).

        The Debt Securities may provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof ("Original Issue Discount Securities"). Special U.S. federal income tax, accounting and other considerations applicable to the Original Issue Discount Securities will be described in the applicable Prospectus Supplement.

        The Indenture does not contain any provisions that would limit the ability of either the Operating Partnership to incur indebtedness or that would afford Holders of Debt Securities protection in the event of a highly leveraged or similar transaction involving the Operating Partnership. However, restrictions on ownership and transfers of the Company's common stock and preferred stock, designed to preserve the Company's status as a REIT, may prevent or hinder a change of control. Reference is made to the applicable Prospectus Supplement for information with respect to any deletions from, modifications of or additions to the Events of Default or covenants of the Operating Partnership that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

Guarantees

        The Company will fully, unconditionally and irrevocably guarantee the due and punctual payment of principal of, premium, if any, and interest on any Debt Securities rated below investment grade at the time of issuance by the Operating Partnership, and the due and punctual payment of any sinking fund payments thereon, when and as the same shall become due and payable, whether at a maturity date, by declaration of acceleration, call for redemption or otherwise.

Denominations, Interest, Registration and Transfer

        Unless otherwise described in the applicable Prospectus Supplement, the Debt Securities of any series, which are registered securities, other than registered securities in global form (which may be of any denomination), shall be issuable in denominations of $1,000 and integral multiples thereof and the Debt

Securities which are bearer securities, other than bearer securities issued in global form (which may be of any denomination), shall be issuable in denominations of $5,000 and integral multiples of $1,000 thereof (Section 302).

        Unless otherwise specified in the applicable Prospectus Supplement, the principal of (and premium, if any) and interest on any series of Debt Securities will be payable at the corporate trust office of the Trustee, provided that, at the option of the Operating Partnership, payment of interest may be made by check mailed to the address of the Person entitled thereto as it appears in the Security Register or by wire transfer of funds to such Person at an account maintained within the United States (Sections 301, 305, 307 and 1002).

        All amounts paid by the Operating Partnership to a paying agent or a Trustee for the payment of the principal of or any premium or interest on any Debt Security which remain unclaimed at the end of two years after the principal, premium or interest has become due and payable will be repaid to the Operating Partnership, and the holder of the Debt Security thereafter may look only to the Operating Partnership for payment thereof.

        Any interest not punctually paid or duly provided for on any Interest Payment Date with respect to a Debt Security ("Defaulted Interest") will forthwith cease to be payable to the Holder on the applicable Regular Record Date and may either be paid to the person in whose name such Debt Security is registered at the close of business on a special record date (the "Special Record Date") for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of such Debt Security not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more completely described in the Indenture (Sections 101 and 307).

        Subject to certain limitations imposed upon Debt Securities issued in book-entry form, the Debt Securities of any series will be exchangeable for other Debt Securities of the same series, of a like aggregate principal amount and tenor, of different authorized denominations upon surrender of such Debt Securities at the corporate trust office of the Trustee. In addition, subject to certain limitations imposed upon Debt Securities issued in book-entry form, the Debt Securities of any series may be surrendered for conversion or registration of transfer thereof at the corporate trust office of the Trustee referred to above. Every Debt Security surrendered for conversion, registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer. No service charge will be made for any registration of transfer or exchange of any Debt Securities, but the Operating Partnership may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith (Section 305). If the applicable Prospectus Supplement refers to any transfer agent (in addition to the Trustee) initially designated by the Operating Partnership with respect to any series of Debt Securities, the Operating Partnership may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that the Operating Partnership will be required to maintain a transfer agent in each Place of Payment for such series. The Operating Partnership may at any time designate additional transfer agents with respect to any series of Debt Securities (Section 1002).

        Neither the Operating Partnership nor the Trustee shall be required to (i) issue, register the transfer of or exchange Debt Securities of any series during a period beginning at the opening of business 15 days before any selection of Debt Securities of that series to be redeemed and ending at the close of business of the day of mailing of the relevant notice of redemption; (ii) register the transfer of or exchange any Debt Security, or portion thereof, called for redemption, except the unredeemed portion of any Debt Security being redeemed in part; or (iii) issue, register the transfer of or exchange any Debt Security which has been surrendered for repayment at the option of the Holder, except that portion, if any, of such Debt Security which is not to be so repaid (Section 305).

Merger, Consolidation or Sale

        The Operating Partnership may consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into, any other entity, provided (a) either the Operating Partnership shall be the continuing entity, or the successor (if other than the Operating Partnership) formed by or resulting from any such consolidation or merger or which shall have received the transfer of such assets shall expressly assume payment of the principal of (and premium, if any) and interest on all of the Debt Securities and the due and punctual performance and observance of all of the covenants and conditions contained in the Indenture; (b) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Operating Partnership or such Subsidiary at the time of such transaction, no Event of Default under the Indenture, and no event which, after notice or the lapse of time, or both, would become such an Event of Default, shall have occurred and be continuing; and (c) an officer's certificate of the Company as general partner of the Operating Partnership and legal opinion covering such conditions shall be delivered to the Trustee (Sections 801 and 803).

Certain Covenants

        Existence.    Except as permitted under "Merger, Consolidation or Sale," the Indenture requires the Operating Partnership to do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (declaration and statutory) and franchises; provided, however, that the Operating Partnership shall not be required to preserve any right or franchise if it determines that the preservation thereof is no longer desirable in the conduct of its business and that the loss thereof is not disadvantageous in any material respect to the Holders of the Debt Securities (Section 1004).

        Maintenance of Properties.    The Indenture requires the Operating Partnership to cause all of its material properties used or useful in the conduct of its business or the business of any subsidiary to be maintained and kept in good condition, repair and working order, all as in the judgment of the Operating Partnership may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that the Operating Partnership and its subsidiaries shall not he prevented from selling or otherwise disposing of their properties for value in the ordinary course of business. (Section 1006).

        Insurance.    The Indenture requires each of the Operating Partnership to cause each of its and its subsidiaries' insurable properties to be insured in a commercially reasonable amount against loss of damage with insurers of recognized responsibility and, if described in the applicable Prospectus Supplement, in specified amounts and with insurers having a specified rating from a recognized insurance rating service. (Section 1007).

        Payment of Taxes and Other Claims.    The Indenture requires the Operating Partnership to pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges levied or imposed upon it or any subsidiary or upon its income, profits or property or that of any subsidiary and (ii) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Operating Partnership or any subsidiary; provided, however, that the Operating Partnership shall not be required to pay or discharge or cause to be paid or discharged any tax, assessment, charge or claim whose amount or applicability is being contested in good faith. (Section 1008).

        Additional Covenants.    Reference is made to the applicable Prospectus Supplement for information with respect to any additional covenants specific to a particular series of Debt Securities.

Event of Default, Notice and Waiver

        Unless otherwise provided in the Prospectus Supplement, the Indenture provides that the following events are "Events of Default" with respect to any series of Debt Securities issued thereunder: (a) default for 30 days in the payment of any interest on any Debt Security of such series; (b) default in the payment of any principal of (or premium, if any on) any Debt Security of such series when due; (c) default in making any sinking fund payment as required for any Debt Security of such series; (d) default in the performance of any other covenant or warranty of the Operating Partnership contained in the Indenture with respect to any Debt Security of such series, continued for 60 days after written notice as provided in the Indenture; (e) default in the payment of an aggregate principal amount exceeding $10,000,000 of any evidence of indebtedness of the Operating Partnership or any mortgage, indenture, note, bond, capitalized lease or other instrument under which such indebtedness is issued or by which such indebtedness is secured, such default having continued after the expiration of any applicable grace period and having resulted in the acceleration of the maturity of such indebtedness, but only if such indebtedness is not discharged or such acceleration is not rescinded or annulled; (f) certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Operating Partnership, or any Significant Subsidiary or any of their respective property; and (g) any other Event of Default provided with respect to a particular series of Debt Securities (Section 501). The term "Significant Subsidiary" means each significant subsidiary (as defined in Regulation S-X promulgated under the Securities Act) of the Operating Partnership, as the case may be. (Section 101).

        If an Event of Default under the Indenture with respect to Debt Securities of any series at the time Outstanding occurs and is continuing, then in every such case the Trustee or the Holders of not less than a majority in principal amount of the Outstanding Debt Securities of that series may declare the principal amount (or, if the Debt Securities of that series are Original Issue Discount Securities or Indexed Securities, such portion of the principal amount as may be specified in the terms thereof) of all of the Debt Securities of that series to be due and payable immediately by written notice thereof to the Operating Partnership (and to the Trustee if given by the Holders). However, any time after such a declaration of acceleration with respect to Debt Securities of such series has been made, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of not less then a majority in principal amount of Outstanding Debt Securities of such series may rescind and annul such declaration and its consequences if (a) the Operating Partnership shall have paid or deposited with the Trustee all required payments of the principal of (and premium, if any) and interest on the Debt Securities of such series plus certain fees, expenses, disbursements and advances of the Trustee and (b) all Events of Default, other than the nonpayment of accelerated principal or interest with respect to Debt Securities of such series have been cured or waived as provided in the Indenture (Section 502). The Indenture also provides that the Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series may waive any past default with respect to such series and its consequences, except a default (x) in the payment of the principal of (or premium, if any) or interest on any Debt Security of such series or (y) in respect of a covenant or provision contained in the Indenture that cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security affected thereby (Section 513).

        The Trustee is required to give notice to the Holders of Debt Securities within 90 days of a default under the Indenture; provided, however, that the Trustee may withhold notice to the Holders of any series of Debt Securities of any default with respect to such series (except a default in the payment of the principal of (or premium, if any) or interest on any Debt Security of such series or in the payment of any sinking fund installment in respect of any Debt Security of such series) if the Responsible Officers of the Trustee consider such withholding to be in the interest of such Holders (Section 601).

        The Indenture provides that no Holders of Debt Securities of any series may institute any proceedings, judicial or otherwise, with respect to the Indenture or for any remedy thereunder, except in the case of failure of the Trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an Event of Default from the Holders of not less than a majority in principal amount of the Outstanding Debt Securities of that series, as well as an offer of reasonable indemnity (Section 507). This provision will not prevent, however, any Holder of Debt Securities from instituting suit for the enforcement of payment of the principal of (and premium, if any) and interest on such Debt Securities at the respective due date thereof (Section 508).

        Subject to provisions in the Indenture relating to its duties in case of default, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any Holders of Debt Securities of any series then Outstanding under the Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity (Section 602). The Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or of exercising any trust or power conferred upon the Trustee. However, the Trustee may refuse to follow any direction which is in conflict with any law or the Indenture, which may involve the Trustee in personal liability or which may be unduly prejudicial to the Holders of Debt Securities of such series not joining therein (Section 512).

        Within 120 days after the close of each fiscal year, the Operating Partnership must deliver to the Trustee a certificate, signed by one of several specified officers of the Company, stating whether or not such officer has knowledge of any default under the Indenture and, if so, specifying each such default and the nature and status thereof (Section 1005).

Modification of the Indenture

        Modifications and amendments of provisions of the Indenture applicable to any series may be made only with consent of the Holders of not less than a majority in principal amount of all Outstanding Debt Securities which are affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each such Debt Security affected thereby, (a) change the Stated Maturity of the principal of, or any installment of interest (or premium, if any) on, any such Debt Security; (b) reduce the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of, any such Debt Security, or reduce the amount of principal of an Original Issue Discount Security that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the Holder of any such Debt Security; (c) change the Place of Payment, or the coin or currency, for payment of principal of, premium, if any, or interest on any such Debt Security; (d) impair the right to institute suit for the enforcement of any payment on or with respect to any such Debt Security on or after the Stated Maturity thereof; (e) reduce the above stated percentage of Outstanding Debt Securities of any series necessary to modify or amend the Indenture, to waive compliance certain provisions thereof or certain defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the Indenture; (f) modify or affect in any manner adverse to the Holders the terms and conditions of the obligations of the Company in respect of the payment of principal (and premium, if any) and interest on any Guaranteed Securities; or (g) modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of the Holder of such Debt Security (Section 902).

        The Holders of not less than a majority in principal amount of Outstanding Debt Securities of a particular series have the right to waive compliance by the Operating Partnership with certain covenants in the Indenture relating to such series (Section 1010).

        Modifications and amendments of the Indenture may be made by the Operating Partnership and the Trustee without the consent of any Holder of Debt Securities for any of the following purposes: (i) to evidence the succession of another Person to the Operating Partnership as obligor under the Indenture; (ii) to add to the covenants of the Operating Partnership for the benefit of the Holders of all or any series of Debt Securities or to surrender any right or power conferred upon the Operating Partnership in the Indenture; (iii) to add Events of Default for the benefit of the Holders of all or any series of Debt Securities; (iv) to add or change any provisions of the Indenture to facilitate the issuance of Debt Securities in bearer form, or to permit or facilitate the issuance of Debt Securities in uncertificated form, provided that such action shall not adversely affect the Interests of the Holders of the Debt Securities of any series in any material respect; (v) to change or eliminate any provisions of the Indenture, provided that any such change or elimination shall become effective only when there are not Debt Securities Outstanding of any series created prior thereto which are entitled to the benefit of such provision; (vi) to secure the Debt Securities; (vii) to establish the form or terms of Debt Securities of any series; (viii) to provide for the acceptance of appointment by a successor Trustee or facilitate the administration of the trust under the Indenture by more than one Trustee; (ix) to cure any ambiguity, defect or inconsistency in the Indenture, provided that such action shall not adversely affect the interests of Holders of Debt Securities of any series in any material respect; (x) to supplement any of the provisions of the Indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such Debt Securities, provided that such action shall not adversely affect the interests of the Holders of the Debt Securities of any series in any material respect (Section 901).

        In addition, with respect to Guaranteed Securities, without the consent of any Holder of Debt Securities the Company, or a subsidiary thereof, may directly assume the due and punctual payment of the principal of, any premium and interest on all the Guaranteed Securities and the performance of every covenant of the Indenture on the part of the Operating Partnership to be performed or observed. Upon any such assumption, the Company or such subsidiary shall succeed to, and be substituted for and may exercise every right and power of, the Operating Partnership under the Indenture with the same effect as if the Company or such subsidiary had been the issuer of the Guaranteed Securities and the Operating Partnership shall be released from all obligations and covenants with respect to the Guaranteed Securities. No such assumption shall be permitted unless the Company has delivered to the Trustee (i) an officer's certificate and an opinion of counsel, stating, among other things, that the Guarantee and all other covenants of the Company in the Indenture remain in full force and effect and (ii) an opinion of independent counsel that the Holders of Guaranteed Securities shall have no United States Federal tax consequences as a result of such assumption, and that, if any Debt Securities are then listed on the New York Stock Exchange, that such Debt Securities shall not be delisted as a result of such assumption (Section 805).

        The Indenture provides that in determining whether the Holders of the requisite principal amount of Outstanding Debt Securities of a series have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of Holders of Debt Securities, (i) the principal amount of an Original Issue Discount Security that shall be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon declaration of acceleration of the maturity thereof, (ii) the principal amount of a Debt Security denominated in a Foreign Currency that shall be deemed outstanding shall be the U.S. dollar equivalent, determined on the issue date for such Debt Security, of the principal amount (or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent on the issue date of such Debt Security of the amount determined as provided in (i) above), (iii) the principal amount of an Indexed Security that shall be deemed outstanding shall be the principal face amount of such Indexed Security at original issuance, unless otherwise provided with respect to such Indexed Security pursuant to Section 301 of the Indenture, and (iv) Debt Securities owned by the Operating Partnership or any other obligor upon the Debt Securities or any Affiliate of the Operating Partnership or of such other obligor shall be disregarded (Section 101).

        The Indenture contains provisions for convening meetings of the Holders of Debt Securities of a series (Section 1501). A meeting may be called at any time by the Trustee, and also, upon request, by the Operating Partnership, the Company (in respect of a series of Guaranteed Securities) or the Holders of at least 25% in principal amount of the Outstanding Debt Securities of such series, in any such case upon notice given as provided In the Indenture (Section 1502). Except for any consent that must be given by the Holder of each Debt Security affected by certain modifications and amendments of the Indenture any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the Holders of a majority in principal amount of the Outstanding Debt Securities of that series; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Debt Securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the Holders of such Debt Securities of that series. Any resolution passed or decision taken at any meeting of Holders of Debt Securities of any series duly held in accordance with the Indenture will be binding on all Holders of Debt Securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be Persons, holding or representing a majority in principal amount of the Outstanding Debt Securities of a series; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the Holders of not less than a specified percentage in principal amount of the Outstanding Debt Securities of a series, the Persons holding or representing such specified percentage in principal amount of the Outstanding Debt Securities of such series will constitute a quorum (Section 1504).

        Notwithstanding the foregoing provisions, if any action is to be taken at a meeting of Holders of Debt Securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the Indenture expressly provides may be made, given or taken by the Holders of a specified percentage in principal amount of all Outstanding Debt Securities affected thereby, or of the Holders of such series and one or more additional series: (i) there shall be no minimum quorum requirement for such meeting and (ii) the principal amount of the Outstanding Debt Securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the Indenture (Section 1504).

Discharge, Defeasance and Covenant Defeasance

        Unless otherwise provided in the Prospectus Supplement, the Operating Partnership may discharge certain obligations to Holders of any series of Debt Securities that have not already been delivered to the Trustee for cancellation and that either have become due and payable or will become due and payable within one year (or are scheduled for redemption within one year) by irrevocably depositing with the Trustee, in trust, funds in such currency or currencies, currency unit or units or composite currency or currencies in which such Debt Securities are payable in an amount sufficient to pay the entire indebtedness on such Debt Securities in respect of principal (and premium, if any) and interest to the date of such deposit (if such Debt Securities have became due and payable) or to the Stated Maturity or Redemption Date, as the case may be (Section 401).

        The Indenture provides that, unless otherwise provided in the Prospectus Supplement, if the provisions of Article Fourteen are made applicable to the Debt Securities of any series pursuant to Section 301 of the Indenture, the Operating Partnership may elect either (a) to defease and discharge itself and the Company (if such Debt Securities are Guaranteed Securities) from any and all obligations with respect to such Debt Securities (except for the obligation to pay Additional Amounts, if any, upon the occurrence of certain events of tax, assessment or governmental charge with respect to payments on such Debt Securities and the obligations to register the transfer or exchange of such Debt Securities, to replace temporary or mutilated, destroyed, lost or stolen Debt Securities, to maintain an office or agency in respect of such Debt Securities and to hold moneys for payment in trust) ("defeasance") (Section 1402) or (b) to release itself and the Company (if such Debt Securities are Guaranteed Securities) from its obligations with respect to such Debt Securities under Sections 1004 and 1005, inclusive, of the Indenture (being the restrictions described tinder "Certain Covenants") or, if provided pursuant to Section 301 of the Indenture, its obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute a default or an Event of Default with respect to such Debt Securities ("covenant defeasance") (Section 1403), in either case upon the irrevocable deposit by the Operating Partnership or the Company (if the Debt Securities are Guaranteed Securities) with the Trustee, in trust, of any amount, in such currency or currencies, currency unit or units or composite currency or currencies in which such Debt Securities are payable at Stated Maturity, or Government Obligations (as defined below), or both applicable to such Debt Securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) and interest on such Debt Securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor.

        Such a trust may only be established if, among other things, the Operating Partnership or the Company (if the Debt Securities are Guaranteed Securities) has delivered to the Trustee an Opinion of Counsel (as specified in the Indenture) to the effect that the Holders of such Debt Securities will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such Opinion of Counsel, in the case of defeasance, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States Federal income tax law occurring after the date of the Indenture (Section 1404).

        "Government Obligations" means securities which are (i) direct obligations of the United States of America or the government which issued the Foreign Currency in which the Debt Securities of a particular series are payable, for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such government which issued the Foreign Currency in which the Debt Securities of such series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a Depositary receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a Depositary receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such Depositary receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such Depositary receipt (Section 101).

        Unless otherwise provided in the applicable Prospectus Supplement, if after the Operating Partnership or the Company (if the Debt Securities are Guaranteed Securities) has deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to Debt Securities of any series, (a) the Holder of a Debt Security of such series is entitled to, and does, elect pursuant to Section 301 of the Indenture or the terms of such Debt Security to receive payment in a currency, currency unit or composite currency other than that in which such deposit has been made in respect of such Debt Security, or (b) a Conversion Event (as defined below) occurs in respect of the currency, currency unit or composite currency in which such deposit has been made, the indebtedness represented by such Debt Security shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest on such Debt Security as they become due out of the proceeds yielded by converting the amount so deposited in respect of such Debt Security into the currency, currency unit or composite currency in which such Debt Security becomes payable as a result of such election or such cessation of usage based on the applicable market exchange rate (Section 1405). "Conversion Event" means the cessation of use of (i) a currency, currency unit or composite currency both by the government of the country which issued such currency and for the settlement of transactions by a central bank or other public institutions or within the international banking community, (ii) the ECU both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities or (iii) any currency unit or composite currency other than the ECU for the purposes for which it was established. (Section 101). Unless otherwise provided in the applicable Prospectus Supplement, all payments of principal of (and premium, if any) and interest on any Debt Security that is payable in a Foreign Currency that ceases to be used by its government of issuance shall be made in U.S. dollars.

        In the event the Operating Partnership effects covenant defeasance with respect to any Debt Securities and such Debt Securities are declared due and payable because of the occurrence of any Event of Default other than the Event of Default described in clause (d) under "Events of Default, Notice and Waiver" with respect to Section 1004 of the Indenture (which Sections would no longer be applicable to such Debt Securities) or described in clause (h) under "Events of Default, Notice and Waiver" with respect to any other covenant as to which there has been covenant defeasance, the amount in such currency, currency unit or composite currency in which such Debt Securities are payable, and Government Obligations on deposit with the Trustee, will be sufficient to pay amounts due on such Debt Securities at the time of their Stated Maturity but may not be sufficient to pay amounts due on such Debt Securities at the time of the acceleration resulting from such Event of Default. However, the Operating Partnership and the Company (if such Debt Securities are Guaranteed Securities) would remain liable to make payment of such amounts due at the time of acceleration.

        The applicable Prospectus Supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the Debt Securities of a particular series.

Subordination

        The terms and conditions, if any, upon which the Debt Securities are subordinated to other indebtedness of the Operating Partnership will be set forth in the applicable Prospectus Supplement relating thereto. Such terms will include a description of the indebtedness ranking senior to the Debt Securities, the restrictions on payments to the Holders of such Debt Securities while a default with respect to such senior indebtedness in continuing, the restrictions, if any, on payments to the Holders of such Debt Securities following an Event of Default, and provisions requiring Holders of such Debt Securities to remit certain payments to holders of senior indebtedness.

Book-Entry System and Global Securities

        The Debt Securities of a series may be issued in whole or in part in the form of one or more Securities in global form ("Global Securities") that will be deposited with, or on behalf of, a depository (the "Depository") identified in the Prospectus Supplement relating to such series. Global Securities, if any, issued in the United States are expected to be deposited with The Depository Trust Company ("DTC"), as Depository. Global Securities may be issued in either fully registered or bearer form and in either temporary or permanent form. Unless the Prospectus Supplement states otherwise, and until it is exchanged in whole or in part for the individual Debt Securities represented thereby, a Global Security may not be transferred except as a whole by the Depository for such Global Security to a nominee of such Depository or by a nominee of such Depository to such Depository or another nominee of such Depository or by such Depository or any nominee of such Depositor to a successor Depository or any nominee of such successor.

        The specific terms of the depository arrangement with respect to a series of Debt Securities will be described in the Prospectus Supplement relating to such series and/or the Global Security. The Company expects that unless otherwise indicated in the applicable Prospectus Supplement and/or the Global Security, the following provisions will apply to depository arrangements.

        The Prospectus Supplement and/or the Global Security will state whether such Global Securities will be issued in certificated or book-entry form. If such Global Securities are to be issued in book-entry form, the Company expects that upon the issuance of a Global Security, the Depository for such Global Security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual Debt Securities represented by such Global Security to the accounts of persons that have accounts with such Depository ("Participants"). Such accounts shall be designated by the underwriters, dealers or agents with respect to such Debt Securities or by the Company if such Debt Securities are offered directly by the Company. Ownership of beneficial interests in such Global Security will be limited to Participants or persons that may hold interests through Participants.

        The Company expects that, for the Global Securities deposited with DTC, pursuant to procedures established by DTC, ownership of beneficial interests in any Global Security with respect to which DTC is the Depository will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to beneficial interests of Participants) and records of Participants (with respect to beneficial interests of persons who hold through Participants). Neither the Company, any Paying Agent, the Security Registrar nor the Trustee will have any responsibility or liability for any aspect of the records of DTC or for maintaining, supervising or reviewing any records of DTC or any of its Participants relating to beneficial ownership interests in the Debt Securities. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a Global Security.

        Unless otherwise specified in the Prospectus Supplement or the actual Global Security, so long as the Depository for a Global Security or its nominee is the registered owner of such book-entry Global Security, such Depository or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Global Security for all purposes under the applicable Indenture. Except as described below or in the applicable Prospectus Supplement or such Global Security, owners of beneficial interest in a Global Security will not be entitled to have any of the individual Debt Securities represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of any such Debt Securities in definitive form and will not be considered the owners or holders thereof under the applicable Indenture. Beneficial owners of Debt Securities evidenced by a Global Security will not be considered the owners or holders thereof under the applicable Indenture for any purpose, including with respect to the giving of any direction, instructions or approvals to the Trustee thereunder. Accordingly, each person owning a beneficial interest in a Global Security with respect to which DTC is the Depository must rely on the procedures of DTC and, if such person is not a Participant, on the procedures of the Participant through which such person owns its interests, to exercise any rights of a holder under the applicable Indenture. The Company understands that, under existing industry practice, if it requests any action of holders or if an owner of a beneficial interest in a Global Security desires to give or take any action which a holder is entitled to give or take under the applicable Indenture, DTC would authorize the Participants holding the relevant beneficial interest to give or take such action, and such Participants would authorize beneficial owners through such Participants to give or take such actions or would otherwise act upon the instructions of beneficial owners holding through them.

        Payments of principal of (and applicable premium, if any) and interest on individual Debt Securities represented by a Global Security registered in the name of a Depository or its nominee will be made to or at the direction of the Depository or its nominee, as the case may be, as the registered owner of the Global Security under the applicable Indenture. Under the terms of the applicable Indenture, the Company, any Paying Agent, the Security Registrar and the Trustee may treat the persons in whose name Debt Securities, including a Global Security, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither the Company, any Paying Agent, the Security Registrar nor the Trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of Debt Securities (including principal, premium, if any, and interest). The Company believes, however, that it is currently the policy of DTC to immediately credit the accounts of relevant Participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant Global Security as shown on the records of DTC or its nominee. The Company also expects that payments by Participants to owners of beneficial interests in such Global Security held through such Participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in street name, and will be the responsibility of such Participants. Redemption notices with respect to any Debt Securities represented by a Global Security will be sent to the Depository or its nominee. If less than all of the Debt Securities of any series are to be redeemed, the Company expects the Depository to determine the amount of the interest of each Participant in such Debt Securities to be redeemed to be determined by lot. None of the Company, the Trustee, any Paying Agent or the Security Registrar for such Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Security for such Debt Securities or for maintaining any records with respect thereto.

        Neither the Company, any Paying Agent, the Security Registrar nor the Trustee will be liable for any delay by the holders of a Global Security or the Depository in identifying the beneficial owners of Debt Securities and the Company and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of a Global Security or the Depository for all purposes. The rules applicable to DTC and its Participants are on file with the Commission.

        If a Depository for any Debt Securities is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by the Company within 90 days, the Company will issue individual Debt Securities in exchange for the Global Security representing such Debt Securities. In addition, the Company may at any time and in its sole discretion, subject to any limitations described in the Prospectus Supplement or the Global Security relating to such Debt Securities, determine not to have any of such Debt Securities represented by one or more Global Securities and in such event will issue individual Debt Securities in exchange for the Global Security or Securities representing such Debt Securities. Individual Debt Securities so issued will be issued in denominations of $5,000 and integral multiples of $1,000.

        The Debt Securities of a series may also be issued in whole or in part in the form of one or more bearer global securities (a "Bearer Global Security") that will be deposited outside of the United States with a depository, or with a nominee for such depository, identified in the applicable Prospectus Supplement and/or Global Security. Any such Bearer Global Securities may be issued in temporary or permanent form. The specific terms and procedures, including the specific terms of the depository arrangement, with respect to any portion of a series of Debt Securities to be represented by one or more Bearer Global Securities will be described in the applicable Prospectus Supplement and/or Global Security.

DESCRIPTION OF PREFERRED STOCK

        The Company is authorized to issue up to 5,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock"). No shares of Preferred Stock are outstanding as of the date hereof.

        Under the Company's Articles of Incorporation, shares of Preferred Stock may be issued by the Company from time to time, in one or more series, as authorized by the Board of Directors. Prior to the issuance of shares of each series, the Board of Directors is required by the Maryland General Corporation Law (the "MGCL") and the Company's Articles of Incorporation to adopt resolutions and file Articles Supplementary (the "Articles Supplementary") with the State Department of Assessments and Taxation of Maryland, setting for each such series the designations, powers, preferences and rights of the shares of such series and the qualifications, limitations or restrictions thereon, including, but not limited to, dividend rights, dividend rate or rates, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences as are permitted by Maryland law. Because the Board of Directors has the power to establish the terms and conditions of each series of Preferred Stock, it may afford the holders of any series of Preferred Stock power, preferences and rights, voting or otherwise, senior to the rights of holders of shares of Common Stock. The issuance of Preferred Stock could have the effect of delaying or preventing a change in control of the Company.

        The following description of the Preferred Stock sets forth certain general terms and provisions of the Preferred Stock to which any Prospectus Supplement may relate and constitute all material terms of the Preferred Stock that may be determined prior to the initiation of a specific offering of Preferred Stock. The particular terms of the Preferred Stock with respect to a specific offering of Preferred Stock will be set forth in a Prospectus Supplement relating thereto. The statements below describing the Preferred Stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of the Company's Articles of Incorporation (including the applicable Articles Supplementary) and bylaws.

General

        Subject to limitations prescribed by Maryland law and the Company's Articles of Incorporation and bylaws, the Board of Directors is authorized to fix the number of shares constituting each series of Preferred Stock and the designations, powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereon, including such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution of the Board of Directors or a duly authorized committee thereof. The Preferred Stock will, when issued, be fully paid and nonassessable.

        Reference is made to the Prospectus Supplement relating to the series of Preferred Stock offered thereby for specific terms, including:

  (1)
  the title and stated value of such Preferred Stock;

  (2)
  the number of shares of such Preferred Stock offered, the liquidation preference per share and the offering price of such Preferred Stock;

  (3)
  the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to such Preferred Stock;

  (4)
  whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on such Preferred Stock shall accumulate;

  (5)
  the procedures for any auction and remarketing, if any, for such Preferred Stock;

  (6)
  the provisions for a sinking fund, if any, for such Preferred Stock;

  (7)
  any voting rights of such Preferred Stock;

  (8)
  the provisions for redemption, if applicable, of such Preferred Stock;

  (9)
  any listing of such Preferred Stock on any securities exchange;

  (10)
  the terms and conditions, if applicable, upon which such Preferred Stock will be convertible into Common Stock of the Company, including the conversion price (or manner of calculation thereof) and conversion period;

  (11)
  if appropriate, a discussion of United States federal income tax considerations applicable to such Preferred Stock;

  (12)
  any limitations on direct or beneficial ownership and restrictions on transfer, in each case as may be appropriate to preserve the status of the Company as a REIT;

  (13)
  the relative ranking and preferences of such Preferred Stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company;

  (14)
  any limitations on issuance of any series of Preferred Stock ranking senior to or on a parity with such series of Preferred Stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company; and

  (15)
  any other specific terms, preferences, rights, limitations or restrictions of such Preferred Stock.

Rank

        Unless otherwise specified in the Prospectus Supplement, the Preferred Stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Company, rank (i) senior to all classes or series of Common Stock of the Company, and to all equity securities ranking junior to such Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company; (ii) on a parity with all equity securities issued by the Company the terms of which specifically provide that such equity securities rank on a parity with the Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company; and (iii) junior to all equity securities issued by the Company the terms of which specifically provide that such equity securities rank senior to the Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company. As used in the Company's Articles of Incorporation for these purposes, the term "equity securities" does not include convertible debt securities.

Dividends

        Unless otherwise specified in the Prospectus Supplement, the Preferred Stock will have the rights with respect to payment of dividends set forth below.

        Holders of shares of the Preferred Stock of each series shall be entitled to receive, when, as and if declared and authorized by the Board of Directors of the Company, out of assets of the Company legally available for payment, cash dividends at such rates and on such dates as will be set forth in the applicable Prospectus Supplement. Each such dividend shall be payable to holders of record as they appear on the stock transfer books of the Company on such record dates as shall be fixed by the Board of Directors of the Company.

        Dividends on any series of the Preferred Stock may be cumulative or non-cumulative, as provided in the applicable Prospectus Supplement. Dividends, if cumulative, will accumulate from and after the date set forth in the applicable Prospectus Supplement. If the Board of Directors of the Company fails to declare a dividend payable on a dividend payment date on any series of the Preferred Stock for which dividends are noncumulative, then the holders of such series of the Preferred Stock will have no right to receive a dividend in respect of the dividend period ending on such dividend payment date, and the Company will have no obligation to pay the dividend accrued for such period, whether or not dividends on such series are declared payable on any future dividend payment date.

        If any shares of the Preferred Stock of any series are outstanding, no full dividends shall be declared or paid or set apart for payment on the Preferred Stock of the Company of any other series ranking, as to dividends, on a parity with or junior to the Preferred Stock of such series for any period unless (i) if such series of Preferred Stock has a cumulative dividend, full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof irrevocably set apart for such payment on the Preferred Stock of such series for all past dividend periods and the then current dividend period or (ii) if such series of Preferred Stock does not have a cumulative dividend, full dividends for the then current dividend period have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof irrevocably set apart for such payment on the Preferred Stock of such series. When dividends are not paid in full (or a sum sufficient for such full payment is not so irrevocably set apart) upon the shares of Preferred Stock of any series and the shares of any other series of preferred stock ranking on a parity as to dividends with the Preferred Stock of such series, all dividends declared upon shares of Preferred Stock of such series and any other series of preferred stock ranking on a parity as to dividends with such Preferred Stock shall be declared pro rata so that the amount of dividends declared per share on the Preferred Stock of such series and such other series of preferred stock shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of Preferred Stock of such series (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such Preferred Stock does not have a cumulative dividend) and such other series of preferred stock bear to each other. Except as may otherwise be set forth in the applicable Prospectus Supplement, no interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on Preferred Stock of such series which may be in arrears.

        Except as provided in the immediately preceding paragraph, unless (i) if such series of Preferred Stock has a cumulative dividend, full cumulative dividends on the Preferred Stock of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof irrevocably set apart for payment for all past dividend periods and the then current dividend period or (ii) if such series of Preferred Stock does not have a cumulative dividend, full dividends on the Preferred Stock of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof irrevocably set apart for payment for the then current dividend period, no dividends (other than in Common Stock or other capital stock ranking junior to the Preferred Stock of such series as to dividends and upon liquidation, dissolution or winding up of the Company) shall be declared or paid or set aside for payment or other distribution shall be declared or made upon the Common Stock or any other capital stock of the Company ranking junior to or on a parity with the Preferred Stock of such series as to dividends or upon liquidation, dissolution or winding up of the Company, nor shall any Common Stock or any other capital stock of the Company ranking junior to or on a parity with the Preferred Stock of such series as to dividends or upon liquidation, dissolution or winding up of the Company be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Company (except by conversion into or exchange for other capital stock of the Company ranking junior to the Preferred Stock of such series as to dividends and upon liquidation, dissolution or, winding up of the Company).

        Any dividend payment made on shares of a series of Preferred Stock shall first be credited against the earliest accrued but unpaid dividend due with respect to shares of such series which remains payable.

Redemption

        If so provided in the applicable Prospectus Supplement, the shares of Preferred Stock will be subject to mandatory redemption or redemption at the option of the Company, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such Prospectus Supplement.

        The Prospectus Supplement relating to a series of Preferred Stock that is subject to mandatory redemption will specify the number of shares of such Preferred Stock that shall be redeemed by the Company in such year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon (which shall not, if such Preferred Stock does not have a cumulative dividend, include any accumulation in respect of unpaid dividends for prior dividend periods) to the date of redemption. The redemption price may be payable in cash or other property, as specified in the applicable Prospectus Supplement.

        Notwithstanding the foregoing, unless (i) if such series of Preferred Stock has a cumulative dividend, full cumulative dividends on all shares of any series of Preferred Stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof irrevocably set apart for payment for all past dividend periods and the then current dividend period or (ii) if such series of Preferred Stock does not have a cumulative dividend, full dividends on the Preferred Stock of any series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof irrevocably set apart for payment for the then current dividend period, no shares of any series of Preferred Stock shall be redeemed unless all outstanding shares of Preferred Stock of such series are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of Preferred Stock of such series pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Preferred Stock of such series. In addition, unless (i) if such series of Preferred Stock has a cumulative dividend, full cumulative dividends on all outstanding shares of any series of Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof irrevocably set apart for payment for all past dividend periods and the then current dividend period and (ii) if such series of Preferred Stock does not have a cumulative dividend, full dividends on the Preferred Stock of any series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof irrevocably set apart for payment for the then current dividend period, the Company shall not purchase or otherwise acquire directly or indirectly any shares of Preferred Stock of such series (except by conversion into or exchange for capital stock of the Company ranking junior to the Preferred Stock of such series as to dividends and upon liquidation, dissolution or winding up of the Company); provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of Preferred Stock of such series to preserve the REIT status of the Company or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Preferred Stock of such series.

        If fewer than all of the outstanding shares of Preferred Stock of any series are to be redeemed, the number of shares to be redeemed will be determined by the Company and such shares may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held by such holders (with adjustments to avoid redemption of fractional shares) or any other equitable method determined by the Company that will not result in violation of the ownership limitations set forth in the Articles of Incorporation.

        Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of record of a share of Preferred Stock of any series to be redeemed at the address shown on the stock transfer books of the Company. Each notice shall state: (i) the redemption date; (ii) the number of shares and series of the Preferred Stock to be redeemed; (iii) the redemption price; (iv) the place or places where certificates for such Preferred Stock are to be surrendered for payment of the redemption price; (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date; and (vi) the date upon which the holder's conversion rights, if any, as to such shares shall terminate. If fewer than all the shares of Preferred Stock of any series are to be redeemed, the notice mailed to each such holder thereof shall also specify the number of shares of Preferred Stock to be redeemed from each such holder. If notice of redemption of any shares of Preferred Stock has been given and if the funds necessary for such redemption have been irrevocably set apart by the Company in trust for the benefit of the holders of any shares of Preferred Stock so called for redemption, then from and after the redemption date dividends will cease to accrue on such shares of Preferred Stock, such shares of Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price.

Liquidation Preference

        Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, then, before any distribution or payment shall be made to the holders of any Common Stock or any other class or series of capital stock of the Company ranking junior to the Preferred Stock in the distribution of assets upon any liquidation, dissolution or winding up of the Company, the holders of each series of Preferred Stock shall be entitled to receive out of assets of the Company legally available for distribution to stockholders liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable Prospectus Supplement and Articles Supplementary), plus an amount equal to all dividends accrued and unpaid thereon (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such Preferred Stock does not have a cumulative dividend). Except as may otherwise be set forth in the applicable Prospectus Supplement, after payment of the full amount of the liquidating distributions to which they are entitled, the holders of Preferred Stock will have no right or claim to any of the remaining assets of the Company. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the legally available assets of the Company are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Preferred Stock and the corresponding amounts payable on all shares of other classes or series of capital stock of the Company ranking on a parity with the Preferred Stock in the distribution of assets upon liquidation, dissolution or winding up of the Company, then the holders of the Preferred Stock and all other such classes or series of capital stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

        If liquidating distributions shall have been made in full to all holders of shares of Preferred Stock, the remaining assets of the Company shall be distributed among the holders of any other classes or series of capital stock ranking junior to the Preferred Stock upon liquidation, dissolution or winding up of the Company, according to their respective rights and preferences and in each case according to their respective number of shares. For such purposes, the consolidation or merger of the Company with or into any other corporation, or the sale, lease, transfer or conveyance of all or substantially all of the property or business of the Company, shall not be deemed to constitute a liquidation, dissolution or winding up of the Company.

Voting Rights

        Holders of the Preferred Stock will not have any voting rights, except as set forth below or as otherwise from time to time required by law or as indicated in the applicable Prospectus Supplement.

        Except as may otherwise be set forth in the applicable Prospectus Supplement, whenever dividends on any shares of Preferred Stock shall be in arrears for the equivalent of six or more quarterly periods, the holders of such shares of Preferred Stock (voting separately as a class with all other series of preferred stock upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional directors of the Company at the next annual meeting of stockholders, and at each subsequent annual meeting, until (i) if such series of Preferred Stock has a cumulative dividend, all dividends accumulated on such shares of Preferred Stock for the past dividend periods and the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof irrevocably set apart for payment or (ii) if such series of Preferred Stock does not have a cumulative dividend, four consecutive quarterly dividends shall have been fully paid or declared and a sum sufficient for the payment thereof irrevocably set apart for payment. In such case, the entire Board of Directors of the Company will be increased by two directors.

        Unless provided otherwise for any series of Preferred Stock, so long as any shares of Preferred Stock remain outstanding, the Company shall not, without the affirmative vote or consent of the holders of at least 66% of the shares of each series of Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (each such series voting separately as a class), (i) authorize or create, or increase the authorized or issued amount of, any class or series of capital stock ranking senior to such series of Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of the Company or reclassify any authorized capital stock of the Company into any such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (ii) amend, alter or repeal the provisions of the Company's Articles of Incorporation (including the Articles Supplementary for such series of Preferred Stock), whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of such series of Preferred Stock or the holders thereof; provided, however, that any increase in the amount of the authorized preferred stock or the creation or issuance of any other series of preferred stock, or any increase in the amount of authorized shares of such series or any other series of Preferred Stock, in each case ranking on a parity with or junior to the Preferred Stock of such series with respect to payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Company, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

        The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of such series of Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been irrevocably deposited in trust to effect such redemption.

Conversion Rights

        The terms and conditions, if any, upon which shares of any series of Preferred Stock are convertible into Common Stock will be set forth in the applicable Prospectus Supplement relating thereto. Such terms will include the number of shares of Common Stock into which the Preferred Stock is convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of the Preferred Stock or the Company, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such Preferred Stock.

Restrictions on Ownership

        With certain exceptions, the Company's Articles of Incorporation provide that no person may own, or be deemed to own by virtue of the attribution rules of the Code, more than 9.8% of the value of the Company's issued and outstanding shares of capital stock. See "Restrictions on Ownership of Offered Securities." These ownership limitations could have the effect of discouraging a takeover or other transaction in which holders of some of shares of capital stock of the Company might receive a premium for their shares over the then prevailing market price or which such holders might believe to be otherwise in their best interest.

DESCRIPTION OF DEPOSITARY SHARES

General

        The Company may issue receipts ("Depositary Receipts") for Depositary Shares, each of which will represent a fractional interest of a share of a particular class or series of Preferred Stock, as specified in the applicable Prospectus Supplement. Shares of a class or series of Preferred Stock represented by Depositary Shares will be deposited under a separate Deposit Agreement (each, a "Deposit Agreement") among the Company and the depositary named therein (the "Preferred Stock Depositary"). Subject to the terms of the Deposit Agreement, each owner of a Depositary Receipt will be entitled, in proportion to the fractional interest of a share of a particular class or series of Preferred Stock represented by the Depositary Shares evidenced by such Depositary Receipt, to all the rights and preferences of the class or series of the Preferred Stock represented by such Depositary Shares (including dividend, voting, conversion, redemption and liquidation rights).

        The Depositary Shares will be evidenced by Depositary Receipts issued pursuant to the applicable Deposit Agreement. Immediately following the issuance and delivery of the Preferred Stock by the Company to a Preferred Stock Depositary, the Company will cause such Preferred Stock Depositary to issue, on behalf of the Company, the Depositary Receipts. Copies of the applicable form of Deposit Agreement and Depositary Receipt may be obtained from the Company upon request, and the statements made hereunder relating to the Deposit Agreement and the Depositary Receipt to be issued thereunder are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the applicable Deposit Agreement and related Depositary Receipts.

Dividends and Other Distributions

        The Preferred Stock Depositary will distribute all cash dividends or other cash distributions received in respect of a class or series of Preferred Stock to the record holders of Depositary Receipts evidencing the related Depositary Shares in proportion to the number of the such Depositary Receipts owned by such holders, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to such Preferred Stock Depositary.

        In the event of a distribution other than in cash, the Preferred Stock Depositary will distribute property received by it to the record holders of Depositary Receipts entitled thereto, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the Preferred Stock Depositary, unless such Preferred Stock Depositary determines that it is not feasible to make such distribution, in which case the Preferred Stock Depositary may, with the approval of the Company, sell such property and distribute the net proceeds from such sale to such holders.

        No distribution will be made in respect of any Depositary Share to the extent that it represents any class or series of Preferred Stock that has been converted or exchanged.

Withdrawal of Stock

        Upon surrender of the Depositary Receipts at the corporate trust office of the Preferred Stock Depositary (unless the related Depositary Shares have previously been called for redemption or converted), the holders thereof will be entitled to delivery at such office, to or upon each such holder's order, of the number of whole or fractional shares of the class or series of Preferred Stock and any money or other property represented by the Depositary Shares evidenced by such Depositary Receipts. Holders of Depositary Receipts will be entitled to receive whole or fractional shares of the related class or series of Preferred Stock on the basis of the proportion of Preferred Stock represented by each Depositary Share as specified in the applicable Prospectus Supplement, but holders of such shares of Preferred Stock will not thereafter be entitled to receive Depositary shares therefor. If the Depositary Receipts delivered by the holder evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of shares of Preferred Stock to be withdrawn, the Preferred Stock Depositary will deliver to such holder at the same time a new Depositary Receipt evidencing such excess number of Depositary Shares.

Redemption of Depositary Shares

        Whenever the Company redeems shares of Preferred Stock held by the Preferred Stock Depositary, the Preferred Stock Depositary will redeem as of the same redemption date the number of the Depositary Shares representing shares of such class or series of Preferred Stock so redeemed, provided the Company shall have paid in full to the Preferred Stock Depositary the redemption price of the Preferred Stock to be redeemed plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption. The redemption price per Depositary Share will be equal to the corresponding proportion of the redemption price and any other amounts per share payable with respect to such class or series of Preferred Stock. If fewer than all the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional Depositary Shares) or by any other equitable method determined by the Depositary.

        From and after the date fixed for redemption, all dividends in respect of the shares of a class or series of Preferred Stock so called for redemption will cease to accrue, the Depositary Shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the Depositary Receipts evidencing the Depositary Shares so called for redemption will cease, except the right to receive any moneys payable upon such redemption and any money or other property to which the holders of such Depositary Receipts were entitled upon such redemption upon surrender thereof to the Preferred Stock Depositary.

Voting of the Preferred Stock

        Upon receipt of notice of any meeting at which the holders of a class or series of Preferred Stock deposited with the Preferred Stock Depositary are entitled to vote, the Preferred Stock Depositary will mail the information contained in such notice of meeting to the record holders of the Depositary Receipts evidencing the Depositary Shares which represent such class or series of Preferred Stock. Each record holder of Depositary Receipts evidencing Depositary Shares on the record date (which will be the same date as the record date for such class or series of Preferred Stock) will be entitled to instruct the Preferred Stock Depositary as to the exercise of the voting rights pertaining to the amount of Preferred Stock represented by such holder's Depositary Shares. The Preferred Stock Depositary will vote the amount of such class or series of Preferred Stock represented by such Depositary Shares in accordance with such instructions, and the Company will agree to take all reasonable action which may be deemed necessary by the Preferred Stock Depositary in order to enable the Preferred Stock Depositary to do so. The Preferred Stock Depositary will abstain from voting the amount of Preferred Stock represented by such Depositary Shares to the extent it does not receive specific instructions from the holder of Depositary Receipts evidencing such Depositary Shares.

Liquidation Preference

        In the event of the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of each Depositary Receipt will be entitled to the fraction of the liquidation preference accorded each share of Preferred Stock represented by the Depositary Share evidenced by such Depositary Receipt as set forth in the applicable Prospectus Supplement.

Conversion of Preferred Stock

        The Depositary Shares, as such, will not be convertible into Common Stock or any other securities or property of the Company, except in connection with certain conversions in connection with the preservation of the Company's status as a REIT. See "Restrictions on Ownership of Offered Securities." Nevertheless, if so specified in the applicable Prospectus Supplement relating to an offering of Depositary Shares, the Depositary Receipts may be surrendered by holders thereof to the applicable Preferred Stock Depositary with written instructions to the Preferred Stock Depositary to instruct the Company to cause conversion of a class or series of Preferred Stock represented by the Depositary Shares evidenced by such Depositary Receipts into whole shares of Common Stock, other shares of a class or series of Preferred Stock of the Company or other shares of stock, and the Company has agreed that upon receipt of such instructions and any amounts payable in respect thereof, it will cause the conversion thereof utilizing the same procedures as those provided for delivery of Preferred Stock to effect such conversion. If the Depositary Shares evidenced by a Depositary Receipt are to be converted in part only, a Depositary Receipt or Receipts will be issued for any Depositary Shares not to be converted. No fractional shares of Common Stock will be issued upon conversion, and if such conversion will result in a fractional share being issued, an amount will be paid in cash by the Company equal to the value of the fractional Interest based upon the closing price of the Common Stock on the last business day prior to the conversion.

Amendment and Termination of a Deposit Agreement

        The form of Depositary Receipt evidenced in Depositary Shares which represent the Preferred Stock and any provision of the Deposit Agreement may at any tine be amended by agreement between the Company and the Preferred Stock Depositary. However, any amendment that materially and adversely alters the rights of the holders of Depositary Receipts or that would be materially and adversely inconsistent with the rights granted to the holders of the related Preferred Stock will not be effective unless such amendment has been approved by the existing holders of at least two-thirds of the applicable Depositary Shares evidenced by the applicable Depositary Receipts then outstanding. No amendment shall impair the right, subject to certain anticipated exceptions in the Deposit Agreements, of any holder of Depositary Receipts to surrender any Depositary Receipt with instructions to deliver to the holder the related class or series of Preferred Stock and all money and other property, if any, represented thereby, except in order to comply with law. Every holder of an outstanding Depositary Receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such Depositary Receipt, to consent and agree to such amendment and to be bound by the applicable Deposit Agreement as amended thereby.

        The Deposit Agreement may be terminated by the Company upon not less than 30 days' prior written notice to the Preferred Stock Depositary if such termination is necessary to preserve the Company's status as a REIT. The Company has agreed that if the Deposit Agreement is terminated to preserve the Company's status as a REIT, then the Company will use its best efforts to list each class or series of Preferred Stock issued upon surrender of the related Depositary Shares. In addition, the Deposit Agreement will automatically terminate if (i) all outstanding Depositary Shares shall have been redeemed, (ii) there shall have been a final distribution in respect of each class or series of Preferred Stock in connection with any liquidation, dissolution or winding up of the Company and such distribution shall have been distributed to the holders of the Depositary Receipts evidencing the Depositary Shares representing such class or series of Preferred Stock or (iii) each share of the related Preferred Stock shall have been converted into Common Stock or other Preferred Stock of the Company not so represented by Depositary Shares or has been exchanged for Debt Securities.

Charges of a Preferred Stock Depositary

        The Company will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. In addition, the Company will pay the fees and expenses of the

Preferred Stock Depositary in connection with the performance of its duties under the Deposit Agreement. However, holders of Depositary Receipts will pay the fees and expenses of the Preferred Stock Depositary for any duties requested by such holders to be performed which are outside of those expressly provided for in the Deposit Agreement.

Resignation and Removal of Depositary

        The Preferred Stock Depositary may resign at any time by delivering to the Company notice of its election to do so, and the Company may at any time remove the Preferred Stock Depositary, any such resignation or removal to take effect upon the appointment of a successor Preferred Stock Depositary. A successor Preferred Stock Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least the amount set forth in the Deposit Agreement.

Miscellaneous

        The Preferred Stock Depositary will forward to holders of Depositary Receipts any reports and communications from the Company which are received by the Preferred Stock Depositary with respect to the related Preferred Stock.

        Neither the Preferred Stock Depositary nor the Company will be liable if it is prevented from or delayed in, by law or any circumstances beyond its control, performing its obligations under the Deposit Agreement. The obligations of the Company and the Preferred Stock Depositary under the Deposit Agreement will be limited to performing their duties thereunder in good faith and without negligence (in the case of any action or inaction in the voting of a class or series of Preferred Stock represented by the Depositary Shares), gross negligence or willful misconduct, and the Company and the Preferred Stock Depositary will not be obligated to prosecute or defend any legal proceeding in respect of any Depositary Receipts, Depositary Shares or shares of a class or series of Preferred Stock represented thereby unless satisfactory indemnity is furnished. The Company and the Preferred Stock Depositary may rely on written advice of counsel or accountants, or information provided by persons presenting shares of Preferred Stock represented thereby for deposit, holders of Depositary Receipts or other persons believed in good faith to be competent to give such information, and on documents believed in good faith to be genuine and signed by a proper party.

RESTRICTIONS ON OWNERSHIP OF OFFERED SECURITIES

        For the Company to qualify as a REIT under the Code, not more than 50% in value of its outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year, and its capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year.

        The Company's Articles of Incorporation provide, subject to certain exceptions specified therein, that no holder may own, or be deemed to own by virtue of the attribution rules of the Code, more than 9.8% by value (the "Ownership Limit") of the outstanding capital stock of the Company. Any transfer of Offered Securities that would create a direct or indirect ownership of shares of Common Stock and/or Preferred Stock (collectively the "Stock") in excess of the Ownership Limit or result in the Company being "closely held" within the meaning of Code Section 856(h) shall be null and void, and the intended transferee will acquire no rights to the Offered Securities. Any transfer of Stock that would result in the capital stock of the Company being beneficially owned by fewer than 100 persons shall be null and void, and the interested transferee will acquire no rights to such shares of Stock.

        The constructive ownership rules are complex and may cause Common Stock or Preferred Stock owned directly or constructively by a group of related individuals and/or entities to be deemed constructively owned by one individual or entity. As a result, the acquisition of less than 9.8% of the value of the capital stock of the Company (or the acquisition of an interest in an entity which owns such capital stock) by an individual or entity could cause that individual or entity (or another individual or entity) to own constructively in excess of 9.8% of the value of the capital stock, and thus subject such capital stock to the Ownership Limit. Moreover, an individual or an entity which owns warrants to acquire Common Stock or Preferred Stock ("Warrants") will be deemed to own such Stock for purposes of applying the Ownership Limit.

        The Board of Directors may, upon receipt of either a certified copy of a ruling from the Internal Revenue Service or an opinion of counsel satisfactory to the Board of Directors, but shall in no case be required to, exempt a person (the "Exempted Holder") from the Ownership Limit if the ruling or opinion concludes that no person who is an individual as defined in Section 542(a)(2) of the Code will, as the result of the ownership of shares by the Exempted Holder, be considered to have Beneficial Ownership of an amount of capital stock that will violate the Ownership Limit.

        The foregoing restrictions on transferability and ownership will not apply if the Board of Directors determines that it is no longer in the best interests of the Company to attempt to qualify, or to continue to qualify, as a REIT.

        All certificates representing shares of Common Stock and Preferred Stock will bear a legend referring to the restrictions described above.

        All stockholders of record who own more than a specified percentage of the outstanding capital stock of the Company must file a written statement with the Company containing certain information specified in Treasury Regulations, pertaining to the actual ownership of capital stock of the Company, within 30 days after December 31 of each year. In addition, each holder of capital stock of the Company and/or Warrants shall, upon demand, be required to disclose to the Company in writing such information with respect to the direct, indirect and constructive ownership of capital stock of the Company as the Board of Directors deems necessary to comply with the provisions of the Code applicable to a REIT or to comply with the requirements of any taxing authority or governmental agency.

        In addition to preserving the Company's status as a REIT, the Ownership Limit may have the effect of precluding an acquisition of control of the REIT without the approval of the Board of Directors. These ownership limitations could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority, of shares of capital stock of the Company might receive a premium for their shares over the then prevailing market price or which such holders might believe to be otherwise in their best interest.

MATERIAL UNITED STATES FEDERAL INCOME TAX
CONSIDERATIONS TO THE COMPANY OF ITS REIT ELECTION

        Pryor Cashman Sherman & Flynn LLP, which has acted as tax counsel to the Company in connection with the formation of the Company and the Company's election to be taxed as a REIT, has reviewed the following discussion and is of the opinion that it fairly summarizes the material federal income tax considerations relevant to the Company's status as a REIT. The following summary of certain federal income tax considerations is based on current law, is for general information only, and is not tax advice. The tax treatment of a holder of any of the Offered Securities will vary depending upon the terms of the specific securities acquired by such holder, as well as his particular situation and this discussion does not purport to deal with all aspects of taxation that may be relevant to particular holders of Offered Securities in light of their personal investment or tax circumstances or to certain types of stockholders (including insurance companies, financial institutions, or broker-dealers, tax-exempt organizations, foreign corporations, and persons who are not citizens or residents of the United States) subject to special treatment under the United States federal income tax laws.

        The REIT provisions of the Code are highly technical and complex. The following sets forth the material aspects of the sections that govern the federal income tax treatment of a REIT. This summary is qualified in its entirety by the applicable Code provisions, rules and regulations promulgated thereunder, and administrative and judicial interpretations thereof, all of which are subject to change (which change may apply retroactively).

        EACH INVESTOR IS ADVISED TO CONSULT THE APPLICABLE PROSPECTUS SUPPLEMENT, AS WELL AS HIS TAX ADVISOR, REGARDING THE TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND SALE OF THE OFFERED SECURITIES, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF SUCH ACQUISITION, OWNERSHIP AND SALE AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

Taxation of the Company as a REIT

        General.    The Company has elected to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with its taxable year ended December 31, 1994. The Company believes that it has been organized and operated in such a manner as to qualify for taxation as a REIT under the Code for such taxable year and for all subsequent taxable years ending prior to the date of this Prospectus and the Company intends to continue to operate in such a manner in the future, but no assurance can be given that it will operate in a manner so as to qualify or remain qualified.

        In the opinion of Pryor Cashman Sherman & Flynn LLP, the Company has been organized in conformity with the requirements for qualification and taxation as a REIT, commencing with its initial taxable year ended December 31, 1994, and for all subsequent taxable years to date, and its method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code. It must be emphasized that this opinion is based on various assumptions relating to the authenticity, validity and enforceability of documents delivered by the Company and is conditioned upon such assumptions and certain representations made by the Company as to factual matters. Pryor Cashman Sherman & Flynn LLP is not aware of any facts or circumstances that are inconsistent with these representations and assumptions. Moreover, such qualification and taxation as a REIT depends upon the Company's ability to meet, through actual annual operating results, distribution levels and diversity of stock ownership, the various qualification tests imposed under the Code and discussed below, the results of which will not be reviewed by Pryor Cashman Sherman & Flynn LLP. Accordingly, no assurance can be given that the actual results of the Company's operation for any particular taxable year will satisfy such requirements. See "—Failure to Qualify."

        If the Company qualifies for taxation as a REIT, it generally will not be subject to federal corporate income taxes on its net income that is currently distributed to stockholders. This treatment substantially eliminates the "double taxation" (at both the corporate and stockholder levels) that generally results from investment in a regular corporation. However, the Company will be subject to federal income tax as follows: First, the Company will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains (although stockholders will receive an offsetting credit against their own federal income liability for federal income taxes paid by the Company with respect to any such undistributed net capital gain). Second, under certain circumstances, the Company may be subject to the "corporate alternative minimum tax" on its items of tax preference. Third, if the Company has (i) net income from the sale or other disposition of "foreclosure property" which is held primarily for sale to customers in the ordinary course of business or (ii) other non-qualifying net income from foreclosure property, it will be subject to tax at the highest corporate rate on such income. Fourth, if the Company has net income from prohibited transactions (which are, in general, certain sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than certain involuntary conversions or foreclosure property), such income will be subject to a 100% tax. Fifth, if the Company should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), but has nonetheless maintained its qualification as a REIT because certain other requirements have been met, it will be subject to a 100% tax on an amount equal to (a) the gross income attributable to the greater of the amount by which the Company fails the 75% or 95% test, multiplied by (b) a fraction intended to reflect the Company's profitability. Sixth, if the Company should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior years, the Company would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. Seventh, with respect to an asset (a "Built-In Gain Asset") acquired by the Company from a corporation which is or has been a C corporation (i.e., generally, a corporation subject to full corporate-level tax) in a transaction in which the basis of the Built-In Gain Asset in the hands of the Company is determined by reference to the basis of the asset in the hands of the C corporation, if the Company recognizes gain on the disposition of such asset during the ten-year period (the "Recognition Period") beginning on the date on which such asset was acquired by the Company, then, to the extent of the Built-In Gain (i.e., the excess of (a) the fair market value of such asset over (b) the Company's adjusted basis in such asset, determined as of the beginning of the Recognition Period), such gain will be subject to tax at the highest corporate tax rate pursuant to Internal Revenue Service ("IRS") regulations that have not yet been promulgated. The results described above with respect to the recognition of Built-In Gain assume that the Company will make an election pursuant to IRS Notice 88-19.

        Requirements for Qualification.    The Code defines a REIT as a corporation, trust or association (1) which is managed by one or more trustees or directors, (2) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest, (3) which would be taxable as a domestic corporation, but for Code Sections 856 through 859, (4) which is neither a financial institution nor an insurance company subject to certain provisions of the Code, (5) the beneficial ownership of which is held by 100 or more persons (determined without reference to any rules of attribution), (6) during the last half of each taxable year, not more than 50% in value of the outstanding stock of which is owned, directly or constructively, by five or fewer individuals (as defined in the Code to include certain entities) and (7) which meets certain other tests, described below, regarding the matter of its income and assets. The Code provides that conditions (1) to (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months.

        The Company has previously issued sufficient shares to allow it to satisfy conditions (5) and (6). In addition, the Company's Articles of Incorporation provide for restrictions regarding ownership and transfer of the Company's capital stock, which restrictions are intended to assist the Company in continuing to satisfy the share ownership requirements described in (5) and (6) above. The ownership and transfer restrictions are described in "Restrictions on Ownership of Offered Securities." Prior to 1998, the Company's failure to comply with the Treasury regulations requiring a REIT to maintain permanent records showing the actual ownership of its stock (the "Stock Ownership Regulations") could have resulted in the Company's disqualification as a REIT for the taxable year of the failure. Pursuant to the Taxpayer Relief Act of 1997 (the "Act"), effective for the Company's taxable years beginning on or after January 1, 1998, so long as the Company complies with the Stock Ownership Regulations, the Company will not lose its qualifications as a REIT as a result of a violation of the foregoing requirement if it neither knows nor upon exercising reasonable diligence would have known of such violation. Effective for the Company's taxable years beginning on or after January 1, 1998, instead of being disqualified as a REIT, the Company would be subject to a financial penalty of $25,000 ($50,000 for intentional violations) for any year in which the Company fails to comply with the Stock Ownership Regulations. Furthermore, if the Company can establish that its failure to comply was due to reasonable cause and not to willful neglect, no penalty would be imposed.

        In addition, a corporation may not elect to become a REIT unless its taxable year is the calendar year. From its inception, the Company's taxable has been the calendar year.

        The Company currently owns and operates the majority of the Properties through partnerships in which the Operating Partnership and direct, wholly-owned subsidiaries (the "Company Subs") are partners. Code Section 856(i), as amended by the Act, provides that a corporation, 100% of whose stock is held by a REIT, is a "qualified REIT subsidiary." A "qualified REIT subsidiary" is not treated as a separate corporation, and all assets, liabilities, and items of income, deduction, and credit of a "qualified REIT subsidiary" are treated as assets, liabilities and such items (as the case may be) of the REIT. Thus, in applying the requirements described herein, the Company's "qualified REIT subsidiaries" will be ignored, and all assets, liabilities and items of income, deduction, and credit of such subsidiaries will be treated as assets, liabilities and items of the Company. The Company has not, however, sought or received a ruling from the IRS that any of the Company Subs is a "qualified REIT subsidiary."

        In the case of a REIT that is a partner in a partnership, either directly, or indirectly through a "qualified REIT subsidiary," Treasury regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share. In addition, the character of the assets and gross income of the partnership will retain the same character in the hands of the REIT for purposes of Code Section 856, including satisfying the gross income tests and the asset tests. Thus, the Company's proportionate share of the assets, liabilities and items of income of the partnerships in which the Company is a partner, directly or indirectly, will be treated as the assets, liabilities and items of income of the Company for purposes of applying the requirements described herein.

        Income Tests.    In order to maintain qualification as a REIT, the Company, for taxable years beginning on or after January 1, 1998, must satisfy two gross income requirements annually. First, at least 75% of the Company's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property (including "rents from real property" and, in certain circumstances, interest) or from certain types of temporary investments (the "75% Test"). Second, at least 95% of the Company's gross income (excluding gross income from "prohibited transactions") for each taxable year must be derived from such real property investments, dividends, interest and gain from the sale or disposition of stock or securities, or from any combination of the foregoing (the "95% Test" and, together with the 75% Test, the "Gross Income Tests"). For taxable years beginning on or after January 1, 1998, "qualifying income" for purposes of the 95% test, except to the extent provided by regulations, includes payments to the Company under any interest rate swap, cap agreement, option, futures contract, forward rate agreement, or any similar financial instrument entered into by the Company to hedge its indebtedness as well as any gain from the disposition of any of the foregoing instruments.

        Rents received by the Company will qualify as "rents from real property" in satisfying the Gross Income Tests only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits derived by any person from the property. However, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, the Code provides that, for taxable years beginning before August 5, 1997, rents received from a tenant will not qualify as "rents from real property" in satisfying the Gross Income Tests if the REIT, or a direct or constructive owner of 10% or more of the REIT, directly or constructively owns 10% or more of such tenant (a "Related Tenant"). Effective for the Company's taxable years beginning on or after January 1, 1998, the constructive ownership rules for determining whether a tenant is a Related Tenant are modified with respect to partners and partnerships to provide that attribution between partners and partnerships only occurs when a partner owns, directly and/or indirectly, a 25%-or-greater interest in the partnership. Thus, a tenant will not be treated as a Related Tenant with respect to the Company if shares of the Company are owned by a partnership and a partner that owns, directly and indirectly, a less-than-25% interest in such partnership also owns an interest in the tenant. A tenant will also not be a Related Tenant with respect to the Company if shareholders of the Company and owners of such tenant are partners in a partnership in which neither own, directly and/or indirectly, a 25%-or-greater interest in such partnership. Third, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as "rents from real property." The Company has not and will not (i) charge rent for any property that is based in whole or in part on the income or profits of any person (except by reason of being based on a fixed percentage of receipts or sales, as described above), (ii) rent any property to a Related Party Tenant, or (iii) derive rental income attributable to personal property (other than personal property leased in connection with the lease of real property, the amount of which is less than 15% of the total rent received under the lease). Finally, for rents received to qualify as "rents from real property," the Company generally must not operate or manage the property or furnish or render services to tenants, other than through an "independent contractor" from whom the Company derives no revenue. The "independent contractor" requirement, however, does not apply to the extent the services provided by the Company are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered "rendered to the occupant." The Operating Partnership will provide certain services with respect to the Properties that are intended to comply with the "usually or customarily rendered" requirement. In the case of any services that are not "usual and customary" under the foregoing rules ("Impermissible Services"), the Company intends to employ independent contractors to perform such services.

        Pursuant to the Act, the Company for its taxable years beginning on or after January 1, 1998, may render a de minimis amount of Impermissible Services to tenants, or in connection with the management of a property, without having otherwise qualifying rents from the property being disqualified as "rents from real property." In order to qualify for this de minimis exception, the value of such Impermissible Services may not exceed 1% of the Company's gross income from the property, and such Impermissible Services may not be valued at less than 150% of the Company's direct cost of such services. Notwithstanding the foregoing, the amount of any income that the Company receives in respect of its performance of impermissible services ("Impermissible Services Income") will not be treated as "rents from real property" for purposes of the Gross Income Tests and, accordingly, must be considered together with other nonqualifying income for purposes of satisfying the Gross Income Tests.

        The Operating Partnership may receive fees in consideration of the performance of management and administrative services with respect to Properties that are not owned entirely by the Operating Partnership. Although a portion of such management and administrative fees generally will not qualify under the Gross Income Tests, the Company believes that the aggregate amount of such fees (and any other nonqualifying income) in any taxable year will not cause the Company to exceed the limits on non-qualifying income under the Gross Income Tests.

        If the Company fails to satisfy one or both of the Gross Income Tests for any taxable year, it may nevertheless qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code.

These relief provisions will generally be available if the Company's failure to meet such tests is due to reasonable cause and not due to willful neglect, the Company attaches a schedule of the sources of its income to its federal income tax return, and any incorrect information on the schedule is not due to fraud with intent to evade tax. It is not possible, however, to state whether in all circumstances the Company would be entitled to the benefit of these relief provisions. As discussed above under "—General," even if these relief provisions were to apply, a tax would be imposed with respect to the excess net income.

        Sales or Dispositions of Certain Assets.    The Company, as a REIT, is generally subject to restrictions that limit its ability to sell real property. The Company is subject to a tax of 100% on its gain (i.e., the excess, if any, of the amount realized over the Company's adjusted basis in the property) from each sale of property (excluding certain property obtained through foreclosure and property that is involuntarily converted in a transaction that is subject to Code Section 1033) in which it is a dealer. In calculating its gains subject to the 100% tax, the Company is not allowed to offset gains on sales of property against losses on other sales of property in which it is a dealer.

        Under the Code, the Company would be deemed to be a dealer in any property that the Company holds primarily for sale to customers in the ordinary course of its business. Such determination is a factual inquiry, and absolute legal certainty of the Company's status generally cannot be provided. However, the Company will not be treated as a dealer in real property if (i) it has held the property for at least four years for the production of rental income, (ii) capitalized expenditures on the property in the four years preceding sale do not exceed 30% of the net selling price of the property, and (iii) the Company either (a) has seven or fewer sales of property (excluding involuntarily converted property subject to Code Section 1033 or certain property obtained through foreclosure) for the year or (b) the aggregate tax bases (as determined for purposes of computing earnings and profits) of property sold during the taxable year is 10% or less of the aggregate tax basis of all assets (as so determined) of the Company as of the beginning of the taxable year and (iv) if the requirement in clause (iii)(a) is not satisfied, substantially all of the marketing and development expenditures with respect to the property sold are made through an independent contractor from whom the Company derives no income. The sale of more than one property to one buyer as part of one transaction constitutes one sale. However, the failure of the Company to meet these "safe harbor" requirements does not necessarily mean that it is a dealer in real property for purposes of the 100% tax.

        Asset Tests.    The Company, at the close of each quarter of its taxable year, must also satisfy three tests relating to the nature of its assets. First, at least 75% of the value of the Company's total assets must be represented by real estate assets (including (i) assets held by the Company or the Company's qualified REIT subsidiaries, and the Company's allocable share of real estate assets held by partnerships in which the Company owns an interest directly and/or indirectly and (ii) stock or debt instruments held for not more than one year purchased with the proceeds of a stock offering or long-term (at least five years) debt offering of the Company), cash, cash items and government securities. Second, not more than 25% of the Company's total assets may be represented by securities other than those in the 75% asset class. Third, of the investments included in the 25% asset class, the value of any one issuer's securities owned by the Company may not exceed (at the end of the quarter in which such securities are acquired) 5% of the value of the Company's total assets and the Company may not own more than 10% of any one issuer's outstanding voting securities.

        A REIT which meets the foregoing asset tests at the close of any quarter will not lose its status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If the failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter (including as a result of the REIT increasing its interest in any partnership in which the REIT is a partner), the failure can be cured by disposition of sufficient nonqualifying assets within 30 days after the close of that quarter. The Company intends to maintain adequate records of the value of its assets to ensure compliance with the asset tests and to take such other actions within 30 days after the close of any quarter as may be required to cure any noncompliance. If the Company failed to cure noncompliance within such time period, the Company would cease to qualify as a REIT.

        Annual Distribution Requirements.    The Company, in order to qualify as a REIT, is required to distribute dividends (other than capital gain dividends) to its stockholders in an amount at least equal to (A) the sum of (i) 95% of the Company's "REIT taxable income" (computed without regard to the dividends paid deduction and the Company's net capital gain) and (ii) 95% of the net income (after tax), if any, from foreclosure property, minus (B) the sum of certain items of non-cash income. In addition, if the Company disposes of any Built-In Gain Asset during its Recognition Period, the Company will be required, pursuant to Treasury regulations which have not yet been promulgated, to distribute at least 95% of the Built-in Gain (after tax), if any, recognized on the disposition of such asset. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before the Company timely files its tax return for such prior year and if paid on or before the first regular dividend payment after such declaration. To the extent that the Company does not distribute all of its net capital gain or distributes at least 95%, but less than 100%, of its "REIT taxable income," as adjusted, it will be subject to tax thereon at regular ordinary and capital gain corporate tax rates. As discussed below, shareholders of the Company for taxable years of the Company beginning on or after January 1, 1998, would receive a tax credit for the corporate level taxes paid by the Company on any undistributed capital gains. See "Taxation of Domestic Shareholders" below. Furthermore, if the Company should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain income for such year, and (iii) any undistributed taxable income from prior periods, the Company would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed.

        As discussed more completely below under "Taxation of Domestic Shareholders," the Company may elect for its taxable years beginning on or after January 1, 1998, to retain any long-term capital gain recognized during a taxable year ("Retained Gains") and pay a corporate level tax on such Retained Gains. The Retained Gains are then considered to have been distributed to holders of Common Stock.

        In the opinion of Pryor Cashman Sherman & Flynn LLP, the Company has satisfied the annual distribution requirements for taxable years ended prior to the date of this Prospectus. The Company intends to continue to make timely distributions sufficient to satisfy this annual distribution requirement in the future. In this regard, the partnership agreement of the Operating Partnership authorizes the Company, as general partner, to take such steps as may be necessary to cause the Operating Partnership to distribute to its partners an amount sufficient to permit the Company to meet these distribution requirements. It is possible, however, that the Company, from time to time, may not have sufficient cash or other liquid assets to meet the 95% distribution requirement due to timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of such income and deduction of such expenses in arriving at taxable income of the Company, or if the amount of nondeductible expenses such as principal amortization or capital expenditures exceed the amount of non-cash deductions. In the event that such timing differences occur, in order to meet the 95% distribution requirement, the Company may, or may cause the Operating Partnership to, arrange for short-term, or possibly long-term, borrowing to permit the payment of required dividends. If the amount of nondeductible expenses exceeds non-cash deductions, the Operating Partnership may refinance its indebtedness to reduce principal payments and borrow funds for capital expenditures.

        Under certain circumstances, the Company may be able to rectify a failure to meet the distribution requirement for a year by paying to stockholders in a later year "deficiency dividends," which may be included in the Company's deduction for dividends paid for the earlier year. Thus, the Company may be able to avoid being taxed on amounts distributed as deficiency dividends; however, the Company will be required to pay interest to the IRS based upon the amount of any deduction taken for deficiency dividends.

        Failure to Qualify.    If the Company fails to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, the Company will be subject to tax (including any applicable corporate alternative minimum tax) on its taxable income at regular corporate rates. Such a failure could have an adverse effect on the market value and marketability of the Offered Securities. Distributions to stockholders in any year in which the Company fails to qualify will not be deductible by the Company nor will they be required to be made. In such event, to the extent of current and accumulated earnings and profits, all distributions to stockholders will be taxable as ordinary income and, subject to certain limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, the Company will also be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances the Company would be entitled to such statutory relief.

Taxation of Stockholders

        Taxation of Taxable Domestic Stockholders.    As long as the Company qualifies as a REIT, distributions made to the Company's taxable domestic stockholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken into account by them as ordinary income and will not be eligible for the dividends received deduction for corporations. Distributions that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed the Company's actual net capital gain for the taxable year) without regard to the period for which the stockholder has held its stock. Pursuant to the Act, the portion of any such capital gain dividends attributable to gain recognized after July 28, 1997 with respect to capital assets held by the Company for more than 18 months on the date of sale will be treated as long-term capital gain taxable to the stockholders at a maximum rate of 20% (or 25% to the extent any such gain arises from the recapture of straight-line depreciation deductions reflected in the basis of real property that has been held by the Company for more than 18 months as of the date of sale), and the portion of such capital gain dividends attributable to gain recognized with respect to property that has been held for more than one year but not more than 18 months will be treated as long-term capital gain taxable to the stockholders at a maximum rate of 28%. However, corporate stockholders may be required to treat up to 20% of certain capital gain dividends as ordinary income.

        As indicated above, pursuant to the Act, effective for its taxable years beginning on or after January 1, 1998, the Company may elect to retain its net long term capital gains recognized during a taxable year ("Retained Gains") and pay a corporate-level tax on such Retained Gains. Corporations are currently subject to a maximum 35% tax rate on recognized capital gains. A stockholder owning shares of the Company's stock on December 31st of a taxable year in which the Company has Retained Gains would be required to include in gross income such stockholder's proportionate share of the Retained Gains (as designated by the Company in a notice mailed to stockholders within the first 60 days of the next year). Each stockholder would be deemed to have paid a proportional share of the amount of tax paid by the Company with respect to the Retained Gains and would be allowed a credit or refund for the tax deemed to be paid by him. Stockholders receiving any such Retained Gains would increase their adjusted basis in their shares of Company stock by an amount equal to the Retained Gains included in their income reduced by the amount of Company tax deemed to have been paid by them.

        Distributions (not designated as capital gain dividends) in excess of current and accumulated earnings and profits will not be taxable to a domestic stockholder to the extent that they do not exceed the adjusted basis of the stockholder's shares, but rather will reduce the adjusted basis of such shares. To the extent that such distributions exceed the adjusted basis of a domestic stockholder's shares, they will be included in income as capital gains (provided that the shares have been held as a capital asset). Any such distribution in excess of a stockholder's adjusted basis in his shares of Company stock will be included in income as long-term capital gain subject to a maximum tax rate of 20% if the gain is recognized after July 28, 1997, and the shares have been held for more than 18 months at the time of distribution, long-term capital gain subject to a maximum tax rate of 28% if the shares have been held for more than one year but not more than 18 months as of the time of distribution and short-term capital gain subject to a maximum rate of up to 39.6% if the shares were held for only one year or less. In addition, any dividend declared by the

Company in October, November or December of any year payable to a stockholder of record on a specific date in any such month shall be treated as both paid by the Company and received by the stockholder on December 31 of such year, provided that the dividend is actually paid by the Company during January of the following calendar year. Stockholders may not include in their individual income tax returns any net operating losses or capital losses of the Company.

        Distributions made by the Company and gain arising from the sale or exchange by a shareholder of shares of stock will not be treated as passive activity income, and, as a result, shareholders generally will not be able to apply any "passive losses" against such income or gain. Distributions made by the Company (to the extent they do not constitute a return of capital) generally will be treated as investment income for purposes of computing the investment interest limitation. Gain arising from the sale or other disposition of stock, however, will not be treated as investment income unless the stockholder elects to reduce the amount of his total net capital gain eligible for the 28% maximum rate by the amount of the gain with respect to the stock.

        Upon any sale or other disposition of stock, a stockholder will recognize gain or loss for federal income tax purposes in an amount equal to the difference between (i) the amount of cash and the fair market value of any property received on such sale or other disposition and (ii) the holder's adjusted basis in such shares of stock for tax purposes. Such gain or loss will be long-term capital gain or loss if the shares have been held for more than one year. In general, any loss upon a sale or exchange of shares of stock by a stockholder who has held such shares for six months or less (after applying certain holding period rules) will be treated a long-term capital loss to the extent that distributions from the Company were treated by such stockholder as long-term capital gain.

        Backup Withholding.    The Company will report to its domestic stockholders and the IRS the amount of dividends paid during each calendar year, and the amount of tax withheld, if any, with respect thereto. Under the backup withholding rules, a stockholder may be subject to backup withholding at the rate of 31% with respect to dividends paid unless such holder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or (b) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A stockholder who does not provide the Company with its correct taxpayer identification number may also be subject to penalties imposed by the IRS. Any amount paid as backup withholding generally will be creditable against the stockholder's income tax liability. In addition, the Company may be required to withhold a portion of capital gain distributions made to any stockholders who fail to certify their non-foreign status to the Company. See "—Taxation of Foreign Stockholders" below.

        Taxation of Tax-Exempt Stockholders.    Based upon published rulings by the IRS, distributions by the Company to a stockholder that is a tax exempt entity will not constitute "unrelated business taxable income" (UBTI"), provided that the tax-exempt entity has not financed the acquisition of its shares with "acquisition indebtedness" within the meaning of the Code and the shares are not otherwise used in an unrelated trade or business of the tax-exempt entity. Similarly, income from the sale of shares of stock will not constitute UBTI, provided that the tax-exempt entity has not financed the acquisition of its shares with "acquisition indebtedness" within the meaning of the Code and the shares are not otherwise used in an unrelated trade or business of the tax-exempt entity.

        For tax-exempt stockholders which are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans, exempt from federal income taxation under Code Sections 501(c)(7), (c)(9), (c)(17) and (c)(20), respectively, income from an investment in the Company will constitute UBTI unless the organization is able to properly deduct amounts set aside or placed in reserve for certain purposes so as to offset the income generated by its investment in the Company. Such prospective investors should consult their own tax advisors concerning these "set-aside" and reserve requirements.

        Notwithstanding the above, however, a portion of the dividends paid by a "pension-held REIT" shall be treated as UBTI as to any trust which (i) is described in Code Section 4011(a), (ii) is tax-exempt under Code Section 501(a) and (iii) holds more than 10% (by value) of the interests in the REIT. Tax-exempt pension funds that are described in Code section 401(a) and exempt from tax under Code section 501(a) are referred to below as "qualified trusts."

        A REIT is a "pension-held REIT" if (i) it would not have qualified as a REIT but for the fact that Code Section 856(h)(3) provides that stock owned by qualified trusts shall be treated, for purposes of the "not closely held" requirement, as owned by the beneficiaries of the trust (rather than by the trust itself), and (ii) either (a) at least one such qualified trust holds more than 25% (by value) of the interests in the REIT or (b) one or more such qualified trusts, each of whom owns more than 10% (by value) of the interests in the REIT, hold in the aggregate more than 50% (by value) of the interests in the REIT. The percentage of any REIT dividend treated as UBTI is equal to the ration of (i) the UBTI earned by the REIT (treating the REIT as if it were a qualified trust and therefore subject to tax on UBTI) to (ii) the total gross income of the REIT. A de minimis exception applies where the percentage is less than 5% for any year. The provisions requiring qualified trusts to treat a portion of REIT distributions as UBTI will not apply if the REIT is able to satisfy the "not closely held" requirement without relying upon the "look-through" exception with respect to qualified trusts. The Company does not expect to be classified as a "pension-held REIT."

        Taxation of Foreign Stockholders.    The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign stockholders (collectively, "Non-U.S. Stockholders") are complex, and no attempt will be made herein to provide more than a limited summary of such rules. Prospective Non-US. Stockholders should consult with their tax advisors to determine the impact of U.S. federal, state and local income tax laws with regard to an investment in stock of the Company, including any reporting requirements.

        Distributions by the Company to a Non-U.S. Stockholder that are neither attributable to gain from sales or exchanges by the Company of U.S. real property interests and not designated by the Company as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of current or accumulated earnings and profits of the Company. Such distributions will ordinarily be subject to a withholding tax equal to 30% of the gross amount of the distribution unless an applicable tax treaty reduces that tax. Under certain treaties, lower withholding rates generally applicable to dividends do not apply to dividends from a REIT. However, if income from the investment in the stock is treated as effectively connected with the Non-U.S. Stockholder's conduct of a U.S. trade or business, the Non-U.S. Stockholder generally will be subject to a tax at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such and are generally not subject to withholding. Any such effectively connected distributions received by a Non-U.S. Stockholder that is a corporation may also be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. The Company expects to withhold U.S. income tax at the rate of 30% on the gross amount of any dividends paid to a Non-U.S. Stockholder unless (i) a lower treaty rate applies and the required form evidencing eligibility for that reduced rate is filed with the Company or (ii) the Non-U.S. Stockholder files an IRS Form 4224 with the Company claiming that the distribution is "effectively connected" income.

        Distributions in excess of current and accumulated earnings and profits of the Company will not be taxable to a stockholder to the extent that they do not exceed the adjusted basis of the stockholder's shares, but rather will reduce the adjusted basis of such shares. For FIRPTA withholding purposes (discussed below) such distribution will be treated as consideration for the sale or exchange shares of stock. To the extent that such distributions exceed the adjusted basis of a Non-U.S. Stockholder's shares, they will give rise to tax liability if the Non-U.S. Stockholder would otherwise be subject to tax on any gain from the sale or disposition of his shares, as described below. If it cannot be determined at the time a distribution is made whether or not such distribution will be in excess of current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. However, the Non-U.S.

Stockholder may seek a refund of such amounts from the IRS if it is subsequently determined that such distribution was, in fact, in excess of current and accumulated earnings and profits of the Company.

        Distributions to a Non-U.S. stockholder that are designed by the Company at the time of distribution as capital gain dividends (other than those arising from the dispositions a U.S. real property interest) generally will not be subject to U.S. federal income taxation unless (i) investment in the stock is effectively connected with the Non-U.S. stockholder's U.S. trade or business, in which case the Non-U.S. stockholder will be subject to the same treatment as U.S. stockholder with respect to such gain (except that a stockholder that is a foreign corporation may also be subject to the 30% branch profits tax, as discussed above), or (ii) the Non-U.S. stockholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, in which case the non-resident alien individual will be subject to a 30% tax on the individual's capital gains.

        For any year in which the Company qualifies as a REIT, distributions that are attributable to gain from sales or exchanges by the Company of U.S. real property interests will be taxed to a Non-U.S. Stockholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). Under FIRPTA, these distributions are taxed to a Non-U.S. Stockholder as if such gain were effectively connected with a U.S. business. Thus, Non-U.S. Stockholders would be taxed at the normal capital gain rates applicable to U.S. stockholders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). Also, distributions subject to FIRPTA may be subject to a 30% branch profits tax in the hands of a corporate Non-U.S. Stockholder not entitled to treaty relief or exemption. The Company is required by applicable Treasury regulations to withhold 35% of any distribution to a Non-U.S. Stockholder that could be designated by the Company as a capital gain dividend. This amount is creditable against the Non-U.S. Stockholder's United States federal income tax liability. The Company or any nominee (e.g., broker holding shares in street name) may rely on a certificate of Non-U.S. Stockholder status on Form W-8 to determine whether withholding is required on gains realized from the disposition of U.S. real property interests. A U.S. stockholder who holds shares of stock on behalf of a Non-U.S. Stockholder will bear the burden of withholding, provided that the Company has properly designated the appropriate portion of a distribution as a capital gain dividend.

        Gain recognized by a Non-U.S. Stockholder upon a sale of stock of a REIT generally will not be taxed under FIRPTA if the REIT is a "domestically controlled REIT," defined generally as a REIT in which at all times during a specified testing period less than 50% in value of the stock was held directly or indirectly by foreign persons. It is currently anticipated that the Company will be a "domestically controlled REIT," and therefore the sale of stock of the Company will not be subject to taxation under FIRPTA. However, because the Common Stock is publicly traded, no assurance can be given that the Company will continue to be a domestically-controlled REIT. Notwithstanding the foregoing, gain not subject to FIRPTA will be taxable to a Non-U.S. Stockholder if (i) investment in the Stock is "effectively connected" with the Non-U.S. Stockholder's U.S. trade or business, in which case the Non-U.S. Stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain (a Non-U.S. Stockholder that is a foreign corporation may also be subject to a 30% branch profits tax, as discussed above), or (ii) the Non-U.S. Stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, in which case the nonresident alien individual will be subject to a 30% tax on the individual's capital gains. If the gain on the sale of stock were to be subject to taxation under FIRPTA, the Non-U.S. Stockholder would be subject to the same treatment as U.S. stockholders with respect to such gain (subject to applicable alternative minimum tax, possible withholding tax and a special alternative minimum tax in the case of nonresident alien individuals).

        If the Company is not or ceases to be, a "domestically-controlled REIT," whether gain arising from the sale or exchange of shares of stock by a Non-U.S. Stockholder would be subject to United States taxation under FIRPTA as a sale of a "United States real property interest" will depend on whether any class of stock of the Company is "regularly traded" (as defined by applicable Treasury regulations) on an established securities market (e.g., the New York Stock Exchange), as is the case with the Common Stock, and on the size of the selling Non-U.S. Stockholder's interest in the Company. In the case where the Company is not or ceases to be a "domestically-controlled REIT" and any class of stock of the stockholder the Company is "regularly traded" on an established securities market at any time during the calendar year, a sale of shares of that class of stock of the Company by a Non-U.S. Stockholder will only be treated as a sale of a "United States real property interest" (and thus subject to taxation under FIRPTA) if such selling stockholder beneficially owns (including by attribution) more than 5% of the total fair market value of all of the shares of such "regularly traded" class of stock at any time during the five-year period ending either on the date of such sale or other applicable determination date. To the extent the Company had one or more classes of stock outstanding that were "regularly traded," but the Non-U.S. Stockholder sold shares of a class of stock of the Company that was not "regularly traded," the sale of shares of such letter class would be treated as a sale of a "United States real property interest under the foregoing rule only if the shares of such latter class acquired by the Non-U.S. Stockholder had a total net market value on the date they were acquired that was greater than 5% of the total fair market value of the "regularly traded" class of Company stock having the lowest fair market value (or with respect to a nontraded class of Company stock convertible into a "regularly traded" market value on the date of acquisition of the total fair market value of the "regularly traded' class into which it is convertible. If gain on the sale or exchange of shares of stock were subject to taxation under FIRPTA, the Non U.S. Stockholder would be subject to regular United States income tax with respect to such gain in the same manner as a U.S. Stockholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals); provided, however, that deductions otherwise allowable will be allowed as deductions only if the tax returns were filed within the time prescribed by law. In general, the purchaser of the stock would be required to withhold and remit to the IRS, 10% of the amount realized by the seller on the sale of such stock.

        New Withholding Regulations.    Final regulations pertaining to withholding tax on income paid to foreign persons and related matters (the "New Withholding Regulations") were issued by the Treasury Department on October 6, 1997 and published in the Federal Register on October 14, 1997. In general, the New Withholding Regulations do not significantly alter the substantive withholding and information reporting requirements, but unify current certification procedures and forms and clarify reliance standards. For example, the New Withholding Regulations adopt a certification rule which was in the proposed regulations, under which a foreign shareholder who wishes to claim the benefit of an applicable treaty rate with respect to dividends received from a United States corporation will be required to satisfy certain certification and other requirements. In addition, the New Withholding Regulations require a corporation that is a REIT to treat as a dividend the portion of a distribution that is not designated as a capital gain dividend or return of basis and apply the 30% withholding tax (subject to any applicable deduction or exemption) to such portion, and to apply the FIRPTA withholding rules (discussed above) with respect to the portion of the distribution deemed to have been designated by the REIT as capital gain dividend. The New Withholding Regulations will generally be effective for payments made after December 31, 1999, subject to certain transition rules. EXCEPT AS NOTED, THE DISCUSSION SET FORTH ABOVE IN "TAXATION OF FOREIGN SHAREHOLDERS" DOES NOT TAKE THE NEW WITHHOLDING REGULATIONS INTO ACCOUNT. PROSPECTIVE FOREIGN SHAREHOLDERS ARE STRONGLY URGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE NEW WITHHOLDING REGULATIONS.

Other Tax Matters

        Effect on REIT Qualification of Tax Status of Operating Partnership and Other Partnerships.    Substantially, all of the Company's investments will be made through the Operating Partnership, which in turn will hold interests in other property partnerships. In general, partnerships are "pass-through" entities which are not subject to federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are potentially subject to tax thereon, without regard to whether the partners receive a distribution from the partnership. The Company will include in its income its proportionate share of the foregoing partnership items for purposes of the Gross income Tests in the computation of its REIT taxable income. Moreover, for purposes of the REIT asset tests, the Company will include its proportionate share of assets held by the Operating Partnership. See "—Taxation of the Company as a REIT."

        The ownership of an interest in a partnership may involve special tax risks. Such risks include possible challenge by the IRS of (a) allocations of income and expense items, which could affect the computation of income of the Company and (b) the status of the partnerships as partnerships (as opposed to associations taxable as corporations) for income tax purposes. This partnership status risk should be substantially diminished by Treasury regulations issued on December 17, 1996, permitting election of partnership status effective January 1, 1997 by the filing of Form 8823 or in certain other ways specified in the new regulations. With respect to the Company's existing partnership investments, the new regulations provide that (1) previously claimed partnership status, if supported by a reasonable basis for classification, will generally be respected for all periods prior to January 1, 1997; and (2) previously claimed partnership status will generally be retained after January 1, 1997, unless an entity elects to change its status by filing formal election. The Company believes that it has a reasonable basis for the classification of the Operating Partnership and the property partnerships as partnerships for federal income tax purposes and has neither filed does the Company intend to file an election to be treated otherwise. If any of the partnerships, elected to be treated as an association, they would be taxable as a corporations. In such a situation, if the Company's ownership in any of the partnerships exceeded 10% of the partnership's voting interests or the value of such interest exceeded 5% of the value of the Company's assets, the Company would cease to qualify as a REIT. Furthermore, in such a situation, distributions from any of the partnerships to the Company would be treated as dividends, which are not taken into account in satisfying the 75% Gross Income Test described above and which could make it more difficult for the Company to meet the 75% asset test described above. Finally, in such a situation, the Company would not be able to deduct its share of losses generated by the partnerships in computing its taxable income. See "Taxation of the Company as a REIT—"Failure to Qualify" above for a discussion of the effect of the Company's failure to meet such tests for a taxable year. The Company believes that each of the partnerships have been and will continue to be treated for tax purposes as a partnership (and not as an association taxable as a corporation). No assurance can be given that the IRS may not successfully challenge the tax status of any of the partnerships.

        Partnership Allocations.    Although a partnership agreement will generally determine the allocation of income and loss among partners, such allocations will be disregarded for tax purposes if they do not comply with the provisions of Code Section 704(b) and the Treasury regulations promulgated thereunder. Generally, Code Section 704(b) and the Treasury regulations promulgated thereunder require that partnership allocations respect the economic arrangement of the partners.

        If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners' interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. The Operating Partnership's allocations of taxable income and loss are intended to comply with the requirements of Code Section 704b) and the Treasury regulations promulgated thereunder.

        The Partnership Agreement provides that net income or net loss of the Operating Partnership will generally be allocated to the Company and the limited partners in accordance with their respective percentage interests in the Operating Partnership. In addition, allocations of net income or net loss will be subject to compliance with provisions of Code Sections 704(b) and 704(c) and the Treasury regulations promulgated thereunder.

        Tax Allocations with Respect to Contributed Properties.    Pursuant to Section 704(c) of the Code, income, gain, loss, and deduction attributable to appreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for federal income tax purposes in a manner ensuring that the contributor is charged with the unrealized gain associated with the property at the time of the contribution. The amount of such unrealized gain is generally equal to the difference between the fair market values of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution (the "Book-Tax Difference"). In general, the fair market value of certain Properties (or interests in partnerships holding certain Properties) contributed to the Operating Partnership are substantially in excess of their adjusted tax bases. The partnership agreements of the Operating Partnership and other partnerships controlled by the Operating Partnership and/or the Company require that allocations attributable to each item of contributed property be made so as to allocate the tax depreciation available with respect to such property first to the partners other than the partner that contributed the property, to the extent of, and in proportion to, their book depreciation, and then, if any tax depreciation remains, to the partner that contributed the property. Upon the disposition of any item of contributed property, any gain attributable to an excess, at such time, of basis for book purposes over basis for tax purposes would be allocated for tax purposes to the contributing partner. These allocations are intended to be consistent with the Treasury regulations under Section 704(c) of the Code.

        In general, certain persons who acquired interests in the Operating Partnership in connection with the contribution of property (including interests in other partnerships) to the Operating Partnership are allocated disproportionately lower amounts of depreciation deductions for tax purposes relative to their percentage interests in the Operating Partnership, and disproportionately greater shares relative to their percentage interests in the Operating Partnership of the taxable income and gain on the sale by the Partnerships of one or more of the contributed properties. These tax allocations will tend to reduce or eliminate the Book-Tax Difference over the life of the partnerships. The partnership agreements of the Operating Partnership and other partnerships that it controls adopt the "traditional method" of making allocations under Section 704(c) of the Code, unless otherwise agreed to between the Company and the contributing partner. Under the traditional method the amounts of the special allocations of depreciation and gain under the special rules of Section 704(c) of the Code have been and will continue to be limited by the so-called "ceiling rule" which will not always eliminate the Book-Tax Difference on an annual basis or with respect to a specific transaction such as a sale. Thus, the carryover basis of the contributed assets in the hands of the partnerships will cause the Company to be allocated less depreciation than would be available for newly purchased properties. As a result, the Company will be required to distribute more dividends in order to satisfy a 95% distribution requirement than it would have had the Company purchased the assets for cash in a taxable transaction. See "Annual Distribution Requirements" above for a discussion of distributions requirements. In addition, the amount of tax-free return of capital to each domestic stockholder will be less than the amount such Stockholder would have realized had the Company purchased assets for cash in a taxable transaction.

        Basis in Operating Partnership Interest.    The Company's adjusted tax basis in its interest in the operating Partnership generally (i) will be equal to the amount of cash and the basis of any other property contributed to the Operating Partnership by the Company, (ii) will be increased by (a) its allocable share of the Operating Partnership's income and (b) its allocable share of indebtedness of the Operating Partnership and (iii) will be reduced, but not below zero, by the Company's allocable share of (a) losses suffered by the Operating Partnership, (b) the amount of cash distributed to the Company and (c) by constructive distributions resulting from a reduction in the Company's share of indebtedness of the Operating Partnership.

        If the allocation of the Company's distributive share of the Operating Partnership's loss exceeds the adjusted tax basis of the company's partnership interest in the Operating Partnership, the recognition of such excess loss will be deferred until such time and to the extent that the Company has adjusted tax basis in its interest in the Operating Partnership. To the extent that the Operating Partnership's distributions, or any decrease in the Company's share of the indebtedness of the Operating partnership (such decreases being considered a constructive cash distribution to the partners), exceeds the Company's adjusted tax basis, such excess distributions (including such constructive distributions) will constitute taxable income to the Company. Such taxable income will normally be characterized as a capital gain, and if the Company's interest in the Operating Partnership has been held for longer than the long-term capital gain holding period (currently one year), such distributions and constructive distributions) will constitute taxable income to the Company.

        State and Local Taxes.    The Company and its stockholders may be subject to state or local taxation in various state or local jurisdictions, including those in which it or they transact business or reside. The state and local tax treatment of the Company and its stockholders may not conform to the federal income tax consequences discussed above. Consequently, prospective investors should consult their own tax advisors regarding the effect of state and local tax laws on an investment in the Offered Securities.

PLAN OF DISTRIBUTION

        The Company may sell the Offered Securities to one or more underwriters for public offering and sale by them or may sell the Offered Securities to investors directly or through agents. Any such underwriter or agent involved in the offer and sale of the Offered Securities will be named in the applicable Prospectus Supplement.

        Underwriters may offer and sell the Offered Securities at a fixed price or prices, which may be changed, at prices related to the prevailing market prices at the time of sale or at negotiated prices. The Company also may, from time to time, authorize underwriters acting as the Company's agents to offer and sell the Offered Securities upon the terms and conditions as are set forth in the applicable Prospectus Supplement. In connection with the sale of Offered Securities, underwriters may be deemed to have received compensation from the Company in the form of underwriting discounts or commissions and may also receive commissions from any entity for whom they may act as agent. Underwriters may sell Offered Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

        Any underwriting compensation paid by the Company to underwriters or agents in connection with the offering of Offered Securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable Prospectus Supplement. Underwriters, dealers and agents participating in the distribution of the Offered Securities may be deemed to be underwriters, and any discounts, concessions and commissions received by them and any profit realized by them on resale of the Offered Securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with the Company, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.

        If so indicated in the applicable Prospectus Supplement, the Company will authorize dealers acting as the Company's agents to solicit offers by certain institutions to purchase Offered Securities from the Company at the public offering price set forth in such Prospectus Supplement pursuant to Delayed Delivery Contracts ("Contracts") providing for payment and delivery on the date or dates stated in such Prospectus Supplement. Each Contract will be for an amount not less than, and the aggregate principal amount of Offered Securities sold pursuant to Contracts shall be not less nor more than, the respective amounts stated in the applicable Prospectus Supplement. Institutions with whom Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions but will in all cases be subject to the approval of the Company. Contracts will not be subject to any conditions except (i) the purchase by an institution of the Offered Securities covered by its Contracts shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject, and (ii) if the Offered Securities are being sold to underwriters, the Company shall have sold to such underwriters the total principal amount of the Offered Securities less the principal amount thereof covered by Contracts.

        Certain of the underwriters and their affiliates may be customers of, engage in transactions with and perform services for the Company and its subsidiaries in the ordinary course of business.

EXPERTS

        The financial statements of Mack-Cali Realty, L.P., Mack-Cali Property Partnerships and Combined Mack-Cali Realty, L.P. and Property Partnerships as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997 included in this Prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting. The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K of the Company for the year ended December 31, 1997, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting. The financial statements incorporated in this Prospectus by reference to the Current Reports on Form 8-K of the Company, dated September 18, 1997 and January 16, 1998, respectively, have been so incorporated in reliance on the reports of Schonbraun Safris McCann Bekritsky & Co., L.L.C., independent accountants, given on the authority of said firm as experts in auditing and accounting. The financial statements of The Mack Group incorporated in this Prospectus by reference to the Company's Proxy Statement, dated November 10, 1997, except as they relate to the unaudited nine-month periods ended September 30, 1997 and 1996 and except as they relate to Patriot American Office Group, have been audited by PricewaterhouseCoopers LLP, independent accountants, and, insofar as they relate to Patriot American Office Group, by Ernst & Young LLP, independent auditors. Such financial statements have been so incorporated in reliance on the reports of such independent accountants given on the authority of such firms as experts in auditing and accounting. The financial statements for Prudential Business Campus and for Morris County Financial Center incorporated in this Prospectus by reference to the Current Report on Form 8-K of the Company, dated June 12, 1998 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting. The financial statements, except for Prudential Business Campus and Morris County Financial Center, incorporated in this Prospectus by reference to the Current Reports on Form 8-K of the Company, dated June 12, 1998 have been so incorporated in reliance on the reports of Schonbraun Safris McCann Bekritsky & Co., L.L.C., independent accountants, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

        Certain legal matters in connection with the Offered Securities as well as certain legal matters described under "Material United States Federal Income Tax Considerations to the Company of its REIT Election" will be passed upon for the Company by Pryor Cashman Sherman & Flynn LLP, New York, New York. Certain legal matters relating to Maryland law, including the validity of the issuance of certain of the securities registered hereby, will be passed upon for the Company by Ballard Spahr Andrews & Ingersoll, LLP, Baltimore, Maryland.

$100,000,000

Mack-Cali Realty, L.P.

4.60% Notes due 2013

PROSPECTUS  SUPPLEMENT

June 5, 2003

Banc of America Securities LLC
Citigroup
JPMorgan

Banc One Capital Markets, Inc.
Bear, Stearns & Co. Inc.
Commerzbank Securities
Scotia Capital
Wachovia Securities
Wells Fargo Brokerage Services, LLC

QuickLinks

TABLE OF CONTENTS
AVAILABLE INFORMATION
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
MACK-CALI REALTY, L.P.
CAPITALIZATION
USE OF PROCEEDS
RATIO OF EARNINGS TO FIXED CHARGES
DESCRIPTION OF THE NOTES
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS TO HOLDERS OF NOTES
UNDERWRITING
EXPERTS
LEGAL MATTERS